Exhibit 10.01

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act.  Omitted information marked “[***]” in this Exhibit has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Execution Copy

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

MOUNTAIN VALLEY PIPELINE, LLC

A Delaware Limited Liability Company

August 28, 2014

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

1.01	Definitions	1
1.02	Interpretation	17

ARTICLE 2 ORGANIZATION		17

2.01	Formation	17
2.02	Name	17
2.03	Registered Office; Registered Agent; Principal Office in the United States; Other Offices	17
2.04	Purposes	18
2.05	No State Law Partnership	18
2.06	Foreign Qualification	18
2.07	Term	18
2.08	Title to Property	18

ARTICLE 3 MEMBERSHIP INTERESTS; DISPOSITIONS OF INTERESTS		18

3.01	Capital Structure	19
3.02	Representations, Warranties and Covenants	20
3.03	Dispositions and Encumbrances of Membership Interests	21
3.04	Creation of Additional Membership Interests	30
3.05	Access to Information	30
3.06	Confidential Information	31
3.07	Founding Shippers	33
3.08	Liability to Third Parties	33
3.09	Use of Members’ Names and Trademarks	33

ARTICLE 4 CAPITAL CONTRIBUTIONS/LOANS		33

4.01	Capital Contributions	33
4.02	Loans	36
4.03	No Other Contribution or Loan Obligations	37
4.04	Return of Contributions	37
4.05	Capital Accounts	37
4.06	Failure to Make a Capital Contribution or Loan	39
4.07	Credit Assurance	41

ARTICLE 5 DISTRIBUTIONS AND ALLOCATIONS		41

5.01	Distributions	41
5.02	[Intentionally omitted.]	41
5.03	[Intentionally omitted.]	42
5.04	Allocations for Maintaining Capital Accounts	42

i

5.05	Allocations for Tax Purposes	43
5.06	Varying Interests	44
5.07	Amounts Withheld	45

ARTICLE 6 MANAGEMENT		45

6.01	Generally	45
6.02	Management Committee	45
6.03	Construction, Operation and Management Agreement	51
6.04	No Duties; Disclaimer of Duties	51
6.05	Business Opportunities	52
6.06	Insurance Coverage	53
6.07	Indemnification	54
6.08	Limitation on Liability	54
6.09	Delivery of Operating Budget	55

ARTICLE 7 DEVELOPMENT OF FACILITIES		55

7.01	Development of Facilities	55
7.02	Employee Matters	56
7.03	General Regulatory Matters	56

ARTICLE 8 TAXES		57

8.01	Tax Returns	57
8.02	Tax Elections	57
8.03	Tax Matters Member	58

ARTICLE 9 BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS		59

9.01	Maintenance of Books	59
9.02	Reports	59
9.03	Bank Accounts	61

ARTICLE 10 WITHDRAWAL		61

10.01	Right of Withdrawal	61
10.02	Deemed Withdrawal	61
10.03	Effect of Withdrawal	62

ARTICLE 11 DISPUTE RESOLUTION		63

11.01	Disputes	63
11.02	Negotiation to Resolve Disputes	64
11.03	Courts	64
11.04	Specific Performance	64
11.05	Arbitration	65

ii

ARTICLE 12 DISSOLUTION, WINDING-UP AND TERMINATION		66

12.01	Dissolution	66
12.02	Winding-Up and Termination	67
12.03	Deficit Capital Accounts	68
12.04	Certificate of Cancellation	68

ARTICLE 13 GENERAL PROVISIONS		69

13.01	Offset; Costs and Expenses	69
13.02	Notices	69
13.03	Entire Agreement; Superseding Effect	69
13.04	Effect of Waiver or Consent	69
13.05	Amendment or Restatement	70
13.06	Binding Effect	70
13.07	Governing Law; Severability	70
13.08	Further Assurances	70
13.09	Waiver of Certain Rights	70
13.10	Counterparts	70
13.11	Fair Market Value Determination	70
13.12	Other Agreements	71

EXHIBIT:

A – Members and Sharing Ratios in Series A
B – Form of Limited Liability Company Agreement

iii

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
MOUNTAIN VALLEY PIPELINE, LLC

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MOUNTAIN VALLEY PIPELINE, LLC (this “Agreement”), dated as of August 28, 2014 (the “Effective Date”), is adopted, executed and agreed to by MVP Holdco, LLC, a Delaware limited liability company (“EQT”), US Marcellus Gas Infrastructure, LLC, a Delaware limited liability company (“USG”), and Mountain Valley Pipeline, LLC, a Delaware limited liability company (the “Company”) and each Person from time to time admitted to the Company as a Member in accordance with the terms hereof.

RECITALS

WHEREAS, on August 22, 2014, the Company was formed as a “series” limited liability company in accordance with the Act (as hereinafter defined) for the purpose of developing, constructing, owning and operating an interstate natural gas pipeline and related facilities and EQT, as the Company’s initial member, entered into a written agreement governing the affairs of the Company and the conduct of its business (the “Initial Agreement”); and

WHEREAS, EQT, as the Company’s initial member, wishes to amend and restate the Initial Agreement in its entirety in connection with the admission of USG as a Member and in order to make certain provisions regarding the affairs of the Company and the conduct of its business and the rights and obligations of the parties hereto on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EQT and USG agree as follows:

ARTICLE 1
DEFINITIONS

1.01                    Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

708(b) Members – has the meaning set forth in Section 3.03(b)(viii).

AAA – has the meaning set forth in Section 11.05(a).

Act – means the Delaware Limited Liability Company Act.

Additional Contribution/Loan – has the meaning set forth in Section 4.06(a)(ii).

Additional Contribution/Loan Members – has the meaning set forth in Section 4.06(a)(ii).

Additional Facility – has the meaning set forth in Section 6.05(a).

Additional Joint Venture LLC – has the meaning set forth in Section 6.02(i)(JJ).

Adjusted Capital Account – means, with respect to each Series, the Capital Account maintained for each Member as provided in Section 4.05, (a) increased by (i) an amount equal to such Member’s allocable share of Minimum Gain with respect to such Series as computed in accordance with the applicable Treasury Regulations, and (ii) the amount that such Member is deemed to be obligated to restore with respect to such Series pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), if any, and (b) reduced by the adjustments provided for in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6) with respect to such Series.  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Affiliate – means, (i) with respect to any Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent; provided that, with respect to any Member, an Affiliate shall include (y) a limited partnership or a Person Controlled by a limited partnership if such Member’s Parent has the power to appoint the general partner of such limited partnership, or such general partner is otherwise is Controlled by such Member’s Parent, or (z) a limited liability company or a Person controlled by a limited liability company if such Member’s Parent has the power to appoint the managing member or manager (or, if more than one manager, a majority of managers) of the limited liability company, or such managing member or manager(s) are Controlled by such Member’s Parent; provided, further, that, for purposes of this Agreement, the Company shall not be an Affiliate of any Member; and (ii) specifically with respect to EQT, (a) EQT Corporation, a Pennsylvania corporation, and those Persons referred to in clause (i) hereof with respect to EQT Corporation and (b) EQM and those Persons referred to in clause (i) hereof with respect to EQM.

Affiliate’s Outside Activities – has the meaning set forth in Section 6.05(a).

Agreement – has the meaning set forth in the Preamble.

Alternate Representative – has the meaning set forth in Section 6.02(a)(i).

Appraiser – has the meaning set forth in Section 13.11(c).

Approval Date – means (i) with respect to Series A, the Effective Date, and (ii) with respect to each additional Series or Additional Joint Venture LLC, the date an Additional Facility is approved pursuant to Section 6.05(a) and assigned by the Management Committee to such additional Series or Additional Joint Venture LLC.

Approved Precedent Agreement – means each Precedent Agreement approved by the Management Committee pursuant to Section 6.02(i)(S).

Arbitration – has the meaning set forth in Section 11.05(a).

Arbitration Invoking Party – has the meaning set forth in Section 11.05(b).

Arbitration Notice – has the meaning set forth in Section 11.05(b).

Arbitration Noticed Party – has the meaning set forth in Section 11.05(b).

Assignee – means any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(b)(iii).  Subject to the Preferential Rights set forth in Section 3.03(b)(ii), the Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding-up of such Member.  The Assignee of a Bankrupt Member is (a) the Person or Persons (if any) to whom such Bankrupt Member’s Membership Interest is assigned by order of the bankruptcy court or other Governmental Authority having jurisdiction over such Bankruptcy, or (b) in the event of a general assignment for the benefit of creditors, the creditor to which such Membership Interest is assigned.

Assumed Tax Rate – means, for any period, the effective maximum combined marginal U.S. federal, state, and local income tax rate applicable to ordinary income of an individual resident of New York, New York, after giving effect to any U.S. federal income tax deduction for state and local income taxes.

Authorizations – means licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having valid jurisdiction.

Available Cash – means, with respect to each Series and with respect to any Quarter ending prior to the termination or liquidation of the Series, and without duplication:

(a)                               the sum of all cash and cash equivalents with respect to such Series on hand at the end of such Quarter, less

(b)                              the amount of any cash reserves with respect to such Series that is necessary or appropriate in the reasonable discretion of the Management Committee (i) to provide for the proper conduct of the business of the Series (including reserves for future maintenance capital expenditures and for anticipated future credit needs of the Series) subsequent to such Quarter or (ii) to comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company with respect to such Series is a party or by which it is bound or its assets are subject.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which a liquidation or termination of the Series occurs and any subsequent Quarter shall be deemed to equal zero.

Bankruptcy or Bankrupt – means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 Days have expired without the appointment’s having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

Breaching Member – means a Member that, as of any date, (a) has committed a failure or breach of the type described in the definition of “Default,” (b) has received a written notice with respect to such failure or breach of the type described in such definition of “Default,” and (c) has not cured such failure or breach as of such date, but as to which the applicable cure period set forth in such definition of “Default” has not then expired.

Business Day – means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.

[***]

Capital Account – means, with respect to each Series, the account maintained by the Company for each Member in accordance with Section 4.05.

Capital Budget – means, with respect to each Series, (a) the Construction Budget for the Series, (b) the capital budget associated with the Facilities covered by any Approved Precedent Agreement for the Series, and (c) the annual capital budget for the Series that is approved (or deemed approved) pursuant to Section 6.02(i)(GG).  Each Capital Budget shall cover all items that are classified as capital items under Required Accounting Practices.

Capital Call – has the meaning set forth in Section 4.01(a)(iv).

Capital Contribution – means, with respect to each Series, the amount of money and the net agreed fair market value of any property (other than money) contributed to the Company with respect to the Series by the Member.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

Certified Public Accountants – means a firm of independent public accountants selected from time to time by the Management Committee.

Change of Control – means:

(a)                               with respect to any Member, an event (such as a Disposition of voting securities or other equity interests or substantially all the assets of such Member)

that causes such Member to cease to be Controlled by such Member’s then Parent; provided that the term “Change of Control” shall not include any of the following events:

(A)                          with respect to a Founding Member, an event that causes such Member’s then Parent to be Controlled by another Person;

(B)                           a Disposition of the Membership Interests held by, or the equity or assets of, such Member to an Affiliate of such Member or such Member’s then Parent, or any other event, including any corporate reorganization, merger, combination or similar transaction, that results in such Member being Controlled by an Affiliate of such Member’s then Parent, including, in each case, a Disposition to a limited partnership whose general partner is Controlled by an Affiliate of such Member or its then Parent;

(C)                           in the case of a Member that is a publicly traded partnership or is Controlled by a publicly traded partnership, any Disposition of units or issuance of new units representing limited partner interests by such publicly traded partnership, whether to an Affiliate or an unrelated party and whether or not such units or interests are listed on a national securities exchange or quotation service so long as the general partner of such publicly traded partnership is Controlled by an Affiliate of such Member or its Parent; and

(D)                          [***];

(b)                              prior to and following the In-Service Date, with respect to the Operator, an event (such as a Disposition of voting securities or other equity interests of substantially all the assets of the Operator) that causes, directly or indirectly, the Operator to be Controlled by another Person, subject to Section 3.03(b)(vi)(D).  With respect to the Operator, “Change of Control” shall not include an event (i) that causes the Operator to be Controlled by an Affiliate of the Operator or an Affiliate of the Operator’s then Parent or (ii) that causes the Parent of the Operator to be Controlled by another Person so long as with respect to clause (ii) above the Management Committee determines [***] that, after giving effect to such event, the Operator has the experience, safety record, creditworthiness, and financial wherewithal generally acceptable within the midstream natural gas industry and is and will be able to perform its obligations under the COM Agreement; and

(c)                               Notwithstanding the foregoing, and for the avoidance of doubt, any event that (i) constitutes a Change of Control under clause (a) of this definition of Change of Control or (ii) is expressly excluded from this definition of Change of Control pursuant to clauses (a)(A), (a)(B), (a)(C) or (a)(D) above shall not be deemed a Disposition for purposes of Section 3.03 of this Agreement, other than for purposes of Section 3.03(b)(iv); provided, however, that Dispositions or issuances described in clause (a)(C) shall not be deemed a Disposition for purposes of Section 3.03(b)(iv).

Change Exercise Notice – has the meaning set forth in Section 3.03(b)(vi)(A).

Change Purchasing Member – has the meaning set forth in Section 3.03(b)(vi)(A).

Change Unexercised Portion – has the meaning set forth in Section 3.03(b)(vi)(A).

Changing Member – has the meaning set forth in Section 3.03(b)(vi)(A).

Claim – means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.

Code – means the Internal Revenue Code of 1986, as amended.

COM Agreement – has the meaning set forth in Section 6.03.

COM Approval Matters – means all matters requiring the approval of the Company or providing for the exercise of rights by the Company, including, without limitation, those set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.6, 4.2, 4.4, 5.1, 5.2, 7.1(b), 7.2, 8.2, and 8.3, Article 9, Sections 13.2 and 13.4, Article 15, Article 17, Section 18.6 and 18.9, Exhibit A, and Exhibit B of the COM Agreement.

Comment Deadline – has the meaning set forth in Section 6.09.

Company – has the meaning set forth in the Preamble.

Confidential Information – means all information and data (including all copies thereof) that is furnished or submitted by any of the Members, their Affiliates, or Operator, whether oral, written, or electronic, to the other Members, their Affiliates, or Operator in connection with the Facilities and the resulting information and data obtained from those studies, including market evaluations, market proposals, service designs and pricing, pipeline system design and routing, cost estimating, rate studies, identification of permits, strategic plans, legal documents, environmental studies and requirements, public and governmental relations planning, identification of regulatory issues and development of related strategies, legal analysis and documentation, financial planning, gas reserves and deliverability data, studies of the natural gas supplies for the Facilities, and other studies and activities to determine the potential viability of the Facilities and their design characteristics, and identification of key issues.  Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:

(a)                               is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement;

(b)                              as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction;

(c)                               has been independently acquired or developed by a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement; or

(d)                             is received from a third-party source on a non-confidential basis, provided that such third-party source is not subject to an obligation of confidentiality and would not reasonably have been expected to know that the information was to be kept confidential from the applicable party.

Construction Budget – has the meaning set forth in Section 4.01(a)(i).

Contributing/Loan Member – has the meaning set forth in Section 4.06(a).

Control, Controls or Controlled – means the possession, directly or indirectly, through one or more intermediaries, of the following:

(a)                               (i) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, general partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a statutory trust, 50% or more of the beneficial interest therein; (iv) in the case of a limited partnership (A) the right to 50% or more of the distributions therefrom (including liquidating distributions), (B) where the general partner of such limited partnership is a corporation, ownership of 50% or more of the outstanding voting securities of such corporate general partner, (C) where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to 50% or more of the distributions (including liquidating distributions) from such general partner entity, or (D) where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause, or (v) in the case of any other entity, 50% or more of the economic or beneficial interest therein; or

(b)                              in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise predominant control over the management of the entity.

Control Notice – has the meaning set forth in Section 3.03(b)(vi)(A).

Covered Person – has the meaning set forth in Section 6.07(a).

Credit Assurance – has the meaning set forth in Section 4.07(a).

Day – means a calendar day, provided that if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the next occurring Business Day.

Deadlock – has the meaning set forth in Section 11.01.

December Deadline – has the meaning set forth in Section 6.09.

Deemed Membership Disposition – means, with respect to any Membership Interest that is owned by a Person, the primary assets of which comprise such Membership Interest and assets that are directly related thereto, a Disposition of all of the voting securities or other equity interests of such Person.

Default – means, with respect to any Member:

(a)                               the failure of such Member to contribute, within [***] Days of the date required pursuant to Section 4.06, all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement; or

(b)                              the failure of a Member to comply in any material respect with any of its other agreements, covenants or obligations under this Agreement, or the failure of any representation or warranty made by a Member in this Agreement to have been true and correct in all material respects at the time it was made;

in the case of each of clause (a) and (b) above if such breach is not cured by the applicable Member within [***] Days of its receiving written notice of such breach from any other Member (or, if a breach of clause (b) is not capable of being cured within such [***]-Day period, if such Member fails to promptly commence substantial efforts to cure such breach or to prosecute such curative efforts to completion with continuity and diligence).  The Management Committee may, but shall have no obligation to, extend the foregoing [***]-Day and [***]-Day periods, as determined in its Sole Discretion.

Default Rate – means a rate per annum equal to the lesser of (a) a varying rate per annum equal to the sum of (i) the prime rate as published in The Wall Street Journal, with adjustments in that varying rate to be made on the same date as any change in that rate is so published, plus (ii) [***]% per annum, and (b) the maximum rate permitted by Law.

Delaware Certificate – means the Certificate of Formation of the Company that was filed with the Office of the Secretary of State of Delaware on August 22, 2014.

Delaware Courts – has the meaning set forth in Section 11.03.

Demand Event – has the meaning set forth in Section 4.07(b).

Diluted Member – has the meaning set forth in Section 3.02(b)(ii)(B).

Dispose, Disposing, or Disposition – means, with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift,

exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law (and, with respect to a Membership Interest, any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), including the following:  (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof) or (ii) a distribution of such asset by such entity to its shareholders, partners, members, or other equity owners, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

Disposing Member – has the meaning set forth in Section 3.03(b)(ii)(A).

Disposition Notice – has the meaning set forth in Section 3.03(b)(ii)(A).

Dispute – has the meaning set forth in Section 11.01.

Disputing Member – has the meaning set forth in Section 11.01.

Dissolution Event – has the meaning set forth in Section 12.01(b).

Economic Risk of Loss – has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

Effective Date – has the meaning set forth in the Preamble.

Encumber, Encumbering, or Encumbrance – means the creation of a security interest, lien, pledge, mortgage or other encumbrance, other than a Permitted Encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

EQM – means EQT Midstream Partners, LP, a Delaware limited partnership.

EQT – has the meaning set forth in the Preamble.

Facilities – means the facilities comprised of (a) the Initial Facilities; and (b) any Additional Facility approved pursuant to Section 6.05(a).

Fair Market Value – means (i) the fair market cash value of the Membership Interest of the Changing Member as determined pursuant to the terms of Section 13.11(b) or (c), as applicable, or (ii) the fair market cash value of the consideration to be paid to the Disposing Member pursuant to the proposed Disposition as determined pursuant to the terms of Section 13.11(a) or (c), as applicable.

FERC – means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers of such commission.

FERC Application – means the document pursuant to which application for a certificate(s) of public convenience and necessity is made under Section 7 of the NGA to the FERC by a Series of the Company for authority to construct, own, acquire, and operate, and provide service on the Facilities assigned to such Series.

FERC Certificate – means the certificate(s) of public convenience and necessity issued by the FERC pursuant to any FERC Application.

FERC Response Date – means the date that is 30 Days following the date upon which the FERC has issued the applicable FERC Certificate.

Financing Commitment – means the definitive agreements between one or more financial institutions or other Persons and the Company or the Financing Entity pursuant to which such financial institutions or other Persons agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Company or the Financing Entity, the proceeds of which shall be used to finance all or a portion of the Facilities or to repay loans made by the Members pursuant to Section 4.02.

Financing Entity – means a corporation, limited liability company, trust, or other entity that may be organized for the purpose of issuing securities, the proceeds from which are to be advanced directly or indirectly to the Company to finance all or a portion of the Facilities.

FMV Notice – has the meaning set forth in Section 13.11(c).

Founding Members – means, with respect to any Series, EQT, USG and any of their respective Affiliates that are Members (and any limited partnership or master limited partnership to which such Members’ Membership Interests have been assigned pursuant to Section 3.03(e) or Section 3.03(f) of this Agreement); provided, however, that a Member shall automatically cease to constitute a Founding Member or have any of the rights applicable to Founding Members as set forth in this Agreement with respect to such Series from and after the time that (i) with respect to EQT and any of its applicable Affiliates, EQT and such Affiliates shall collectively own Membership Interests having an aggregate Sharing Ratio with respect to such Series of less than [***] percent ([***]%) and (ii) with respect to USG and any of its applicable Affiliates, USG and such Affiliates shall collectively own Membership Interests having an aggregate Sharing Ratio with respect to such Series of less than [***] percent ([***]%).

Founding Shippers – means the Affiliate of EQT and the Affiliate of USG that, in each case, enters into a Precedent Agreement to provide a commitment for firm transportation [***].

FPL – has the meaning set forth in Section 6.05(f).

GAAP – means United States generally accepted accounting principles.

Gas Transportation Service Agreements – means the gas transportation service agreements by and between the Company or its designee and the Shippers for the transportation of natural gas through the Facilities.

General Buy-out Right – has the meaning set forth in Section 3.03(b)(vi)(A).

Governmental Authority (or Governmental) – means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; including the FERC, any court or other judicial body; and any officer, official or other representative of any of the foregoing.

including – means including, without limitation.

Indebtedness – means any amount (absolute or contingent) payable by the Company or any Series as debtor, borrower, issuer, guarantor or otherwise, pursuant to (a) an agreement or instrument involving or evidencing money borrowed, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase; (b) indebtedness of a third party guaranteed by or secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on assets owned or acquired by, the Company or any Series, whether or not the indebtedness secured thereby has been assumed; (c) purchase-money indebtedness and capital lease obligations; (d) an interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement; or (e) a letter of credit issued for the account of the Company or any Series.

Independent Accounting Firm – has the meaning set forth in Section 3.03(b)(viii).

Initial Agreement – has the meaning set forth in the Recitals.

Initial Facilities - means (a) approximately 330 miles of pipeline expected to be between 36 and 42 inches in diameter and certain compression facilities, as described in the FERC Application for such facilities, if and as amended from time to time, together with any upgrades thereto, extending from the tailgate of the MarkWest Mobley plant in Smithfield, West Virginia to Transco Station 165 near Chatham, Virginia; (b) constructing or installing any pipeline that would loop (as such term is commonly used in the natural gas pipeline industry) the facilities described in clause (a) above; (c) installing or upgrading any compression with respect to the facilities described in clause (a) above; and (d) increasing the transportation capacity of the facilities described in clause (a) above through the installation of greater capacity pipe, looping, or similar improvements.

Initial Operating Budget – has the meaning set forth in Section 4.01(a)(i).

Initial Release – has the meaning set forth in Section 4.01(b)(i).

Investment Grade – means, with respect to any Person, having debt rated as investment grade by at least two of the three nationally-recognized ratings agencies, being at least [***] for Moody’s Investor Services and at least [***] for each of Standard & Poor’s and Fitch Ratings.

In-Service Date – means, with respect to each Series, the date of the placing of the Facilities owned by or with respect to such Series in service.  On, or as promptly as practicable after, such date, the Operator shall notify the Members of its occurrence.

Law – means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

Letter of Credit – means an irrevocable, unconditional, transferable standby letter of credit in form and substance satisfactory to the Management Committee for the benefit of the Company or any Series, issued by a United States bank or a foreign bank with a United States branch, with United States based assets of at least $10,000,000,000 and a rating of [***] or better from Standard & Poor’s Ratings Service or a rating of [***] from Moody’s Investor Service.

Management Committee – has the meaning set forth in Section 6.02.

Material Contracts – means any of the following contracts, agreements, letter agreements or other instruments to which the Company or any Series is or becomes a party after the Effective Date: engineering, procurement and construction contracts, contracts for the construction of the Facilities, contracts for the procurement of pipe, compression and associated equipment and any other contracts that require expenditures by the Company or any Series in excess of [***] Dollars ($[***]) in the aggregate or provide for revenue to the Company or any Series in excess of [***] Dollars ($[***]), in each case, subject to the approval of the Management Committee pursuant to Section 6.02(i)(D).

Matured Financing Obligation – means the Company’s debt for borrowed money (including any related interest, costs, fees, hedge unwind costs or other repayment obligations) that has become due (including by acceleration or any full or partial mandatory prepayment thereof) under any Financing Commitment.

Member – means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

Member Nonrecourse Debt – has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

Member Nonrecourse Debt Minimum Gain – has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

Member Nonrecourse Deductions – has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

Membership Interests – has the meaning set forth in Section 3.01(a).

Minimum Gain – means, with respect to each Series, (a) with respect to Nonrecourse Liabilities associated with the Series, the amount of gain that would be realized by the Company with respect to the Series if it disposed of (in a taxable transaction) all Company properties with respect to the Series that are subject to the Nonrecourse Liabilities in full satisfaction of the Nonrecourse Liabilities, computed in accordance with Treasury Regulations Section 1.704-2(d), or (b) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company with respect to the Series if it disposed of (in a taxable transaction) the Company property with respect to the Series that is subject to such Member Nonrecourse Debt in full satisfaction of such Member Nonrecourse Debt, computed in accordance with Treasury Regulations Section 1.704-2(i).

Necessary Regulatory Approvals – means all Authorizations as may be required (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities) in connection with (a) the formation of the Company and the construction, acquisition and operation of the Facilities; and (b) the transportation of the natural gas to be transported under the applicable Gas Transportation Service Agreements through the Facilities including the applicable FERC Certificate.

New Member – means a Person, other than EQT or USG, admitted after the Effective Date pursuant to the terms and conditions of this Agreement.

NGA – means the Natural Gas Act of 1938, as amended.

Non-Contributing/Loan Member – has the meaning set forth in Section 4.06(a).

Non-Changing Founding Member – has the meaning set forth in Section 3.03(b)(vi)(C).

Non-Disposing Founding Member – has the meaning set forth in Section 3.03(b)(ii)(A).

Nonrecourse Deductions – has the meaning assigned that term in Treasury Regulation Sections 1.704-2(b) and 1.704-2(c).

Nonrecourse Liabilities – means, with respect to any Series, nonrecourse liabilities (or portions thereof) associated with the Series for which no Member bears the economic risk of loss, as determined under Treasury Regulations Section 1.704-2(b)(3) and 1.752-1(a)(2).

Non-Termination Member – has the meaning set forth in Section 3.03(b)(viii).

Operator – means EQT Gathering, LLC, a Delaware limited liability company, and any successor operator appointed following a termination of the COM Agreement.

Operating Budget – means, with respect to each Series, the Initial Operating Budget and each subsequent annual operating budget for the Series that is approved (or deemed approved) pursuant to Section 6.02(i)(GG).  The Operating Budget shall cover all items that are classified as non-capital items under Required Accounting Practices.

[***]

Operator Preferential Right – has the meaning set forth in Section 3.03(b)(ii)(D).

Outstanding Capital Contributions – means, with respect to each Series and with respect to any Member as of the time of any determination, the excess, if any, of (i) the aggregate Capital Contributions previously made by such Member with respect to the Series, over (ii) the aggregate distributions previously made by the Company to such Member with respect to the Series pursuant to Article 5.

Parent – means (i) with respect to a Member, the Person that directly or indirectly Controls such Member as set forth in Exhibit A, which shall be promptly updated by a Member upon any change to the identity of such Member’s Parent, or (ii) with respect to the Operator, the Person that ultimately Controls the Operator.

Parent Decision Makers – means the chief executive officer of the Parent of each of USG and EQT or another senior executive officer designated in writing by the chief executive officer of the Parent of each of USG and EQT (a copy of which writing to be delivered promptly to the other Founding Member(s)).

Performance Assurances – has the meaning set forth in Section 4.01(b)(i).

Permitted Encumbrance – means (i) liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (ii) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements and rights-of-way, on, over or in respect of any properties that do not materially impair the use of the assets of, or the operation of the business of, the Company; and (iii) rights reserved to or vested in any municipality or governmental, statutory, or public authority to control or regulate any properties in any manner, and all applicable Laws of any Governmental Authority.

Person – has the meaning assigned that term in Section 18-101(11) of the Act and also includes a Governmental Authority and any other entity.

Precedent Agreement – means any agreement between the Company and a prospective shipper of natural gas through the Facilities that involves the commitment by such shipper to pay demand charges in return for a firm transportation obligation on the part of the Company, in each case subject to the satisfaction of one or more conditions precedent.

Preferential Exercise Notice – has the meaning set forth in Section 3.03(b)(ii)(A).

Preferential Purchasing Member – has the meaning set forth in Section 3.03(b)(ii)(A).

Preferential Right – has the meaning set forth in Section 3.03(b)(ii)(A).

[***]

[***]

Project Schedule – has the meaning set forth in Section 4.01(a)(i).

Qualified Guarantor – means, with respect to a Member, such Member’s Parent or a subsidiary of such Member’s Parent, in each case, so long as such Person is Investment Grade.

Quarter – unless the context requires otherwise, means a fiscal quarter of the Company.

Related Party Matter – means (a) any occurrence or circumstance where (i) the Company, on the one hand, and a Member or an Affiliate of such Member, on the other hand, propose to enter into, terminate, or amend a contract or arrangement with each other, including, without limitation, a Gas Transportation Service Agreement, a Precedent Agreement, the COM Agreement, or any other contract or arrangement, or (ii) any Member believes that a dispute has arisen between the Company and an Affiliate of any Member under a Gas Transportation Service Agreement, a Precedent Agreement, the COM Agreement, or any other contract or arrangement, or (iii) a matter with respect to enforcement under any such Gas Transportation Service Agreement, Precedent Agreement, COM Agreement, or other contract or arrangement is involved; (b) making any determination as to the suitability of a Qualified Guarantor of a Member (other than a Founding Member, which is addressed in the definition of “Qualified Guarantor”) or substitution of a successor Qualified Guarantor of such Member; (c) the appointment of any successor Operator or Shipper that is an Affiliate of a Member; (d) any decision by the Company to exercise any of the owner performance rights under Section 4.4 of the COM Agreement while an Affiliate of EQT or USG is the Operator; or (e) making any determination, not to be unreasonably withheld, with respect to the suitability of the Operator pursuant to clause (b) of the definition of Change of Control.

Representative – has the meaning set forth in Section 6.02(a)(i).

Representative Budget Comments – has the meaning set forth in Section 6.09.

Required Accounting Practices – means the accounting rules and regulations, if any, at the time prescribed by the Governmental Authorities under the jurisdiction of which the Company is at the time operating and, to the extent of matters not covered by such rules and regulations, generally accepted accounting principles as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Company.

Rules – has the meaning set forth in Section 11.05(a).

[***]

[***]

[***]

[***]

Selection Notice – has the meaning set forth in Section 11.05(c).

Series – has the meaning set forth in Section 3.01(b).

Series A – means the initial Series created hereunder as of the date hereof that holds the Initial Facilities.

Series Schedule – has the meaning set forth in Section 3.01(c).

Sharing Ratio – means, subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A with respect to a Series, and (b) in the case of Membership Interests issued pursuant to Section 3.04, the Sharing Ratio established pursuant thereto; provided that the total of all Sharing Ratios for each Series shall always equal 100%.

[***]

[***]

[***]

Shippers – means the Founding Shippers and any other Person that (a) has entered into a Gas Transportation Service Agreement with the Company or its designee (or, if applicable, a Precedent Agreement relating thereto) to provide transportation of natural gas through the Facilities and (b) meets the criteria for creditworthiness determined by the Management Committee.

[***]

Sole Discretion – has the meaning set forth in Section 6.02(f)(ii).

Subject Contract – has the meaning set forth in Section 4.07(a).

Supermajority Interest – means the approval of the Representatives of the Founding Members representing greater than [***]% of the aggregate Sharing Ratios of the Founding Members.

Tax Matters Member – has the meaning set forth in Section 8.03(a).

Term – has the meaning set forth in Section 2.07.

Termination Member – has the meaning set forth in Section 3.03(b)(viii).

Total Event Demand Amount – has the meaning set forth in Section 4.07(b).

Treasury Regulations – means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

USG – has the meaning set forth in the Preamble.

Withdrawal, or Withdrawn – means or refers to the withdrawal, resignation, or retirement of a Member from the Company as a Member.  Such terms shall not include any Dispositions of Membership Interests (which are governed by Sections 3.03(a) and (b)), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

Withdrawn Member – has the meaning set forth in Section 10.03.

Other terms defined herein have the meanings so given them.

1.02                    Interpretation.  Unless the context requires otherwise:  (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined, (g) the conjunction “or” shall be understood in its inclusive sense (and/or); and (h) the words “hereby”, “herein”, “hereunder”, “hereof” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears.

ARTICLE 2
ORGANIZATION

2.01                    Formation.  The Company has been organized as a Delaware limited liability company by the filing of the Delaware Certificate and execution of the Initial Agreement as of August 22, 2014.  The Delaware Certificate contains and shall maintain a notice of the limitation of liabilities of series in conformity with Section 18-215 of the Act.

2.02                    Name.  The name of the Company is Mountain Valley Pipeline, LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Management Committee may select.

2.03                    Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the

Management Committee may designate in the manner provided by Law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Delaware Certificate or such other Person or Persons as the Management Committee may designate in the manner provided by Law.  The principal office of the Company in the United States shall be at such place as the Management Committee may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Management Committee shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware.  The Company may have such other offices as the Management Committee may designate.

2.04                    Purposes.  The purposes of the Company are to plan, design, construct, acquire, own, finance, maintain and operate the Facilities, to market the services of the Facilities, to engage in the transmission of natural gas through the Facilities, and to engage in any activities directly or indirectly relating thereto, including the Disposition of the Facilities.

2.05                    No State Law Partnership.  The Members intend that the Company shall be a limited liability company and, except as provided in Article 8 with respect to U.S. federal income tax treatment (and other tax treatment therewith), the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venture of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.

2.06                    Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Management Committee, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Management Committee, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.07                    Term.  The period of existence of the Company (the “Term”) commenced on August 22, 2014, and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with Section 12.04.

2.08                    Title to Property.  All assets, property and rights of the Company or any Series shall be owned or leased by the Company or such Series as an entity and, except with respect to assets, property or rights of the Company or such Series leased or licensed to the Company by a Member (subject to the terms hereof), no Member shall have any ownership interest in such assets, property or rights in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes.  Subject to Section 3.01(b), the Company shall hold all assets, property and rights of the Company in the name of the Company and not in the name of any Member.

ARTICLE 3
MEMBERSHIP INTERESTS; DISPOSITIONS OF INTERESTS

3.01                    Capital Structure.

(a)                               The capital structure of the Company shall consist of one class of limited liability company interests called “Membership Interests,” which shall consist of, with respect to any Member and with respect to each Series, (a) that Member’s status as a Member; (b) that Member’s share of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, the Company; (c) any [***] to which that Member is entitled pursuant to Section 4.06(b); (d) all other rights, benefits, and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including that Member’s rights to vote, consent, and approve amendments to this Agreement pursuant to Section 13.05; (e) with respect to the Founding Members only, such Founding Members’ rights to participate in the management of the Company through the Management Committee; and (f) all obligations, duties, and liabilities imposed on that Member (under the Act or this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions to the extent set forth in Article 4.  As of the Effective Date, EQT and USG are the Members of the Company and have Membership Interests in Series A.

(b)                              Notwithstanding any other provision of this Agreement, from time to time, the Management Committee may, by written resolution approved by a Supermajority Interest, establish one (1) or more additional series pursuant to Section 18-215 of the Act (each, a “Series”) for purposes of holding any Facilities of the Company.  Upon the establishment of each Series, the Management Committee shall designate the Members and the Sharing Ratios with respect to such Series and the assets and liabilities of the Company that will be allocated to or become the assets and liabilities of such Series; [***].  Legal title to any assets allocated to a Series may be held in the name of such Series or in the Company’s name, as may be determined by the Management Committee.

(c)                               Separate and distinct records shall be maintained for each Series and the assets and liabilities associated with each Series shall be held and accounted for separately from the other assets and liabilities of any other Series for all purposes.  The Company may open a separate bank account for any such Series.  The Management Committee may authorize each Series to issue separate Membership Interests having the terms, preferences, powers, rights, and obligations of Membership Interests as set forth herein and as may be otherwise set forth on the Series Schedule (as defined below) adopted by the Management Committee.  Each Member shall have such Sharing Ratio in Series A as set forth on Exhibit A and shall have such Sharing Ratio in each such additional Series in any addendum to this Agreement to be adopted by the Management Committee for each such additional Series with the written resolution authorizing the applicable additional Series (each such addendum, a “Series Schedule”), and this Agreement shall accordingly be amended with each such additional Series Schedule.  In the case of any such additional Series that is not treated as a separate partnership for U.S. federal tax purposes (if so determined by the Management Committee), the Series Schedule for such Series shall either provide that any or all of Sections 4.05, 5.04, 5.06, 8.02 or 8.03 hereof do not apply to such Series or shall otherwise provide how such Sections (or any other Sections hereof) are modified with respect to such Series, as agreed to by the Members holding Membership Interests in such Series; provided that, so long as a Series generates, or can reasonably be expected to generate, income for U.S. federal income tax purposes that is or would be exclusively “qualifying income” (as such term is defined pursuant to Section 7704 of the Code), such Series shall not be treated other than as a separate partnership (or disregarded as an entity separate from a separate partnership) for U.S. federal tax purposes.  All profits and losses generated by assets allocated to a Series shall inure to the benefit of only the Members holding Membership Interests in such Series in accordance with Section 5.04. Subject to Article 12, a Series may not be terminated and its affairs wound up pursuant to Section 18-215(k) of the Act without the affirmative vote of a Supermajority Interest.

(d)                             All debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets of such Series only and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations, or expenses incurred, contracted for, or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of such Series.  Any Person extending credit to, contracting with, or otherwise having any claim against any Series may look only to the assets of that Series to satisfy any such obligation or claim and shall have no claim or right to any assets allocated to or belonging to any other Series or the Company generally.  Notice of this limitation on liabilities to Series has been set forth in the Delaware Certificate, and the statutory provisions of Section 18-215 of the Act (and the statutory effect under Section 18-215 of setting forth such notice in the Certificate of Formation) shall be applicable to the Company and each Series that may be established.

3.02                    Representations, Warranties and Covenants.

(a)                               Each Member hereby represents, warrants, and covenants to the Company and to each other Member that the following statements are true and correct as of the Effective Date:

(i)                                                                                  that such Member is duly incorporated, organized, or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, that such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and that such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, officers, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken;

(ii)                                                                              that such Member has duly executed and delivered this Agreement and the other documents that this Agreement contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member enforceable against it in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(iii)                                                                          that such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (A) conflict with, or result in a breach, default or violation of, (1) the organizational documents of such Member, (2) any contract or agreement to which that Member is a party or is otherwise subject, or (3) any Law, order, judgment, decree, writ, injunction, or arbitral award to which such Member is subject; or (B) other than the FERC Application and the Necessary Regulatory Approvals that the Members have agreed to obtain pursuant to Article 7, require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.

(b)                              The Company hereby represents and warrants, and the Company covenants, to each Member that the following statements are true and correct as of the Effective Date:

(i)                                                                                  (x) the Company is duly formed and is validly existing, and in good standing under the Act; (y) the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance of the Membership Interests to each Member), and all necessary actions by the Company’s managers, members or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by the Company have been duly taken;

(ii)                                                                              the issuance of the Membership Interests to each Member, as contemplated hereby, has been duly authorized by all requisite limited liability company action on the part of the Company and its members, managers or other applicable Persons, and such Membership Interests are validly issued and, subject only to the terms of Article 4, fully paid and nonassessable and, subject to the restrictions in Article 3, are being issued free and clear of any preemptive rights under the Act or other applicable law, the organizational documents of the Company, and any other contract to which the Company or its members, managers or other Person is bound or by which their property is subject;

(iii)                                                                          no other Person has any right to acquire any Membership Interest or other equity interest in the Company or take part in the management of the Company; and

(iv)                          the Company has not entered into any contract, agreement, or other arrangement with any Person with respect to the Company, the Facilities, the Membership Interests, or voting rights with respect to the Company.

3.03                    Dispositions and Encumbrances of Membership Interests.

(a)                               General Restriction.  A Member may not Dispose of or Encumber all or any portion of its Membership Interest except in strict accordance with this Section 3.03.  References in this Section 3.03 to Dispositions or Encumbrances of a “Membership Interest” shall also refer to Dispositions or Encumbrances of a portion of a Membership Interest.  Any attempted Disposition or Encumbrance of a Membership Interest, other than in strict accordance with this Section 3.03, shall be, and is hereby declared, null and void ab initio.  The rights and obligations constituting a Membership Interest may not be separated, divided, or split from the other attributes of a Membership Interest except as contemplated by the express provisions of this Agreement.  The Members agree that the provisions of this Section 3.03 may be enforced by specific performance pursuant to Section 11.04.

(b)                              Dispositions of Membership Interests.

(i)                                                                                  General Restriction.  Subject to Sections 3.03(d), (e), and (f), no Member may Dispose of its Membership Interest without the prior written consent of each of EQT and USG, which consent may be withheld by each in its Sole Discretion; provided, however, that no such consent shall be required (A) with respect to a Founding Member, where such Disposition would not cause the Company or applicable Series to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes, and (B) with respect to a [***] or any other Member (other than a Founding Member), where such Disposition (x) when added to all Dispositions by such [***] or Member during the immediately preceding twelve (12) months, is less than 50% of such [***] or Member’s Sharing Ratio as of the beginning of such period of twelve (12) months, (y) would not cause any adverse tax consequences to the Company, any Series, or any Member, and (z) would not cause the Company or applicable Series to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes.  Subject to receiving the consent required in the foregoing sentence, if necessary, a Member may Dispose of its Membership Interest only by complying with all of the following requirements: (I) such Member must offer the Founding Members the right to acquire such Membership Interest in accordance with Section 3.03(b)(ii), unless (1) the proposed Assignee is an Affiliate of the Disposing Member or the Founding Members consent to the Disposition to such Assignee, which consent may be granted or withheld in the Sole Discretion of each Founding Member or (2) the Disposition is made by EQT or USG in accordance with Section 3.03(d), (e), or (f); (II) such Member must comply with the requirements of Section 3.03(b)(iv) and, if the Assignee is to be admitted as a Member, Section 3.03(b)(iii); and (III) unless the proposed Assignee is an Affiliate of the Disposing Member, the Disposition must comply with the following minimum size requirements: (1) if such Member’s Sharing Ratio with respect to a Series is less than [***]%, the Disposition must include all of the Member’s Membership Interest with respect to the Series, and (2) except with respect to [***], if such Member’s Sharing Ratio with respect to a Series is [***] or more, but such Member does not propose to dispose of all of its Membership Interest with respect to the Series, the Disposition must be of a Membership Interest having a Sharing Ratio with respect to the Series of at least [***]%.

(ii)                                                                              Preferential Purchase Rights.

(A)                          Preferential Purchase Rights.  Subject to Section 3.03(b)(ii)(B), Section 3.03(b)(ii)(C), and Section 3.03(b)(ii)(D), if a Member desires to consummate a bona fide transaction that will result in the Disposition of all or a portion of its Membership Interest in a Series (whether or not the proposed Disposition is to another Member), then such Member (the “Disposing Member”) shall promptly give notice thereof (the “Disposition Notice”) to the Company and each Founding Member of the Series; provided that this Section 3.03(b)(ii) shall not apply to a Disposition to an Affiliate of the Disposing Member or a Disposition in accordance with Section 3.03(d), [***], or Section 3.03(e), or Section 3.03(f).  The Disposition Notice shall set forth all relevant information with respect to the proposed Disposition, including the name and address of the prospective acquirer, the precise Membership Interest and Series that is the subject of the Disposition, the price to be paid for such Membership Interest, and any other terms and conditions of the proposed Disposition.  If any Member is a Disposing Member but either or both of EQT and/or USG and their respective Affiliates are not the Disposing Member (such of EQT and/or USG and their respective Affiliates as is not a Disposing Member being referred to herein as the “Non-Disposing Founding Member(s)”), such Non-Disposing Founding Member(s) shall have the right (the “Preferential Right”) to acquire, for the same purchase price, and on the same material terms and conditions, as are set forth in the Disposition Notice, some or all of the Membership Interest specified in the Disposition Notice; provided that, if the purchase price to be paid to the Disposing Member pursuant to the proposed Disposition is not entirely in cash, the purchase price for the Non-Disposing Founding Member(s) exercising the Preferential Right shall be [***].  The Non-Disposing Founding Member(s) shall have [***] Days following receipt of the Disposition Notice (or if the price to be paid pursuant to such offer is not in cash, then [***] Days following [***]) in which to notify the other Members (including the Disposing Member) whether such Non-Disposing Founding Member(s) desires to exercise its Preferential Right.  A notice in which a Non-Disposing Founding Member exercises such Preferential Right is referred to herein as a “Preferential Exercise Notice” and as deliverer of a Preferential Exercise Notice, such Non-Disposing Founding Member is referred to herein as a “Preferential Purchasing Member.”  The Preferential Purchasing Member(s) shall indicate in a Preferential Exercise Notice whether the Preferential Purchasing Member(s) elects to purchase all of the Disposing Member’s Membership Interest as set forth in the Disposition Notice or any portion thereof. In the event that more than one of EQT or USG (or their respective Affiliates) is a Preferential Purchasing Member, then each Preferential Purchasing Member shall indicate in a Preferential Exercise Notice whether it elects to purchase only its pro rata share of the Membership Interest offered in the Disposition Notice (based on its Sharing Ratio in the applicable Series) or whether such Preferential Purchasing Member elects to purchase a greater portion of such Membership Interest (up to the full amount thereof).  If the Preferential Purchasing Member(s) elects to exercise the Preferential Right to purchase the entire Membership Interest offered in the Disposition Notice (subject to proration based on the Preferential Purchasing Members’ respective Sharing Ratios in the applicable Series in the event that Preferential Purchasing Members elected to purchase a greater number of Membership Interests than the amount offered), the Disposing Member and the Preferential Purchasing Member(s) shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(ii)(E).  In the event that the Preferential Purchasing Member(s) elect to purchase less than the entire Membership Interest specified in the Disposition Notice, then the Disposing Member shall have the right to Dispose of the remaining amount of the unexercised portion of the Membership Interest in accordance with Section 3.03(b)(ii)(E).

(B)                           [***].

(C)                           [***].

(D)                          Preferential Purchase Right Resulting from Disposition of Membership Interests Held by the Operator.  Notwithstanding the foregoing, for so long as the Operator is an Affiliate of a Member, if the Disposing Member is the Operator and the Assignee of such Disposing Member’s Membership Interests is not an Affiliate of such Member (including, for the avoidance of doubt, in the event the Operator is an Affiliate of EQT or EQM, where the Assignee is not an Affiliate of either EQT or EQM), then such Disposing Member shall promptly deliver the Disposition Notice to the Non-Disposing Founding Members that are not Affiliates of the Operator, and such Non-Disposing Founding Members and their Affiliates shall have the right (the “Operator Preferential Right”) to acquire a portion of the Membership Interests of the Disposing Member for the same purchase price and on the same material terms and conditions as are set forth in the Disposition Notice; provided that, if the purchase price to be paid to the Disposing Member pursuant to the proposed Disposition is not entirely in cash, the purchase price shall be [***].  The Non-Disposing Founding Members and their Affiliates shall have [***] Days following receipt of the Disposition Notice (or if the price to be paid pursuant to such offer is not in cash, then [***] Days following [***]) in which to notify the Disposing Member whether they desire to exercise the Operator Preferential Right.  To the extent a Non-Disposing Founding Members or any of its Affiliates exercises its Operator Preferential Right, such Non-Disposing Founding Member (or its Affiliate) will be deemed a Preferential Purchasing Member.  If the Non-Disposing Founding Member or any of its Affiliates elects to exercise the Operator Preferential Right to purchase the entire Membership Interest offered in the Disposition Notice, then the Disposing Member and the Non-Disposing Founding Member (or its Affiliate) shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(ii)(E). In the event that the Non-Disposing Founding Member (or its Affiliate) elects to purchase less than the entire Membership Interest specified in the Disposition Notice, then the Disposing Member shall have the right to Dispose of the remaining amount of the unexercised portion of the Membership Interest in accordance with Section 3.03(b)(ii)(E).

(E)                            Closing.  If the Preferential Rights are exercised in accordance with Section 3.03(b)(ii)(A), 3.03(b)(ii)(B), 3.03(b)(ii)(C), or 3.03(b)(ii)(D), as applicable, the closing of the purchase of the Membership Interest shall occur at the principal place of business of the Company no later than the [***] Day after the expiration of the [***]-Day period referred to in Section 3.03(b)(ii)(A), Section 3.03(b)(ii)(B), 3.03(b)(ii)(C), or 3.03(b)(ii)(D), as applicable (or, if later, the fifth Business Day after the receipt of all applicable Authorizations to the purchase), unless the Disposing Member and the Preferential Purchasing Member(s) agree upon a different place or date.  At the closing, (1) the Disposing Member shall execute and deliver to the Preferential Purchasing Member(s) (aa) an assignment of the Membership Interest, in form and substance reasonably acceptable to the Preferential Purchasing Member(s) containing a general warranty of title as to such Membership Interest (including that such Membership Interest is free and clear of all Encumbrances, other than those permitted under Section 3.03(c)(ii)) and (bb) any other instruments reasonably requested by the Preferential Purchasing Member(s) to give effect to the purchase; and (2) the Preferential Purchasing Member(s) shall deliver to the Disposing Member in immediately-available funds the purchase price provided for in Section 3.03(b)(ii)(A), Section 3.03(b)(ii)(B), 3.03(b)(ii)(C), or 3.03(b)(ii)(D), as applicable.  The Sharing Ratios and Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the purchase.

(F)                             Waiver of Preferential Right.  If no Non-Disposing Founding Member delivers a First Preferential Exercise Notice or Second First Preferential Exercise Notice, or if the Preferential Rights are not exercised in full pursuant to Section 3.03(b)(ii)(A), 3.03(b)(ii)(B), 3.03(b)(ii)(C), or 3.03(b)(ii)(D), the Disposing Member shall have the right, subject to compliance with the provisions of Sections 3.03(a) and (b), to Dispose of the portion of the Membership Interest described in the Disposition Notice that is not purchased pursuant to the Preferential Rights to the proposed Assignee strictly in accordance with the terms of the Disposition Notice for a period of [***] Days after the expiration of the [***]-Day period referred to in such Section 3.03(b)(ii)(A), 3.03(b)(ii)(B), 3.03(b)(ii)(C), or 3.03(b)(ii)(D) (or, if later, the fifth Business Day after the receipt of all applicable Authorizations to the purchase).  If, however, the Disposing Member fails so to Dispose of the Membership Interest within such [***]-Day period (or, if applicable, such fifth Business Day period), the proposed Disposition shall again become subject to the Preferential Rights.

(G)                          Transfer of Operator Rights.  In connection with a Disposition of Membership Interests where the rights provided for in this Section 3.03(b)(ii) are not exercised or where such rights are waived pursuant to Section 3.03(b)(ii)(F), the Member with the right to appoint the Operator (which Member shall initially be EQT) may transfer such right to appoint the Operator to the assignee of such Membership Interests; provided, however, that, except with respect to transfers to an Affiliate, any successor Operator appointed by the transferee of such right to appoint the Operator and the Parent of such Operator must have the experience, safety record, creditworthiness, and financial wherewithal generally acceptable within the midstream natural gas industry.

(iii)                                                                          Admission of Assignee as a Member.  An Assignee has the right to be admitted to the Company as a Member, with the Membership Interest in the applicable Series (and attendant Sharing Ratio) so transferred to such Assignee, only upon consent of the Management Committee and only if such Disposition is effected in strict compliance with Sections 3.03(a) and (b) or is effected in accordance with Section 3.03(d), [***], or Section 3.03(e), or Section 3.03(f).

(iv)                                                                          Requirements Applicable to All Dispositions and Admissions.  In addition to the requirements set forth in Sections 3.03(b)(i), 3.03(b)(ii) and 3.03(b)(iii), any Disposition of a Membership Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided the Management Committee, in its sole and absolute discretion, may waive any of the following requirements:

(A)                          Disposition Documents.  The following documents must be delivered to the Management Committee and must be satisfactory, in form and substance, to the Management Committee in its sole and absolute discretion:

(1)                              Disposition Instrument.  A copy of the instrument pursuant to which the Disposition is effected.

(2)                              Ratification of this Agreement.  An instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(b)(iv)(A)(1):  (aa) the notice address of the Assignee; (bb) if applicable, the Parent of the Assignee; (cc) the Sharing Ratios after the Disposition of the Disposing Member and its Assignee (which together must total the Sharing Ratio of the Disposing Member before the Disposition); (dd) the Assignee’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; and (ee) representations and warranties by the Disposing Member and its Assignee (1) that the Disposition and admission is being made in accordance with all applicable Laws, (2) that the matter set forth in Section 3.03(b)(iv)(A)(3) is true and correct, and (3) that the Disposition and admission do not violate any Financing Commitment or any other agreement to which the Company is a party.

(3)                              Securities Law Opinion.  Unless the Membership Interest subject to the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities Law, a favorable opinion of the Disposing Member’s legal counsel, or, if so elected by the Management Committee, the Company’s legal counsel or other legal counsel acceptable to the Management Committee, to the effect that the Disposition and admission is being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws; provided that no such opinion shall be required in the case of a Disposition by a Member to an Affiliate or a Disposition made in accordance with Section 3.03(d), with respect to [***], or Section 3.03(e), or Section 3.03(f).

(4)                              Tax Opinion.  A favorable opinion of the Disposing Member’s legal counsel, or, if so elected by the Management Committee, the Company’s legal counsel or other legal counsel acceptable to the Management Committee, to the effect that the Disposition would not cause the Company or applicable Series to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes (unless the provision of such tax opinion is waived in advance by the Management Committee); provided that no such opinion shall be required in the case of a Disposition by a Member to an Affiliate or a Disposition made in accordance with Section 3.03(d), with respect to [***], or Section 3.03(e), or Section 3.03(f).

(B)                           Payment of Expenses.  The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, including the legal fees incurred in connection with the legal opinions referred to in Section 3.03(b)(iv)(A)(3) and (4), on or before the 10th Day after the receipt by that Person of the Company’s invoice for the amount due.  The Company will provide such invoice as soon as practicable after the amount due is determined but in no event later than [***] Days thereafter.  If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Rate.

(C)                           No Release.  No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

(D)                          Indebtedness of Company.  Any Disposition of all or any portion of the Membership Interest of a Member shall also include the Disposition of a proportionate share of the Indebtedness owed by the Company to the Disposing Member.  As long as this Agreement shall remain in effect, all evidences of Indebtedness of the Company owed to any of the Members shall bear an appropriate legend to indicate that it is held subject to, and may be Disposed only in accordance with, the terms and conditions of this Agreement, and that such Disposition may be made only in conjunction with the Disposition of a proportionate part of such Member’s Membership Interest.

(v)                                                                              Deemed Membership Disposition.  A Deemed Membership Disposition shall be deemed to be a Disposition of a Membership Interest and must comply with the requirements set forth in Sections 3.03(a) and (b).

(vi)                                                                          Change of Control.

(A)                          General Buy-out Right.  Subject to Section 3.03(b)(vi)(B), Section 3.03(b)(vi)(C), and Section 3.03(b)(vi)(D), in the event of a Change of Control, then the Member with respect to which the Change of Control has occurred (the “Changing Member”) shall promptly (and in all events within [***] Business Days after entrance into a definitive agreement providing for a Change of Control) give notice thereof (the “Control Notice”) to the Company and each Founding Member.  If the Control Notice is not given by the Changing Member as provided above and any other Member becomes aware of such Change of Control, such other Member shall have the right to give the Control Notice to the Changing Member, the Company and the other Members.  Each of the Founding Members (excluding the Changing Member and its Affiliates) shall have the right (the “General Buy-out Right”) to acquire the Membership Interest in each Series held by the Changing Member for [***].  Each of the Founding Members (excluding the Changing Member and its Affiliates) shall have the right (but not the obligation) to acquire all or any portion of the Membership Interest of the Changing Member with respect to a Series that is equal to [***].  Each of EQT and USG and their respective Affiliates (other than the Changing Member) shall have [***] Days following the determination of [***] of such Membership Interest in which to notify each other Member and the Changing Member whether it desires to exercise its General Buy-out Right.  A notice in which EQT and/or USG or their respective Affiliates exercises such General Buy-out Right is referred to herein as a “Change Exercise Notice,” and a Member that delivers a Change Exercise Notice is referred to herein as a “Change Purchasing Member.”  If, at the end of such [***]-Day period, there remains a portion of the Membership Interest for which such General Buy-out Right has not been exercised (a “Change Unexercised Portion”), then the Change Purchasing Members shall have an additional [***]-Day period in which to elect to purchase the remaining Change Unexercised Portion. The Changing Member and the Change Purchasing Members shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(vi)(E).  A Member that fails to exercise a right during any applicable period set forth in this Section 3.03(b)(vi)(A) shall be deemed to have waived such right for the subject Change of Control, but not any right for future Changes of Control.  If none of the Founding Members exercises the General Buy-out Right, the Change of Control shall be effective and the successor in interest to the Changing Member shall be admitted as a Member upon compliance with Section 3.03(b)(iv).

(B)                           [***].

(C)                           [***].

(D)                          Change of Control of Member That Is the Operator.  Notwithstanding the foregoing, [***].

(E)                            Closing.  If the [***].

(F)                             Definitions.  As used in this Section 3.03(b)(vi), [***].

(vii)                                                                      [Intentionally omitted.]

(viii)                                                                  [***]

(c)                               Encumbrances of Membership Interest.  A Member may not Encumber its Membership Interest in a Series, except by complying with one of the two following paragraphs:

(i)                                                                                  (A) such Member must receive the consent of [***] of the non-Encumbering Founding Members (calculated without reference to the Sharing Ratio of the Encumbering Founding Member in such Series), which consent (as contemplated by Section 6.02(f)(ii)) may be granted or withheld in the Sole Discretion of each such other Member; and (B) the instrument creating such Encumbrance must provide that any foreclosure of such Encumbrance (or Disposition in lieu of such foreclosure) must comply with the requirements of Sections 3.03(a) and (b); or

(ii)                                                                              such Encumbrance is required by the terms of a Financing Commitment.

(d)                             [***]

(e)                               EQT [***] and Related Assignment Rights.  Notwithstanding anything in this Agreement to the contrary, EQT shall have the right from time to time to sell or assign (i) to [***] or (ii) to any [***] Person Controlled by EQT or its then Parent all or any part of the Membership Interest in a Series then held by EQT or its Affiliates (provided that, in either case, if such sale or assignment occurs prior to the In-Service Date, then, at the time of such sale or assignment, such Assignee provides the Company with replacement Performance Assurances, if applicable, meeting the requirements of Section 4.01(b)), and any such Assignee may further sell or assign such Membership Interest in such Series to any such Person, directly or indirectly through multiple sales or assignment among Affiliates, in each case, without any consent from USG or its Affiliates and without triggering any rights or restrictions under or the provisions of Section 3.03(b)(ii) or, with respect to such Series, during the period commencing on the Effective Date through the twelve-month anniversary of the In-Service Date with respect to the Facilities relating to such Series, Section 3.03(b)(viii).  EQT shall promptly provide to the Company and USG copies of the assignment instrument and the ratification instrument associated with each such sale or assignment, and the Members shall amend Exhibit A to reflect the Sharing Ratios set forth in such ratification instrument.

(f)                                USG [***] and Related Assignment Rights.  Notwithstanding anything in this Agreement to the contrary, USG shall have the right from time to time to sell or assign to [***] Person Controlled by USG or its then Parent all or any part of the Membership Interest in a Series then held by USG or its Affiliates (provided that, in either case, if such sale or assignment occurs prior to the In-Service Date, then, at the time of such sale or assignment, such Assignee provides the Company with replacement Performance Assurances, if applicable, meeting the requirements of Section 4.01(b)), and any such Assignee may further sell or assign such Membership Interest in such Series to any such Person, directly or indirectly through multiple sales or assignments among Affiliates, in each case, without any consent from EQT or its Affiliates and without triggering any rights or restrictions under or the provisions of Section 3.03(b)(ii) or, with respect to such Series, during the period commencing on the Effective Date through the twelve-month anniversary of the In-Service Date with respect to the Facilities relating to such Series, Section 3.03(b)(viii).  USG shall promptly provide to the Company and EQT copies of the assignment instrument and the ratification instrument associated with each such sale or assignment, and the Members shall amend Exhibit A to reflect the Sharing Ratios set forth in such ratification instrument.

3.04                    Creation of Additional Membership Interests.  With respect to a Series, additional Membership Interests may be created and issued to existing Members or to other Persons ([***]), and such other Persons may be admitted to the Company as Members, with the consent of [***], on such terms and conditions as [***] may determine at the time of admission.  The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes of Members having different rights, powers and duties.  Any such admission is effective only after the New Member has executed and delivered to the Members an instrument containing the notice address of the New Member, the Assignee’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it.  The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or admissions of Assignees in connection therewith, such matters being governed by Sections 3.03(a) and (b).

3.05                    Access to Information.  (a)              Each Founding Member of a Series shall be entitled to receive any information that it may request concerning such Series; provided that this Section 3.05 shall not obligate the Company, the Series, the Management Committee, or the Operator to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database), except as otherwise provided in Section 9.02.  Each Founding Member of a Series shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Series and to audit, examine, and make copies of the books of account and other records of the Series and to have access to the employees of the Operator to discuss the Series’ businesses and financial affairs.  Such right may be exercised through any agent or employee of such Founding Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated.  The Founding Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Founding Member’s behalf.  The Founding Members and the Operator agree to reasonably cooperate, and to cause their respective independent public accountants, engineers, attorneys or other consultants to reasonably cooperate, in connection with any such request.  Confidential Information obtained pursuant to this Section 3.05(a) shall be subject to the provisions of Section 3.06.

(b)                              Each New Member shall be entitled to receive only the information and reports set forth in Section 9.02.  Confidential Information received pursuant to this Section 3.05(b) shall be subject to the provisions of Section 3.06.

3.06                    Confidential Information.  (a)  Except as permitted by Section 3.06(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates, and (ii) each Member shall use the Confidential Information only in connection with the Facilities and the Company.

(b)                              Notwithstanding Section 3.06(a), but subject to the other provisions of this Section 3.06, a Member may make the following disclosures and uses of Confidential Information:

(i)                                                                                  disclosures to another Member or to the Operator in connection with the Company;

(ii)                                                                              disclosures and uses that are approved in advance by the Management Committee;

(iii)                                                                          disclosures that may be required from time to time to obtain requisite Authorizations or financing for the Facilities, if such disclosures are approved in advance by the Management Committee;

(iv)                                                                          disclosures to an Affiliate of such Member, including the directors, officers, members, managers, employees, agents and advisors of such Affiliate, if such Affiliate has agreed to abide by the terms of this Section 3.06; provided, however, that in no event shall [***];

(v)                                                                              disclosures to a Person that is not a Member or an Affiliate of a Member, if such Person has been retained by the Company, a Member, or the Operator to provide services in connection with the Company and has agreed to abide by the terms of this Section 3.06;

(vi)                                                                          disclosures to a bona fide potential direct or indirect purchaser of such Member’s Membership Interest, if such potential purchaser has executed a confidentiality agreement in form and substance acceptable to the Management Committee;

(vii)                                                                      disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (iii) any state securities Laws, or (iv) any national securities exchange or automated quotation system; and

(viii)                                                                  disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law or that a Member makes to a Governmental Authority or regulatory authority pursuant to a regulatory request, examination, or audit; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A)                          provide the Management Committee with prompt notice of such requirements so that one or more of the Members may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 3.06(b)(viii);

(B)                           consult with the Management Committee on the advisability of taking steps to resist or narrow such disclosure; and

(C)                           cooperate with the Management Committee and with the other Members in any attempt one or more of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, in the opinion of such Member’s counsel, such Member is legally required to disclose, and (2) to exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(c)                               Each Member shall take such precautionary measures as may be required to ensure (and such Member shall be responsible for) compliance with this Section 3.06 by any of its Affiliates, and its and their directors, officers, employees and agents, and other Persons to which it may disclose Confidential Information in accordance with this Section 3.06.

(d)                             Promptly after any Withdrawal or Disposition by any Member of all of its Membership Interests pursuant to Sections 3.03 or 10.02, a Withdrawn Member or Disposing Member, as applicable, shall promptly destroy (and provide a certificate of destruction to the Company with respect to), or return to the Company, all Confidential Information in its possession.  Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 3.06, a Withdrawn Member or Disposing Member may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) explaining such Member’s corporate decisions with respect to the Facilities; (ii) preparing such Member’s tax returns and defending audits, investigations and proceedings relating thereto; or (iii) in compliance with such Member’s document retention policy; provided that the Withdrawn Member or Disposing Member must notify the Management Committee in advance of such retention and specify in such notice the stated period of such retention.

(e)                               The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 3.06, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm.  Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 3.06 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity, pursuant to Sections 11.03 and 11.04.

(f)                                The obligations of the Members under this Section 3.06 (including the obligations of any Withdrawn Member) shall terminate on the [***] anniversary of the end of the Term.

3.07                    Founding Shippers.  Promptly following [***], but in no event later than [***] ([***]) Business Days following the end of such binding open season, each Founding Shipper shall enter into Precedent Agreements for the firm commitment shipping capacity [***].

3.08                    Liability to Third Parties.  No Member or its Affiliates shall be liable for the debts, obligations or liabilities of the Company or any Series.

3.09                    Use of Members’ Names and Trademarks.  The Company, a Series, the Members and their Affiliates shall not use the name or trademark of any Member or its Affiliates in connection with public announcements regarding the Company, or marketing or financing activities of the Company, without the prior written consent of such Member or Affiliate.

ARTICLE 4
CAPITAL CONTRIBUTIONS/LOANS

4.01                    Capital Contributions.  (a) (i) Promptly following the Approval Date for any Facility, but in any event no later than 120 Days thereafter, EQT shall provide to USG (A) a capital budget covering the design, engineering, procurement, construction and installation of such Facility assigned to the applicable Series through the applicable In-Service Date for such Facility (the “Construction Budget”); (B) a schedule (the “Project Schedule”) containing milestones and including details to support all major development, engineering, procurement, construction, commissioning and testing activities of such Facility assigned to the applicable Series during the period prior to the applicable In-Service Date for such Facility; and (C) an operating budget covering the [***] period following the In-Service Date for such Facility assigned to the applicable Series (the “Initial Operating Budget”).  With respect to Series A only, if such Construction Budget, Project Schedule and Initial Operating Budget are not approved by a Supermajority Interest by the [***] Day following the delivery thereof to USG, Series A may be dissolved pursuant to Section 12.01(b)(v).

(ii)                                                                              As to the Construction Budget, the Initial Operating Budget and any Capital Budget associated with any Facility covered by any Approved Precedent Agreement approved by the Management Committee in accordance with Section 6.02(i)(S) or 6.02(i)(GG), no further approval of [***] shall be required for the Capital Contributions required to fund such budget or project as set forth therein, subject to Section 6.02(i)(S) or 6.02(i)(GG); rather, subject to and in accordance with the COM Agreement, the Operator shall issue written notices to the Company for such Capital Contribution and, subject to Sections 6.02(i)(I) and (K), loans from Members, at such times and in such amounts necessary to fund the costs associated with such budget or project.

(iii)                                                                          In connection with each individual Capital Call required under the Construction Budget, the Initial Operating Budget, each subsequent Operating Budget, and any Capital Budget associated with a Facility covered by any Approved Precedent Agreement, the Management Committee, by the affirmative vote of [***] of the applicable Series, will determine what portion (if any) of such funding will be made pursuant to Capital Contributions and what portion (if any) of such funding will be made by loans by the Members to the Company.  Upon receipt of each notice issued by the Operator pursuant to Section 4.01(a)(ii), the Company shall issue written requests to each Member, consistent with the determination made pursuant to the preceding sentence, for the making of the Capital Contributions and/or loans required in connection with such notice.

(iv)                                                                          The Management Committee shall issue or cause to be issued a written request to each Member for the making of Capital Contributions at such times and in such amounts as the Management Committee shall approve or as determined pursuant to Section 4.01(a)(iii) (such written request referred to herein as a “Capital Call”).  Capital Contributions shall be made by the Members in accordance with their respective Sharing Ratio for such Series.  Such Capital Contributions shall be made in cash, unless a Supermajority Interest elects to request non-cash Capital Contributions. All amounts timely received by the Company pursuant to this Section 4.01 shall be credited to the respective Member’s Capital Account with respect to such Series as of such specified date.

(v)                                                                              Each Capital Call shall contain the following information:

(A)                          The total amount of Capital Contributions requested from all Members;

(B)                           With respect to the applicable Series, the amount of Capital Contribution requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member for such Series;

(C)                           The purpose for which the funds are to be applied in such reasonable detail as the Management Committee shall direct; and

(D)                          The date on which payments of the Capital Contribution shall be made (which date shall not be less than 30 Days following the date the Capital Call is given, unless a sooner date is approved by the Management Committee) and the method of payment, provided that such date and method shall be the same for each of the Members.

(vi)                                                                          In the event the Management Committee fails to approve an Operating Budget within 30 Days of the submission of such Operating Budget to all of the Representatives on the Management Committee for approval, the Operator is authorized, subject to and in accordance with the COM Agreement, to issue a notice to the Members of such Series for the making of Capital Contributions and/or loans required to fund the costs associated with such Operating Budget in an amount consistent with the Operating Budget most recently approved by the Management Committee of such Series and including costs that do not exceed, for any line item, [***] percent ([***]%) of the amount set forth for such line item in such most recently approved Operating Budget.

(b)                              Each Member agrees that it shall make payments of its respective Capital Contributions in accordance with Capital Calls issued pursuant to this Section 4.01.  Each Member shall deliver to the applicable Series:

(i)                                                                                  within [***] Business Days following the Management Committee’s approval of the Construction Budget of a Series, but in no event later than October 31, 2014 (or, with respect to a New Member admitted after such time but prior to the In-Service Date of the Facilities assigned to such Series, within 10 Business Days of such admission), and for the period up to the issuance of FERC’s initial release to the Company to commence construction pursuant to the applicable FERC Certificate (the “Initial Release”), performance assurances (“Performance Assurances”) equal to such Member’s share of $[***] (calculated based on such Member’s Sharing Ratio); and

(ii)                                                                              within ten (10) Business Days of the date of the Initial Release (or, with respect to a New Member admitted after the Initial Release, within ten (10) Business Days of such admission) for the period following the Initial Release and up to the In-Service Date, Performance Assurances equal to [***] percent ([***]%) of such Member’s remaining obligations to make Capital Contributions to the Series pursuant to this Article 4 (calculated based on such Member’s Sharing Ratio multiplied by the remaining obligations under the applicable Construction Budget and net of any security posted by such Member, or Member’s Affiliate, under any Approved Precedent Agreement).

With respect to the applicable Series, the Company shall be entitled to draw from the Performance Assurances in the event a Member fails to make payments of its respective Capital Contributions in accordance with Capital Calls issued pursuant to this Section 4.01.  The Performance Assurances posted by a Member pursuant to this Section 4.01(b) shall be reduced (i) at the end of each Quarter, to reflect the [***] percent ([***]%) of such Member’s actual Capital Contributions made to the Series during such Quarter and (ii) in connection with a Disposition of all or a portion of such Member’s Membership Interest in a Series, to reflect the replacement Performance Assurances to be posted by the Assignee of such Membership Interest pursuant to this Section 4.01(b).  Notwithstanding anything to the contrary in this Section 4.01(b), at no time prior to the applicable In-Service Date will a Member’s Performance Assurance obligation be less than such Member’s share of $[***] (calculated based on a Member’s Sharing Ratio).  Such Performance Assurances shall be permitted to be in the form of one or more of (A) a full and unconditional written guarantee from a Qualified Guarantor, (B) a Letter of Credit or (C) cash collateral (with the ability to substitute from time to time among (A), (B) or (C)).  For the avoidance of doubt, a Member’s obligation to post Performance Assurances pursuant to this Section 4.01(b) shall expire (and any obligations under any posted Performance Assurances shall terminate) on the applicable In-Service Date with respect to the Facilities of a Series.

(c)                               In addition to the authority granted the Management Committee in the other provisions of this Section 4.01 to issue Capital Calls, if within [***] Days prior to the date any Matured Financing Obligation is to become due (or within [***] Days after any notice of acceleration of any Matured Financing Obligation received prior to the maturity date thereof), (i) the Management Committee has not made a Capital Call for the payment of such amount that is (or is expected to be) a Matured Financing Obligation, and (ii) the Members have been unable to secure refinancing for such Matured Financing Obligation on reasonably acceptable terms after negotiating in good faith to do so with third-party lender(s), then at any time thereafter, (1) either EQT or USG may, on behalf of the Management Committee, issue a Capital Call for cash in the amount required for the payment of such Matured Financing Obligation, and each Member shall be obligated to pay such Capital Call as provided in this Section 4.01, but such payment shall be made within [***] Days after the date the Capital Call is given (and not the [***] Day period provided for in Section 4.01(a)(v)(D)); provided that any failure by a Member to make a Capital Contribution with respect to a Capital Call made pursuant to this Section 4.01(c)(1) shall not constitute a Default under or breach of this Agreement; and (2) in the event any Member fails to make a Capital Contribution with respect to a Capital Call made pursuant to Section 4.01(c)(1), on or prior to such [***] Day, then each Founding Member shall have the right, but not the obligation, to pay the portion of the Capital Contribution owed and unpaid to permit the Company to discharge such Matured Financing Obligation.  If any Founding Member elects to pay such Matured Financing Obligation pursuant to Section 4.01(c)(2), then such Founding Member will be deemed to be an Additional Contribution/Loan Member with respect to such payment, and its payment of the Matured Financing Obligation shall be treated, at the election of such Additional Contribution/Loan Member, as one of either: (A) a Capital Contribution or loan resulting in the Additional Contribution/Loan Members receiving [***] or (B) a permanent Capital Contribution that results in an adjustment of Membership Interests under Section 4.06(c).

4.02                    Loans.  (a) If pursuant to Section 4.01(a)(iii) the Management Committee determines as to any individual Capital Call that all or a portion of such Capital Call shall be made by loans from the Members to the Company with respect to the Series, then each Member shall make a loan to the Company with respect to the Series at the time and in the amount and under such terms and conditions as the Management Committee of such Series shall approve by the affirmative vote of a Supermajority Interest.

(b)                              If the Management Committee determines that the Series needs funds other than as contemplated by Section 4.02(a), then, rather than calling for Capital Contributions, the Management Committee may issue or cause to be issued a written request to each Member for the making of loans to the Company with respect to the Series at such times, in such amounts and under such terms and conditions as the Management Committee of such Series shall approve by the affirmative vote of a Supermajority Interest; provided that the Management Committee of such Series shall not call for loans rather than Capital Contributions if doing so would breach any Financing Commitment or other agreement of the Company.

(c)                               All amounts received from a Member after the date specified in Section 4.02(d)(iv) by the Company with respect to a Series pursuant to this Section 4.02 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company with respect to such Series and shall accrue from and after such specified date at the Default Rate.  Any such interest paid shall not be considered part of the principal of the loan.

(d)                             Each written request issued pursuant to Section 4.02(a) or 4.02(b) shall contain the following information:

(i)                                                                                  The total amount of loans requested from all Members;

(ii)                                                                              The amount of the loan requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member in the applicable Series;

(iii)                                                                          The purpose for which the funds are to be applied in such reasonable detail as the Management Committee shall direct;

(iv)                                                                          The date on which the loans to the Company with respect to such Series shall be made (which date shall not be less than [***] Days following the date the request is given, unless a sooner date is approved by the Management Committee of such Series) and the method of payment; provided that such date and method shall be the same for each of the Members; and

(v)                                                                              All terms concerning the repayment of or otherwise relating to such loans; provided that such terms shall be the same for each of the Members and in the case of costs covered by the Construction Budget shall be consistent with Section 4.01(a)(iii).

(e)                               Each Member agrees that it shall make its respective loans in accordance with requests issued pursuant to this Section 4.02.

4.03                    No Other Contribution or Loan Obligations.  No Member shall be required or permitted to make any Capital Contributions or loans to the Company with respect to a Series except pursuant to this Article 4.

4.04                    Return of Contributions.  Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  An unreturned Capital Contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

4.05                    Capital Accounts.  (a) A separate Capital Account shall be established and maintained for each Member with respect to each Series.  Each Member’s Capital Account with respect to each Series shall be increased by (i) the amount of money contributed by that Member to the Company with respect to the Series; (ii) the fair market value of property contributed by that Member to the Company with respect to the Series (net of liabilities secured by such contributed property that the Company with respect to the Series is considered to assume or take subject to under Section 752 of the Code); (iii) allocations to that Member of income and gain (or items thereof) with respect to the Series, including items specifically allocated to such Member with respect to the Series pursuant to Section 5.04(b) and income and gain exempt from tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i); and (iv) the amount of any liabilities with respect to the Series assumed by such Member and shall be decreased by (v) the amount of money distributed to that Member by the Company with respect to the Series; (vi) the fair market value of property distributed to that Member by the Company with respect to the Series (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (vii) allocations to that Member of expenditures of the Company with respect to the Series described (or treated as described) in Section 705(a)(2)(B) of the Code; (viii) allocations of loss and deduction (or items thereof) with respect to the Series, including items specifically allocated to such Member pursuant to Section 5.04(b) and loss and deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding items described in (vi) above and loss or deduction described in Treasury Regulation Section 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii); and (ix) the amount of any liabilities of such Member assumed by the Company with respect to the Series.  The Members’ Capital Accounts with respect to each Series shall also be maintained and adjusted as permitted by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(g).  Thus, in the discretion of the Management Committee, the Members’ Capital Accounts shall be increased or decreased to reflect a revaluation of the property with respect to the Series based on the fair market value of the property on the date of adjustment (as determined pursuant to Section 4.05(b)), immediately prior to (A) the contribution of more than a de minimis amount of money or other property to the Company with respect to the Series by a new or existing Member as consideration for a Membership Interest or an increased Sharing Ratio, (B) the distribution of more than a de minimis amount of money or other property by the Company with respect to the Series to a Member as consideration for a Membership Interest, or (C) the liquidation of the Series.  Except as provided in this Section 4.05 with respect to each separate Capital Account established with respect to each Series, a Member who has more than one Membership Interest shall have a single Capital Account that reflects all such Membership Interests, regardless of the class of Membership Interests owned by such Member and regardless of the time or manner in which such Membership Interests were acquired.  Upon the Disposition of all or a portion of a Membership Interest, the Capital Account or Capital Accounts of the Disposing Member that is or are attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).  The Capital Accounts shall not be deemed to be, nor have the same meaning as, the capital account of the Company under the NGA.

(b)                              Whenever the fair market value of property is required to be determined pursuant to the second and third sentences of Section 4.05(a), the Operator shall propose such a fair market value in a notice to the other Members.  If any other Member disagrees with such determination, such Member shall notify the other Members of such disagreement within [***] Business Days of receiving such notice.  If such Dispute is not resolved within [***] Business Days after such notice, any Member may submit such Dispute for binding appraisal in accordance with Section 13.11(c) by delivering a FMV Notice to the other Members.

This Section 4.05 is intended to comply with the capital account maintenance provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and will be applied and interpreted in accordance with such Treasury Regulations.

4.06                    Failure to Make a Capital Contribution or Loan.

(a)                               General. If any Member fails to make a Capital Contribution as requested by the Management Committee (or on behalf of the Management Committee pursuant to Section 4.01(c)) in a Capital Call validly and timely issued pursuant to Section 4.01 or a loan when required pursuant to Section 4.02(a) or 4.02(b) (each such Member being a “Non-Contributing/Loan Member”), and if such failure continues for more than [***] Days after the date on which it is due, the Members that have contributed their Capital Contribution or made their loan, as applicable (each, a “Contributing/Loan Member”) may (without limitation as to other remedies that may be available, and in particular such other remedies shall include the right to specifically enforce the obligation of the Non-Contributing/Loan Member to make the required Capital Contribution or loan) thereafter elect to:

(i)                                                                                  treat the Non-Contributing/Loan Member’s failure to contribute as a Default by giving notice thereof to the Non-Contributing/Loan Member, in which event the provisions of this Agreement regarding the commission of a Default by a Member shall apply (but if the Capital Call is for the payment of a Matured Financing Obligation, the Default shall be immediate on the giving of such notice and the [***]-Day cure period contemplated in the definition of Default shall not apply); or

(ii)                                                                              pay the portion of the Capital Contribution owed and unpaid by, or make the loan required from, the Non-Contributing/Loan Member (the “Additional Contribution/Loan”) in which event the Contributing/Loan Members that elect to fund the Non-Contributing/Loan Members’ share (the “Additional Contribution/Loan Members”) may treat the contribution or loan, as applicable as one of: (1) a Capital Contribution or loan, as applicable, resulting in the Additional Contribution/Loan Members receiving [***] under Section 4.06(b), or (2) a permanent Capital Contribution that results in an adjustment of Membership Interests under Section 4.06(c), as determined by the Additional Contribution/Loan Members as set forth below;

provided, however, that this Section 4.06 shall be applied separately with respect to each Series, as more fully described in this Section 4.06.

No Contributing/Loan Member shall be obligated to make either election under clause (i) or clause (ii) above. The decision of the Contributing/Loan Members to elect (i) or (ii) above shall be made by the determination of the Contributing/Loan Members holding the Supermajority Interest of all Contributing/Loan Members, but clause (ii) above may not be elected unless at such time of determination there is one or more Additional Contribution/Loan Members. The decision of the Additional Contribution/Loan Members to elect clause (ii)(1) or clause (ii)(2) above shall be made by the determination of the Additional Contribution/Loan Members holding the Supermajority Interest of all Additional Contribution/Loan Members. Unless and until such election is made, payment of the Additional Contribution/Loan shall be treated as a Priority Interest under Section 4.06(a)(ii)(1). [***]

(b)                              [***]

(i)                                                                                  [***]

(ii)                                                                              [***] shall not alter the Sharing Ratios of the Members, nor shall [***] alter any distributions to the Contributing/Loan Members (in their capacity as Contributing/Loan Members, as opposed to their capacity as Additional Contribution/Loan Members) in accordance with their respective Sharing Ratios. Notwithstanding any provision in this Agreement to the contrary, a Member may not Dispose of all or a portion of [***] except to a Person to whom it Disposes all or the applicable pro rata portion of its Membership Interest after compliance with the requirements of this Agreement in connection therewith.

(iii)                                                                          For so long as any Additional Contribution/Loan Member holds [***], neither any Non-Contributing/Loan Member nor its Representative (except for a Non-Contributing/Loan Member that has paid to the Additional Contribution/Loan Member(s) all of the amount of the Additional Contribution/Loan attributable to such Non-Contributing/Loan Member in accordance with Section 4.06(b)(i)) shall have the right to vote its Membership Interest (or Sharing Ratio) with respect to the Series under this Agreement with respect to any decision regarding distributions from the Company with respect to the Series, and any distribution to which such Non-Contributing/Loan Member is entitled with respect to the Series shall be paid [***].

(iv)                                                                          No Member that is a Non-Contributing/Loan Member may Dispose of its Membership Interest unless, at the closing of such Disposition, either the Non-Contributing/Loan Member or the proposed Assignee pays [***].  No Assignee shall be admitted to the Company as a Member until compliance with this Section 4.06(b)(iv) has occurred.

(c)                               Permanent Contribution.  If the Additional Contribution/Loan Members elect under Section 4.06(a)(ii) to have the Additional Contribution/Loan with respect to a Series treated as a permanent Capital Contribution, then the Sharing Ratios of each Member with respect to the Series will be automatically adjusted to equal each Member’s total Capital Contributions with respect to the Series when expressed as a percentage of all Members’ Capital Contributions with respect to the Series (after giving effect to the Capital Contribution made by the Additional Contribution/Loan Members).

(d)                             Further Assurance. In connection with this Section 4.06, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Section 4.06.

(e)                               Deemed Non-Contributing/Loan Member.  Notwithstanding anything to the contrary, for purposes of this Agreement the term “Non-Contributing/Loan Member” shall include any Member who (i) fails to vote (through such Member’s Representatives) in favor of a proposed Capital Call under Section 4.01 or a proposed loan pursuant to Section 4.02 and (ii) fails to fund such Capital Call or loan, in each case, to the extent necessary to cover the amount of any Matured Financing Obligation that is to become due within [***] Days or that has become due (by acceleration or otherwise).

4.07                    Credit Assurance.

(a)                               Unless otherwise agreed to by [***], if the Series is required to provide a guaranty, letter of credit or other credit support (each a “Credit Assurance”) to a counterparty under any contract or agreement (including an Approved Precedent Agreement) approved by the Management Committee of the Series prior to the In-Service Date of the Facilities of such Series (each a “Subject Contract”), then each Member agrees to provide or cause to be provided (on behalf of the Series and within [***] Business Days of the Series’ request) to such counterparty the required form of Credit Assurance in an amount equal to the product of (i) the total dollar amount of the obligations for which the Series is required to provide such Credit Assurance, and (ii) such Member’s Sharing Ratio in such Series. As to any New Member admitted prior to the In-Service Date of the Facilities of such Series in accordance with the terms of this Agreement, if at the time of admittance any Credit Assurance has been provided by the Series, then such New Member shall provide (on behalf of the Series and within [***] Business Days of the Series’ request) to the applicable counterparty such Credit Assurance in the same form and in an amount equal to the product of (i) the total dollar amount of obligations for which the Series is required to provide such Credit Assurance, and (ii) such New Member’s Sharing Ratio in the Series. Any Credit Assurances posted by EQT and USG shall be reduced to reflect the New Member’s Credit Assurances and in accordance with such Member’s Sharing Ratio in the applicable Series.

(b)                              If a breach, default or other event occurs under a Subject Contract and the counterparty thereunder makes a demand or draw on one or more Credit Assurances for such breach, default or other event (an “Demand Event”), then a determination will be made as to the total dollar amount demanded or drawn by such counterparty for such Demand Event (“Total Event Demand Amount”). [***]

(c)                               If any Member [***] then such Member [***].

ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS

5.01                    Distributions.  With respect to each Series, within [***] Days following the end of each Quarter following the In-Service Date, the Management Committee shall determine the amount of Available Cash with respect to such Quarter, and an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 18-607 of the Act, be distributed in accordance with this Article 5 to the Members (other than a Breaching Member) in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are made); provided, however, that, if the Management Committee fails timely to determine the amount of Available Cash with respect to any Quarter following the In-Service Date, an amount equal to [***]% of the Available Cash with respect to the Series determined with respect to the immediately preceding Quarter shall, subject to Section 18-607 of the Act, be distributed in accordance with this Article 5 to the Members (other than a Breaching Member) in proportion to their respective Sharing Ratios with respect to the Series (at the time the amounts of such distributions are made).

5.02                    [Intentionally omitted.]

5.03                    [Intentionally omitted.]

5.04                    Allocations for Maintaining Capital Accounts.  (a) For purposes of maintaining the Capital Accounts pursuant to Section 4.05, except as provided in Sections 5.04(b) and (c), each item of income, gain, loss, deduction and credit with respect to each Series shall be allocated to the Members in accordance with their respective Sharing Ratios with respect to the Series, and to the extent such items are not allocable to any particular Series, such items shall be allocated among the various Series by the Management Committee.  For the avoidance of doubt, the items described in this Section 5.04 will be allocated to each Series as if such Series was a separate partnership for federal income tax purposes and shall be allocated to the Members associated with each Series on that basis.

(b)                              With respect to each period during which [***] with respect to an Additional Contribution/Loan treated as a Capital Contribution is outstanding with respect to a Series, each Additional Contribution/Loan Member shall be allocated items of income and gain with respect to the Series in an amount equal to the return that has accrued (whether or not paid) with respect to such Capital Contribution pursuant to Section 4.06(b)(i), and items of income and gain with respect to the Series that would otherwise be allocable to the Non-Contributing/Loan Member(s) shall be correspondingly reduced.

(c)                               Notwithstanding the foregoing provisions of Section 5.04, the following special allocations will be made:

(i)                                                                                  [Intentionally omitted.]

(ii)                                                                              Nonrecourse Deductions with respect to any Series shall be allocated to the Members in proportion to their Sharing Ratios with respect to the Series.

(iii)                                                                          Member Nonrecourse Deductions with respect to any Series attributable to Member Nonrecourse Debt with respect to the Series shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 5.04(c)(iii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(iv)                                                                          Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain with respect to any Series for an allocation period (or if there was a net decrease in Minimum Gain with respect to the Series for a prior allocation period and the Company did not have sufficient amounts of income and gain with respect to the Series during prior periods to allocate among the Members under this Section 5.04(c)(iv), items of income and gain with respect to the Series shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 5.04(c)(iv) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(v)                                                                              Notwithstanding any provision hereof to the contrary except Section 5.04(c)(iv) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to any Series for an allocation period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior allocation period and the Company did not have sufficient amounts of income and gain with respect to the Series during prior periods to allocate among the Members under this Section 5.04(c)(v)), items of income and gain with respect to the Series shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 5.04(c)(v) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(vi)                                                                          Notwithstanding any provision hereof to the contrary except Section 5.04(c)(ii) and Section 5.04(c)(iii), no losses or other items of expense with respect to any Series shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit Adjusted Capital Account balance (or increase any existing deficit Adjusted Capital Account balance) with respect to the Series at the end of the allocation period. All losses and other items of expense in excess of the limitation set forth in this Section 5.04(c)(vi) shall be allocated to the Members with interests in the Series who do not have a deficit Adjusted Capital Account balance with respect to the Series in proportion to their relative positive Adjusted Capital Accounts with respect to the Series but only to the extent that such losses and other items of expense do not cause any such Member to have a deficit Adjusted Capital Account balance with respect to the Series.

(vii)                                                                      If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) resulting in or increasing an Adjusted Capital Account deficit for such Member with respect to any Series, items of income and gain with respect to the Series will be specially allocated to such Member in any amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Adjusted Capital Account deficit of the Member as quickly as possible; provided, however, that an allocation pursuant to this Section 5.04(c)(vii) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance with respect to the Series after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(c)(vii) were not in this Agreement.  The items of income or gain to be allocated will be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). This subsection (vii) is intended to qualify and be construed as a “qualifying income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Treasury Regulations.

5.05                    Allocations for Tax Purposes.   (a)  Except as provided in Section 5.05(b) and Section 5.05(c) or as otherwise required by the Code or Treasury Regulations, solely for federal income tax purposes, items of taxable income, gain, loss and deduction of the Company with respect to each Series for each fiscal year or other relevant period shall be allocated among the Members in the same manner as each correlative item of “book” income, gain, loss and deduction with respect to the Series is allocated to the Capital Accounts of the Members with respect to the Series pursuant to Section 5.04 and each tax credit shall be allocated to the Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to Section 5.04.

(b)                              Income, gain, loss, and deduction with respect to property contributed to the Company with respect to any Series by a Member or revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using the remedial allocation method permitted by Treasury Regulation Section 1.704-3(d).

(c)                               Pursuant to Treasury Regulations Section 1.1245-1(e), to the extent the Company with respect to any Series recognizes gain as a result of a sale, exchange or other disposition of Company assets with respect to the Series which is taxable as recapture income under Sections 1245 or 1250 of the Code or unrecaptured Section 1250 gain under Section 1(h) of the Code, such recapture income shall be allocated among the Members with respect to the Series in the same proportion as the depreciation and amortization giving rise to such recapture income was allocable among the Members.  In no event, however, shall any Member be allocated recapture income hereunder in excess of the amount of gain allocated to the Member under this Agreement.  Any recapture income that is not allocated to a Member due to the gain limitation described in the previous sentence shall be allocated among those Members whose shares of total gain on the sale, exchange or other disposition of the property exceed their share of depreciation and amortization attributable to Company or Series assets, in proportion to their relative shares of the total allocable gain.

(d)                             Allocations pursuant to this Section 5.05 are solely for federal (and, where applicable, state and local) tax purposes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of income, gain, loss and other deduction described in Section 5.04 or distributions pursuant to any provision of this Agreement.

(e)                               The Members are aware of the income and other tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of items of income, gain, loss, credit and deduction.

5.06                    Varying Interests.  All items of income, gain, loss, deduction or credit with respect to each Series shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members with respect to the Series as of the last Day of the period for which the allocation or distribution is to be made.  Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Sharing Ratio with respect to a Series, the Members agree that their allocable shares of such items for the taxable year shall be determined based on any method determined by the Management Committee for such Series to be permissible under Code Section 706 and the related Treasury Regulations to take account of the Members’ varying Sharing Ratios with respect to the Series.

5.07                    Amounts Withheld.  The Company is authorized to withhold from payments and distributions to the Members and to pay over to any federal, state or local Governmental Authority any amounts required to be so withheld pursuant to the Code or any provisions of any applicable Law and shall allocate such amounts to the Members with respect to which such amounts were withheld.  All amounts withheld pursuant to the Code or any provisions of any applicable Law with respect to any payment, distribution or allocation shall be treated for all purposes under this Agreement as amounts paid or distributed pursuant to this Article 5 to the Members with respect to which such amount was withheld.  All taxes paid on behalf of such Member pursuant to this Section 5.07 in excess of any distributions otherwise payable to such Member shall, at the option of the Company, (i) be promptly paid to the Company with respect to the applicable Series by such Member or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member.  Whenever the Company selects option (ii) of the preceding sentence, such Member shall for all purposes of this Agreement be treated as having received a distribution under 5.01 of the amount of the tax payment.  To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability for taxes (and related interest, penalties or additions to tax) with respect to income attributable to or distributions or other payments to such Member.

ARTICLE 6
MANAGEMENT

6.01                    Generally.  Except as provided in Section 6.05(a), the management of each Series is fully vested in the Founding Members of such Series.  To facilitate the orderly and efficient management of the Series, the Founding Members shall act (a) collectively as a “committee of the whole” pursuant to Section 6.02, and (b) through the delegation of certain duties and authority to the Operator.  Subject to the express provisions of this Agreement, each Member agrees that it will not exercise its authority under the Act to bind or commit the Company or any Series to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company or any Series.

6.02                    Management Committee.  The Founding Members shall act collectively through meetings as a “committee of the whole,” which is hereby named the “Management Committee.”  Decisions or actions taken by the Management Committee in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, Representative, and employee of the Company.  The Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

(a)                               Representatives.

(i)                                                                                  Designation.  To facilitate the orderly and efficient conduct of Management Committee meetings, each Founding Member (together with its Affiliates who are also Founding Members, if any) shall notify the other Founding Member(s), from time to time, of the identity of (A) one of its senior officers, who will represent it at such meetings (a

“Representative”), and (B) at least one, but not more than two, additional senior officers, who will represent it at any meeting that the Founding Member’s Representative is unable to attend (each an “Alternate Representative”).  (The term “Representative” shall also refer to any Alternate Representative that is actually performing the duties of the applicable Representative.)  [***].  The initial Representative and Alternate Representatives of each Founding Member are set forth in Exhibit A.  A Founding Member may designate a different Representative or Alternate Representatives for any meeting of the Management Committee by notifying the other Founding Member(s) at least [***] Business Days prior to the scheduled date for such meeting; provided that, if giving such advance notice is not feasible, then such new Representative or Alternate Representatives shall present written evidence of his or her authority at the commencement of such meeting.

(ii)                                                                              Authority.  Each Representative shall have the full authority to act on behalf of the Founding Member that designated such Representative; the action of a Representative at a meeting (or through a written consent) of the Management Committee shall bind the Founding Member that designated such Representative; and the other Members of the applicable Series shall be entitled to rely upon such action without further inquiry or investigation as to the actual authority (or lack thereof) of such Representative.  In addition, the act of an Alternate Representative shall be deemed the act of the Representative for which such Alternate Representative is acting, without the need to produce evidence of the absence or unavailability of such Representative.

(iii)                                                                          DISCLAIMER OF DUTIES; INDEMNIFICATION.  EACH REPRESENTATIVE SHALL REPRESENT, AND OWE DUTIES TO, ONLY THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE (THE NATURE AND EXTENT OF SUCH DUTIES BEING AN INTERNAL AFFAIR OF SUCH MEMBER), AND SHALL NOT OWE ANY DUTIES (INCLUDING FIDUCIARY DUTIES) TO THE COMPANY, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY AFFILIATE, OFFICER, OR EMPLOYEE OF THE COMPANY, ANY OTHER MEMBER, OR ANY OTHER PERSON.  THE PROVISIONS OF SECTIONS 6.02(f)(ii) AND 6.04 SHALL ALSO INURE TO THE BENEFIT OF EACH MEMBER’S REPRESENTATIVE.  THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS EACH REPRESENTATIVE FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER), OTHER THAN THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE, THAT ARISE OUT OF, RELATE TO, OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE COMPANY OR SUCH REPRESENTATIVE’S SERVICE ON THE MANAGEMENT COMMITTEE.

(iv)                                                                          Attendance.  Each Founding Member shall use all reasonable efforts to cause its Representative or Alternate Representative to attend each meeting of the Management Committee, unless its Representative is unable to do so because of a “force majeure” event or other event beyond his reasonable control, in which event such Founding Member shall use all reasonable efforts to cause its Representative or Alternate Representative to participate in the meeting by telephone pursuant to Section 6.02(h).

(b)                              Secretary.  The Management Committee may designate a Secretary of the Management Committee, who need not be a Representative or an employee of a Member or any Affiliate thereof.

(c)                               Procedures.  The Secretary, or if no Secretary has been appointed, a person designated in writing by the Representatives, of the Management Committee shall maintain written minutes of each meeting held by the Management Committee. The Management Committee may adopt whatever rules and procedures relating to its activities as it may deem appropriate, provided that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement.

(d)                             Time and Place of Meetings.  The Management Committee shall meet quarterly, subject to more or less frequent meetings upon approval of the Management Committee.  Notice of, and an agenda for, all Management Committee meetings shall be provided by the Representatives to all Members at least five Days prior to the date of each meeting, together with proposed minutes of the previous Management Committee meeting (if such minutes have not been previously ratified).  Among other items, the agenda will provide for a discussion of (i) the results of operations, including explanations of significant variances in revenues, expenses and cash flow activities and (ii) amounts due for contractual obligations that will impact Available Cash.  Special meetings of the Management Committee may be called at such times, and in such manner, as any Founding Member reasonably deems necessary; provided, however, that a Founding Member may only call a special meeting of the Management Committee with respect to a Series for which that Founding Member owns a Membership Interest.  Any Founding Member calling for any such special meeting shall notify the Representatives, who in turn shall notify all Founding Members of the date and agenda for such meeting at least five Days prior to the date of such meeting.  Such five-Day period may be shortened by the Management Committee, acting through Supermajority Interest.  All meetings of the Management Committee shall be held at a location agreed upon by the Representatives.  Attendance of a Representative of a Founding Member at a meeting of the Management Committee shall constitute a waiver of notice of such meeting, except where such Representative attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(e)                               Quorum.  The presence of Representative(s) of Founding Members representing Supermajority Interest shall constitute a quorum for the transaction of business at any meeting of the Management Committee.

(f)                                Voting.

(i)                                                                                  Voting by Sharing Ratios.  Subject to Section 6.05(a), voting on all matters shall be effected on a Series basis, with a separate vote taken with respect to each Series affected by the matter to be decided; provided that, in any matter pertaining to multiple Series, a Series shall only be bound in such matter if the Management Committee voting in respect of such Series has approved such matter.  Subject to Sections 6.02(j), 6.05(a), and 6.05(e), each Representative shall be entitled to vote on all matters submitted to a vote of the Management Committee in respect of a particular Series in accordance with the respective Sharing Ratio with respect to such Series of the Founding Member that designated such Representative.

(ii)                                                                              DISCLAIMER OF DUTIES.  WITH RESPECT TO ANY VOTE, CONSENT OR APPROVAL AT ANY MEETING OF THE MANAGEMENT COMMITTEE OR OTHERWISE UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN SECTION 6.02(j) AND SECTION 6.05(e) OF THIS AGREEMENT, EACH REPRESENTATIVE MAY GRANT OR WITHHOLD SUCH VOTE, CONSENT OR APPROVAL (A) IN ITS SOLE AND ABSOLUTE DISCRETION, (B) WITH OR WITHOUT CAUSE, (C) SUBJECT TO SUCH CONDITIONS AS IT SHALL DEEM APPROPRIATE, AND (D) WITHOUT TAKING INTO ACCOUNT THE INTERESTS OF, AND WITHOUT INCURRING LIABILITY TO, THE COMPANY, A SERIES, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY AFFILIATE, OFFICER, OR EMPLOYEE OF THE COMPANY, ANY SERIES OR ANY OTHER MEMBER (COLLECTIVELY, “SOLE DISCRETION”).  THE PROVISIONS OF THIS SECTION 6.02(f)(ii) SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF A MEMBER OR ITS REPRESENTATIVE.

(iii)                                                                          Exclusion of Certain Members and Their Sharing Ratios.  With respect to any vote, consent or approval, any Breaching Member or Withdrawn Member (and any Representative of such Breaching Member or Withdrawn Member) shall be excluded from such decision (as contemplated by Section 10.03(b)), and the Sharing Ratio of such Breaching Member or Withdrawn Member shall be disregarded in calculating the voting thresholds in Section 6.02(f)(i).  In addition, if any other provision of this Agreement provides that a Supermajority Interest is to be calculated without reference to the Sharing Ratio of a particular Founding Member, then the applicable voting threshold shall be deemed adjusted accordingly.

(g)                              Action by Written Consent.  Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Representatives that could have taken the action at a meeting of the Management Committee.

(h)                              Meetings by Telephone.  Representatives may participate in and hold such meeting by means of conference telephone, videoconference or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a Representative participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(i)                                  Matters Requiring Approval of the Management Committee.  Notwithstanding any other provision of this Agreement, but subject to Section 6.05(e), none of the following actions may be taken by, or on behalf of, a Series without first obtaining the approval of a Supermajority Interest of the Management Committee:

(A)                          with respect to each Series, conducting any activity or business that, in the reasonable judgment of the Operator acting in good faith, may generate income for federal income tax purposes that may not be “qualifying income” (as such term is defined pursuant to Section 7704 of the Code) in excess of [***]% of the gross income of the Series;

(B)                           any material tax elections or any material decisions relating to material tax returns, in each case, as determined in the reasonable judgment of the Operator acting in good faith;

(C)                           considering at a meeting of the Management Committee a material matter not on the agenda for that meeting;

(D)                          entering into, amending in any material respect, or terminating any Material Contract, or taking any action that results in a material default under any Material Contract;

(E)                            approving any material loans made by the Series or the provision of any material financial guarantees by the Series, except to the extent such material loans or material financial guarantees have been specifically included in and approved as part of the Construction Budget, the Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Management Committee;

(F)                         placing or permitting any liens or other encumbrances (other than Permitted Encumbrances) to exist on the assets of the Series;

(G)                          [***]

(H)                          [***]

(I)                                [***]

(J)                                [***]

(K)                          [***]

(L)                            except as otherwise provided in Section 4.01(a)(ii) making a Capital Call or otherwise requiring any Member to make any Capital Contribution, except to the extent such Capital Call or Capital Contribution has been specifically included in and approved as part of the Construction Budget, the Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Management Committee;

(M)                        [***]

(N)                          selecting a different name for the Company, or making any change to the principal nature of the business of the Company;

(O)                          [***]

(P)                             [***]

(Q)                          approving accounting procedures for the Series in accordance with GAAP, or voluntarily changing or terminating the appointment of the Series’ accountants;

(R)                           [***]

(S)                             [***]

(T)                             [***]

(U)                          [***]

(V)                          on the occurrence of a Dissolution Event, the designation of a Member or other Person to serve as liquidator pursuant to Section 12.02;

(W)                   the commencement, conduct or settlement of any suit, action or proceeding or arbitration, each involving in excess of $[***];

(X)                      the formation of any subcommittee of the Management Committee pursuant to Section 6.02(k);

(Y)                      termination of a Series pursuant to Section 12.01(a)(i);

(Z)                        causing or permitting the Series to become Bankrupt (but this provision shall not be construed to require any Member to ensure the profitability or solvency of the Series);

(AA)          the Disposition or abandonment of all or substantially all of the Series’ assets, or of the Series’ material assets other than any Disposition(s) in the ordinary course of business;

(BB)                causing or permitting the Company to merge, consolidate or convert into any other entity;

(CC)                [***]

(DD)              approving the FERC Application pursuant to Section 7.01(a);

(EE)                  making any decision required pursuant to Sections 7.01(b), (c) or (d);

(FF)                    [***]

(GG)              [***]

(HH)              [***]

(II)                          [***]

(JJ)                          [***]

(j)                                  Reasonableness.  In any matter proposed to the Management Committee pursuant to [***].

(k)                              Subcommittees.  The Management Committee may create such subcommittees, and delegate to such subcommittees such authority and responsibility, and rescind any such delegations, as it may deem appropriate.

(l)                                  Officers.  The Management Committee may designate one or more Persons to be officers of a Series.  Any officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Management Committee may delegate to them and shall serve at the pleasure of the Management Committee and report to the Management Committee.

6.03                    Construction, Operation and Management Agreement.  The Company shall enter into a Construction, Operation and Management Agreement with Operator (the “COM Agreement”) in such form as shall be approved by the Founding Members.

6.04                    No Duties; Disclaimer of Duties.  Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that

(a)                               to the fullest extent permitted by applicable Law, no Member, in its capacity as Member, nor any of such Member’s or any of its Affiliates’ respective employees, agents, directors, managers or officers shall have any fiduciary duty to the Company, any Series, any other Member or Representative or any other Person in connection with the business and affairs of the Company or a Series or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing;

(b)                              to the fullest extent permitted by applicable Law, no Representative, in such Person’s capacity as a Representative, shall have any fiduciary duty to the Company, any Series, any Member (other than the Member that designated such Representative), any other Representative, or any other Person in connection with the business and affairs of the Company or any Series or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and

(c)                               the provisions of this Section 6.04 will apply for the benefit of each Member, and no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of each Member to act and direct its Representative to vote in the manner determined by the Member that designated such Representative in its Sole Discretion.

To the maximum extent permitted by applicable Law, each Member hereby releases and forever discharges each other Member and such other Member’s Representative from all liabilities that such other Member or its Representative might owe, under the Act or otherwise, to the Company, the releasing Member, or such releasing Member’s Representative on the ground that any decision of that other Member or such other Member’s Representative to grant or withhold any vote, consent or approval constituted the breach or violation of any standard of care, any fiduciary duty or other legal restriction or theory of liability applicable to such other Member or its Representative; provided, however, that nothing herein shall eliminate any Member’s liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.  Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.04 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse of the Company, any Member or any other Person may have against any Member, Representative or employee of the Company for a breach of contract claim relating to any binding agreement.

6.05                    Business Opportunities.

(a)                               During the Term, except as otherwise provided in Section 6.05(f) [***], any project involving the planning, design, construction, acquisition, ownership, maintenance, or operation of the Facilities may be conducted only by the Company through a Series and not by any Member or any Affiliate of a Member; provided that the Management Committee may, pursuant to Section 6.02(KK), determine that one or more Additional Facilities shall be owned and conducted by EQT and USG (or their Affiliates) through an Additional Joint Venture LLC [***], and the operating agreement of any such Additional Joint Venture LLC shall be substantially in the form attached hereto as Exhibit B.  [***].  If such Representative shall elect to cause the Company to pursue such natural gas pipeline (each, including the construction, installation, operation, and maintenance of which, an “Additional Facility”), then the Management Committee shall create a separate Series pursuant to Section 3.01(b) to hold the Company’s right, title and interest in and to such Additional Facility and shall determine the terms of, and issue, additional Membership Interests in such Series in accordance with the terms of Sections 3.01(b) and 6.02((i)(G), [***].

(b)                              A Member and each Affiliate of a Member may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, any other Member or any Affiliate of another Member the right to participate therein.  Subject to Section 6.02(i)(HH), the Company may transact business with any Member or Affiliate thereof.  Without limiting the generality of the foregoing, the Members recognize and agree that their respective Affiliates currently engage in certain activities involving natural gas and electricity marketing and trading (including futures, options, swaps, exchanges of future positions for physical deliveries and commodity trading), gathering, processing, storage, transportation and distribution, electric generation, development and ownership, as well as other commercial activities related to natural gas and that these and other activities by Members’ Affiliates may be based on natural gas that is shipped through the Facilities or otherwise made possible or facilitated by reason of the Company’s activities (herein referred to as “Affiliate’s Outside Activities”).  No Affiliate of a Member shall be restricted in its right to conduct, individually or jointly with others, for its own account any Affiliate’s Outside Activities, and no Member or its Affiliates shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such Affiliate’s Outside Activities with, the Company, any other Member or any Affiliate of any other Member, by reason of such

Affiliate’s Outside Activities.  The provisions of this Section 6.05(b) and Sections 6.02(a)(iii), 6.02(f)(ii), 6.04, 6.05(d), 6.05(e), and 6.07(a) constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

(c)                               Subject to Section 6.05(a), each Member:

(i)                                                                                  renounces in advance each and every interest or expectancy it or any of its Affiliates might be considered to have under the Act, at common law or in equity by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member or its Affiliates now or in the future engages, which is presented to the Company, to any other Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of the Company or of any other Member or any of its Affiliates; and

(ii)                                                                              waives and consents to [***].

(d)                             Subject to Section 6.05(a), the Company:

(i)                                                                                  renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any Member or any of its Affiliates now or in the future engages, which is presented to such Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of such Member or any of its Affiliates; and

(ii)                                                                              waives and consents to [***].

(e)                               Notwithstanding any other provision in this Agreement, with respect to a Related Party Matter, the Representative of the Founding Member who is, or whose Affiliate is, involved in such Related Party Matter [***].

(f)                                [***]

6.06                    Insurance Coverage.

(a)                               Operator Insurance.  Pursuant to the COM Agreement, the Operator is required to carry and maintain or cause to be carried and maintained certain liability insurance coverages.

(b)                              Owner Insurance.  The Management Committee shall determine the type limits, deductibles and other terms applicable to the insurance coverages to be maintained by each Series, and such Series shall engage an insurance broker to provide recommendations and to procure such insurance coverages on behalf of the Series.

(c)                               Claim for Property Loss or Damage.  In the event of actual loss or damage to a Series’ property or any incident reasonably anticipated to give rise to a claim for loss or damage to the Series’ property, the Series shall promptly provide written notice to the Members of such loss, damage or incident.  The Series shall take all actions necessary to provide proper and timely notification to its insurers of such loss, damage or incident.  The Series shall be responsible for the preparation, submittal and negotiation of all insurance claims related to any loss, damage or incident involving the Series’ property.  The Members of such Series each agree to use all reasonable efforts to cooperate with each other and the Series in the preparation, submittal and negotiation of all such claims by the Series, including, but not limited to, the assignment of adjusters and the provision and exchange of information related to any loss, damage or incident involving the Series’ property.

(d)                             Directors’ and Officers’ Liability.  Each Member shall carry and maintain Directors’ and Officers’ Liability insurance covering its own respective persons who are serving as officers, directors, Representatives or Management Committee members of a Series. Each Member shall also be responsible for insuring its respective Membership Interest in a Series for securities claims against such Series.

6.07                    Indemnification.

(a)                               Subject to Section 6.07(b), to the fullest extent permitted by the Act, each Series shall indemnify and hold harmless each Representative and each Member and the managers, officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives and agents of such Member, as well as each officer, employee, representative, and agent of the Series (individually, a “Covered Person”) from and against any and all Claims in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he or it is a Covered Person or which relates to or arises out of the Series or its property, business or affairs.  A Covered Person shall not be entitled to indemnification under this Section 6.07(a) with respect to [***].

(b)                              Notwithstanding the obligations of the Series pursuant to Section 6.07(a) and subject to Section 6.08, each Member shall indemnify, protect, defend, release and hold harmless the Company, each Series and each other Member, its Representative, its Affiliates, and its and their respective directors, officers, trustees, employees and agents from and against [***].

6.08                    Limitation on Liability.  EXCEPT IN CONNECTION WITH INDEMNIFICATION OBLIGATIONS ARISING FROM AN ACTION OR PROCEEDING BROUGHT BY A THIRD PARTY FOR AMOUNTS PAID OR OWING TO SUCH THIRD PARTY, EACH MEMBER AGREES THAT NO MEMBER SHALL BE LIABLE UNDER THIS AGREEMENT FOR EXEMPLARY, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES WHICH IN ANY WAY ARISE OUT OF, RELATE TO, OR ARE A CONSEQUENCE OF, ITS PERFORMANCE OR NONPERFORMANCE HEREUNDER, OR THE PROVISION OF OR FAILURE TO PROVIDE ANY SERVICE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF FUTURE PROFITS, BUSINESS INTERRUPTIONS, AND LOSS OF CUSTOMERS, WHETHER SUCH DAMAGES ARE ASSERTED IN AN ACTION BROUGHT IN CONTRACT, IN TORT OR PURSUANT TO SOME OTHER THEORY, AND WHETHER THE POSSIBILITY OF SUCH DAMAGES WAS MADE KNOWN OR WAS FORESEEABLE.

6.09     Delivery of Operating Budget.  On or prior to [***] of each year, the Operator shall deliver a draft annual Operating Budget for the following year to each of the Representatives, which Representatives will have [***] Days to provide comments (the “Comment Deadline”) on such draft annual Operating Budget (such comments, the “Representative Budget Comments”).  The Operator shall make a good faith effort to respond to, and incorporate into such draft annual Operating Budget, the Representative Budget Comments and shall deliver to each of the Representatives the final annual Operating Budget for the following year on or before [***] (the “December Deadline”) of each year; provided, however, that, if the board of directors of the Operator has not convened to approve the annual Operating Budget by [***] of a given year, then the December Deadline shall be extended to [***] of such year; provided, further, that, if the meeting of the board of directors of the Operator to approve the annual Operating Budget is scheduled prior to the Comment Deadline, the Operator shall promptly notify the Representatives in writing of the date and time of such meeting (but no less than [***] Business Days in advance of such meeting), and the Representatives shall use reasonable efforts to provide the Representative Budget Comments in advance of such meeting.  The Operator and the Representatives shall work together in good faith to cause the Operating Budget to be approved by [***] of such year.

ARTICLE 7
DEVELOPMENT OF FACILITIES

7.01     Development of Facilities.

(a)         FERC Application.  Pursuant to the terms of the COM Agreement, USG, EQT, and the Operator shall jointly prepare and submit to the Management Committee the proposed FERC Application related to the Facilities assigned to a Series; and, following the approval of the FERC Application by the Management Committee, USG, EQT, and the Operator shall, on behalf of the Company, file the FERC Application with the FERC.

(b)         Approval of FERC Certificate.  No later than [***] Days prior to the FERC Response Date, the Management Committee shall vote on whether the FERC Certificate for the Facilities assigned to a Series is issued on terms and conditions which are not materially different from those requested in a FERC Application for such Facilities and whether the Company shall (i) accept the FERC Certificate for the applicable Facilities without seeking rehearing; (ii) accept such FERC Certificate and seek rehearing of the order issuing the FERC Certificate; (iii) file for rehearing before committing to accept or reject the FERC Certificate; or (iv) reject such FERC Certificate.  The Management Committee shall be deemed to have approved the FERC Certificate for the applicable Facilities if the Management Committee determines that such certificate is issued on terms and conditions which are not materially different from those requested in the FERC Application for the applicable Facilities.  In such event the Management Committee shall accept the FERC Certificate prior to the FERC Response Date with or without seeking rehearing of the order issuing the FERC Certificate for the applicable Facilities.  In such event, subject to the terms of this Agreement, each Member shall be firmly committed to the construction of the applicable Facilities and the construction of the applicable Facilities shall not be subject to any conditions precedent, including but not limited to Management Committee approval of any financial commitment for obtaining funds to finance the applicable Facilities or the Management Committee approval to construct the applicable Facilities.

(c)         If the Management Committee finds that the FERC Certificate for the applicable Facilities is issued on terms and conditions which are materially different from those requested in the FERC Application and EQT and USG vote to accept the order issuing the FERC Certificate with or without seeking rehearing, then the Management Committee and the applicable Series shall accept the FERC Certificate prior to the FERC Response Dates, and in such event, and subject to the terms of this Agreement, each Member shall be firmly committed to the construction of the applicable Facilities and the construction of the applicable Facilities shall not be subject to any conditions precedent as provided in Section 7.01(b).

(d)         If the Management Committee finds that the FERC Certificate for the applicable Facilities is issued on terms and conditions which are materially different from those requested in the FERC Application for the applicable Facilities and one or more of the Members (including either USG or EQT) vote to accept the order issuing the FERC Certificate with or without seeking rehearing and one or more of the Members vote to reject the order issuing the FERC Certificate for the applicable Facilities with or without seeking rehearing (or did not vote), then the Members that voted to accept such FERC Certificate shall be free to proceed with the construction of the applicable Facilities under this Agreement (but only if one of EQT or USG so elects to proceed), such vote being deemed the requisite vote of the Management Committee, and the Member or Members that voted to reject such FERC Certificate shall be deemed to have Withdrawn from the Series. Subject to the terms of this Agreement, those Members that elect to proceed with the construction of the applicable Facilities shall be firmly committed to the construction of the applicable Facilities and the construction of the applicable Facilities shall not be subject to any conditions precedent as provided in Section 7.01(b).  In the event no Member votes to accept the order issuing the FERC Certificate for the Facilities, then such vote shall be a Dissolution Event with respect to the Series and the Series shall dissolve and its offices shall be wound up pursuant to Article 12.

7.02     Employee Matters.  To facilitate placing the Facilities assigned to a Series in service, a Founding Member that is not, or does not have an Affiliate that is, the Operator shall have the right to have one (1) employee located in the Operator’s primary place of business with respect to the Facilities and any construction or engineering site until the In-Service Date for such Facilities, and such employee shall have access to all construction and engineering offices related to the Facilities and shall be permitted to review, examine, and copy the books, records, plans, reports, forecasts, studies, budgets, and other information related to such Facilities.

7.03     General Regulatory Matters.

(a)         The Members acknowledge that either the Company will be a “natural gas company” as defined in Section 2(6) of the NGA or the assets of the Company will be operated by a “natural gas company” as defined in Section 2(6) of the NGA in accordance with the certificate of authority granted by the FERC.

(b)         Each Member shall (i) cooperate fully with the Company, the Management Committee, USG, EQT, and the Operator in securing the Necessary Regulatory

Approvals, including supporting all FERC Applications, and in connection with any reports prescribed by the FERC and any other Governmental Authority having jurisdiction over the Company; (ii) join in any eminent domain takings by the Company, to the extent, if any, required by Law; and (iii) without limiting or modifying Section 6.04 or 6.05, devote such efforts as shall be reasonable and necessary to develop and promote the Facilities for the benefit of the Company, taking into account such Member’s Sharing Ratio, resources, and expertise.

ARTICLE 8
TAXES

8.01     Tax Returns.  Except as otherwise required by any final Treasury Regulations, each Member, each Series, and the Company shall treat each Series as an entity formed under local law for federal (and, where applicable, state and local) tax purposes and shall file tax returns for or with respect to each Series accordingly. Operator shall prepare and timely file (on behalf of the Company and any such Series) all federal, state and local tax returns required to be filed by the Company or with respect to each such Series; provided that so long as USG is a Founding Member with respect to the Series to which a material tax return relates, USG shall have the right to review and comment on such material return at least 25 Days prior to the relevant due date for such return (which return may be provided to USG in draft form) and that the Operator shall include any such timely received comments as are reasonable, subject to applicable Law and to any ethical obligations of a return preparer. Each Member shall furnish to Operator all pertinent information in its possession relating to the Company’s operations and the operations of each Series that is necessary to enable such tax returns to be timely prepared and filed.  The Company shall bear the costs of the preparation and filing of its returns.

8.02     Tax Elections.  The Company or each Series shall make the following elections on the appropriate tax returns:

(a)                               to adopt the calendar year as the Company’s and each Series’ fiscal and taxable year;

(b)                              to adopt the accrual method of accounting;

(c)                               to make the election described in Code Section 754 with respect to the first taxable year of the Company and each Series;

(d)                             to elect to deduct or amortize the organizational expenses of the Company and each Series in accordance with Section 709(b) of the Code and to depreciate property pursuant to the most rapid depreciation or cost recovery method available; and

(e)                               any other election the Management Committee for each Series may deem appropriate or that the Operator is permitted to make without Management Committee approval in accordance with Section 6.02(i)(B).

Notwithstanding the foregoing, however, none of the Company, any Series or any Member shall make an election for the Company or any Series to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or elect for the Company or any Series to be treated as an association taxable as a corporation or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

8.03     Tax Matters Member. (a)  EQT shall serve as the “tax matters partner” of the Company and each Series pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”).  The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a “notice partner” within the meaning of Section 6223 of the Code.  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive from a taxing authority in that capacity.  In the event that EQT ceases to be the Tax Matters Member (or any successor Tax Matters Member ceases to be a Member), the Management Committee shall appoint a successor Tax Matters Member.

(b)         The Tax Matters Member shall provide any Member, upon reasonable request, access to accounting and tax information and schedules obtained by the Tax Matters Member solely in its capacity as Tax Matters Member as shall be necessary for the preparation by such Member of its income tax returns and such Member’s tax information reporting requirements.

(c)         The Tax Matters Member shall take no action in its capacity as Tax Matters Member without the authorization of the Management Committee, other than such action as may be required by Law.  Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings and in complying with Section 8.03(b), shall be paid by the Company.

(d)         The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Management Committee.  The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member.  Any Member that enters into a settlement agreement with respect to any partnership item (as described in Code Section 6231(a)(3)) with respect to the Company or any Series shall notify the other Members of such settlement agreement and its terms within [***] Days from the date of the settlement.

(e)         No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items or items of any Series for any taxable year without first notifying the other Members no later than [***] Days prior to filing such request.  If the Management Committee consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members.  If such consent is not obtained within [***] Days from such notice, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.  Any Member intending to file a petition under Code Sections 6226, 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company or any Series, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(f)          If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

ARTICLE 9
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.01     Maintenance of Books.  (a)  The Operator shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Management Committee complete and accurate books and records of the Company and each Series, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 9.02, supporting documentation of the transactions with respect to the conduct of the Company’s and Series’ business and minutes of the proceedings of its Members and the Management Committee, and any other books and records that are required to be maintained by applicable Law.

(b)         The books of account of the Company and Series shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with Required Accounting Practices, and (iii) unless the Management Committee decides otherwise, audited by the Certified Public Accountants at the end of each calendar year.

9.02     Reports.  (a)  With respect to each calendar year, the Operator shall prepare and deliver to each Member:

(i)                     Within 75 Days after the end of such calendar year, a statement of operations and a statement of cash flows for such year, a balance sheet as of the end of such year, and an audited report thereon of the Certified Public Accountants; provided that, upon the written request of one or more Members at least [***] Days prior to the applicable calendar year end, which request shall be a standing request effective for subsequent calendar years unless and until revoked by the requesting Member, the Operator shall prepare and deliver to the requesting Member(s) within 25 Days after the end of each such calendar year the foregoing information except for the audited report, which the Operator shall use reasonable efforts to prepare and deliver to the requesting Member(s) no later than 14 Days prior to any regulatory, contractual or filing deadlines of such Member for which the Operator has been notified by such Member.

(ii)                    Within 75 Days after the end of such calendar year, such federal, state and local income tax returns and such other accounting and tax information and schedules as shall be necessary for tax reporting purposes by each Member with respect to such year.

(b)         Upon the written request of one or more Founding Members at least [***] Days prior to the applicable calendar year end, the Operator shall use reasonable efforts to prepare and deliver to the requesting Founding Member(s) the following information within [***] Days after the end of such calendar year:

(i)                     A discussion and analysis of the results of operations including detailed explanations of significant variances in revenues, expenses and cash flow activities appearing in the audited financial statements, as compared to the same periods in the prior calendar year, and relevant operational statistics, including volumetric data;

(ii)                    A schedule of amounts due by year for contractual obligations that will impact Available Cash including notes payable, capital leases, operating leases, and purchase obligations; and

(iii)                   A three-year forward-looking forecast that includes a balance sheet, profit and loss statement, and a statement of cash flows.  Such forecast shall include information pertaining to the underlying assumptions used in its preparation including volumetric, revenue per-unit and capital expenditure assumptions.  Such forecast also shall be updated within 45 Days after execution by the Company of a material Gas Transportation Service Agreement if the timing and amount of revenues or expenses resulting from such agreement are materially different than estimates included in the forward-looking forecast.

The reasonable incremental cost to the Operator of preparing the above reports shall be reimbursed to the Operator by the Founding Member requesting such reports and, in the case of two or more Founding Members requesting such reports, equally by such Founding Members.  Such cost shall be determined in accordance with the Accounting Procedure set forth in the COM Agreement.

(c)         Within 25 Days after the end of each calendar month, the Operator shall cause to be prepared and delivered to each Member with an appropriate certification of the Person authorized to prepare the same (provided that the Management Committee may change the financial statements required by this Section 9.02(c) to a quarterly basis or may make such other change therein as it may deem appropriate):

(i)                     A statement of operations for such month (including sufficient information to permit the Members to calculate their tax accruals) and for the portion of the calendar year then ended as compared with the same periods for the prior calendar year and with the budgeted results for the current periods;

(ii)                    A balance sheet as of the end of such month and the portion of the calendar year then ended; and

(iii)                   For quarter month end, a statement of cash flows for the portion of the calendar year then ended as compared to the same period for the prior calendar year.

(d)         In addition to its obligations under subsections (a), (b), and (c) of this Section 9.02, but subject to Section 3.06, the Operator shall timely prepare and deliver to any Member, upon request, all of such additional financial statements, notes thereto and additional financial information as may be required in order for each Member or an Affiliate of such Member to comply with any reporting requirements under (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) any national securities exchange or automated quotation system.  The reasonable incremental cost to Operator of preparing and delivering such additional financial statements, notes thereto and additional financial information, including any required incremental audit fees and expenses, shall be reimbursed to the Operator by the Member requesting such reports and, in the case of two or more Members requesting such additional information, equally by such Members.  Such cost shall be determined in accordance with the Accounting Procedure set forth in the COM Agreement.

(e)         Operator shall also cause to be prepared and delivered to each Founding Member such other reports, forecasts, studies, budgets and other information as such Founding Member may reasonably request from time to time.

(f)          For purposes of clarification and not limitation, any audit or examination by a Member pursuant to Section 3.6 of the COM Agreement may, at the option of such Member, include audit or examination of the books, records and other support for the costs incurred pursuant to subsections (b) and (e) of this Section 9.02.

9.03     Bank Accounts.  Funds of each Series shall be deposited in such banks or other depositories as shall be designated from time to time by the Management Committee and shall not be commingled with the Operator’s funds.  All withdrawals from any such depository shall be made only as authorized by the Management Committee and shall be made only by check, wire transfer, debit memorandum or other written instruction.  The Management Committee may authorize the Operator to designate and maintain accounts in any such banks or other depositories in accordance with Exhibit A to the COM Agreement.

ARTICLE 10
WITHDRAWAL

10.01   Right of Withdrawal.  With respect to each Series, (a) prior to the In-Service Date of the Facilities assigned to such Series, no Member shall have the right to withdraw from such Series, other than [***] and (b) following the In-Service Date of the Facilities assigned to such Series, each Member shall have the right to withdraw from the Series [***] Days following delivery of written notice to the Management Committee.

10.02   Deemed Withdrawal.  A Member is deemed to have Withdrawn from a Series upon the occurrence of any of the following events:

(a)                               the Member is deemed, pursuant to Section 7.01(d) to have Withdrawn from the Series;

(b)                              there occurs an event that makes it unlawful for the Member to continue to be a Member;

(c)                               the Member becomes Bankrupt;

(d)                             the Member dissolves and commences liquidation or winding-up; or

(e)                               the Member commits a Default.

10.03   Effect of Withdrawal.  A Member that is deemed to have Withdrawn pursuant to Section 10.01 or Section 10.02 (a “Withdrawn Member”), must comply with the following requirements in connection with its Withdrawal:

(a)         The Withdrawn Member ceases to be a Member of the applicable Series immediately upon the occurrence of the applicable Withdrawal event.

(b)         The Withdrawn Member shall not be entitled to receive any distributions from the Series except as set forth in Section 10.03(e), and neither it nor its Representative shall be entitled to exercise any voting or consent rights, or to appoint any Representative or Alternate Representative to the Management Committee (and the Representative (and the Alternate Representative) appointed by such Member shall be deemed to have resigned) or to receive any further information (or access to information) from the Series.  The Sharing Ratio of such Member with respect to any Series shall not be taken into account in calculating the Sharing Ratios of the Members for any purposes.  This Section 10.03(b) shall also apply to a Breaching Member; but if a Breaching Member cures its breach during the applicable cure period, then any distributions that were withheld from such Member shall be paid to it, without interest.

(c)         The Withdrawn Member must pay to each Series all amounts owed to it by such Withdrawn Member.

(d)         The Withdrawn Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Series that accrue prior to the Withdrawal.

(e)         In the event of a Withdrawal with respect to any Series under Section 10.01 or a deemed Withdrawal under Section 10.02(b) or (c), the Withdrawn Member shall be entitled to receive a portion of each distribution that is made by the Series from and after the In-Service Date for the Facilities assigned to such Series, equal to the product of the Withdrawn Member’s Sharing Ratio with respect to the Series as of the date of its Withdrawal multiplied by the aggregate amount of such distribution; provided that the Withdrawn Member’s rights under this Section 10.03(e) shall automatically terminate at such time as the Withdrawn Member has received an aggregate amount under this Section 10.03(e) equal to the sum of (i) lesser of (A) the Withdrawn Member’s Outstanding Capital Contribution with respect to the Series, and (B) the Fair Market Value of the Withdrawn Member’s Membership Interest with respect to the Series, each determined as of the date of the Withdrawal, plus (ii) any Indebtedness of the Company owed to such Member at the time of Withdrawal.  From the date of the Withdrawal to the date of such payment, the amount owing to the Withdrawn Member pursuant to the preceding sentence shall be recorded as a contingent obligation of the Series until such payment is made.  The rights of a Withdrawn Member under this Section 10.03(e) shall (A) be subordinate to the rights of any other creditor of the Series, (B) not include any right on the part of the Withdrawn Member to receive any interest or other amounts with respect thereto (except as may otherwise be provided in the evidence of any Indebtedness of the Series owed to such Withdrawn Member); (C) not require the Series to make any distribution (the Withdrawn Member’s rights under this Section 10.03(e) being limiting to receiving a portion of such distributions as the Management Committee may, in its Sole Discretion, decide to cause the Series to make); (D) not require any Member to make a Capital Contribution or a loan to permit the Series to make a distribution or otherwise to pay the Withdrawn Member; and (E) be treated as a liability of the Series for purposes of Section 12.02.

(f)          Except as set forth in Section 10.03(e), a Withdrawn Member shall not be entitled to receive any return of its Capital Contributions or other payment from the Series in respect of its Membership Interest in such Series.  Any Performance Assurances or Credit Assurances provided by the Withdrawn Member and outstanding as of the date of Withdrawal shall continue as to the liabilities accrued prior to the date of Withdrawal for which such Performance Assurances were provided under Section 4.01(b) or such Credit Assurances were provided under Section 4.07; provided that, in the event a Member is Withdrawn pursuant to Section 10.02(e), such Member shall pay over and forfeit any remaining Performance Assurances as liquidated damages and not as a penalty.

(g)         The Sharing Ratio of the Withdrawn Member with respect to the Series to which the withdrawal relates shall be allocated among the remaining Members with Membership Interests in such Series in the proportion that each Member’s Sharing Ratio with respect to the Series bears to the total Sharing Ratio of all remaining Members with respect to the Series, or in such other proportion as the remaining Members may unanimously agree.

(h)         A deemed Withdrawal under Section 7.01(d) shall carry no connotation or implication that the Withdrawn Member has breached this Agreement or otherwise acted contrary to the intent of this Agreement, it being understood that (i) each Member is completely free to cast its vote as it wishes at the Management Committee meetings described in such Section and (ii) the concept of “deemed Withdrawal” in such Section is merely a convenient technique for permitting the continued development of the Facilities by the Members that desire to continue such development.

ARTICLE 11
DISPUTE RESOLUTION

11.01   Disputes.  This Article 11 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement; (b) any deadlock among the Representatives on any matter requiring approval of the Management Committee (including any dispute over whether the Representatives of any Founding Member (or its Affiliates) are reasonably withholding their consent in connection with a determination by the Management Committee, but only with respect to those matters specifically identified in Section 6.02(j) and Section 6.05(e)) other than the matters covered by Sections 6.02(i)(G) or 6.02(i)(BB) (a “Deadlock”); and (c) the applicability of this Article 11 to a particular dispute.  Notwithstanding the foregoing, this Section 11.01 shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be resolved by a vote of the Management Committee; provided that, if a vote, approval, consent, determination or other decision must, under the terms of this Agreement, be made (or withheld) in accordance with a standard other than Sole Discretion (such as a reasonableness standard), then the issue of whether such standard has been satisfied may be a dispute to which this Article 11 applies (including Section 11.03); and provided, further, that any

Deadlock shall be resolved solely as provided in Sections 11.02 and 11.05 hereof.  Any dispute to which this Article 11 applies is referred to herein as a “Dispute.”  With respect to a particular Dispute, each Member that is a party to such Dispute is referred to herein as a “Disputing Member.”  The provisions of this Article 11 shall be the exclusive method of resolving Disputes.

11.02   Negotiation to Resolve Disputes.  If a Dispute arises, the Disputing Members shall attempt to resolve such Dispute through the following procedure:

(a)         first, the designated Representative of each of the Disputing Members shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

(b)         second, if the Dispute is still unresolved after ten (10) Business Days following the commencement of the negotiations described in Section 11.02(a), then the Parent Decision Makers shall meet in person within five (5) Business Days after the expiration of the aforementioned period of ten (10) Business Days, and such Parent Decision Makers shall attempt in good faith to resolve the Dispute as promptly as practicable.

11.03   Courts.  If a Dispute (other than a Deadlock) is still unresolved following ten (10) Business Days after a written request or demand for negotiations described in Section 11.02(b), then any of such Disputing Members may submit such Dispute only to the Court of Chancery of the State of Delaware or, in the event that such court does not have jurisdiction over the subject matter of such Dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”), and each of the Members irrevocably submits to the exclusive jurisdiction of the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 13.02.  Each of the Members hereby irrevocably and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or clam in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH MEMBER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

11.04   Specific Performance.  The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Member’s or the Company’s right to specific performance and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that no Member nor the Company shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.04 and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.05   Arbitration.

(a)         If a Deadlock is still unresolved pursuant to the procedures set forth in Section 11.02, then the Deadlock shall be settled by arbitration conducted in the English language in New York, New York, administered by and in accordance with the terms of this Agreement and the Commercial Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) (the “Arbitration”).

(b)         Any Disputing Member (the “Arbitration Invoking Party”) may, by notice (the “Arbitration Notice”) to any other Disputing Member (the “Arbitration Noticed Party”), submit the Dispute to Arbitration in accordance with the provisions of this Section 11.05(b).  Any Disputing Member may initiate Arbitration by filing with the AAA a notice of intent to arbitrate within the mediation period.

(c)         Any such Arbitration proceeding shall be before a tribunal of three (3) arbitrators, one (1) designated by the Arbitration Invoking Party, one (1) designated by the Arbitration Noticed Party, and one (1) designated by the two (2) arbitrators so designated.  The Arbitration Invoking Party and the Arbitration Noticed Party shall each name their arbitrator by notice (the “Selection Notice”) given within five (5) Business Days after the date of the Arbitration Notice, and the two (2) arbitrators so appointed shall agree upon the third member of the tribunal within five (5) Business Days after the date of the Selection Notice.  Any member of the tribunal not appointed within the period required, whether by one of the Disputing Members or by the two (2) arbitrators chosen by the Disputing Members, shall be appointed by the AAA.  The arbitrators shall have no affiliation with, financial or other interest in, or prior employment with either Disputing Member or their Affiliates and shall be experienced and well-regarded oil and gas attorneys knowledgeable in the field of the dispute.

(d)         In any Arbitration in which the Deadlock involves a dispute over whether the Representatives of any Founding Members are reasonably withholding their consent in connection with a determination by the Management Committee with respect to any matter identified in Section 6.02(j) or Section 6.05(e), the arbitrators shall first determine whether the Representatives of such Founding Member are reasonably withholding their consent in the matter(s) in question and, if such Representatives are determined to have acted reasonably, the arbitrators shall then immediately proceed to resolve the Deadlock among the Representatives on the matter(s) requiring approval of the Management Committee.

(e)         Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have twenty (20) Business Days, commencing on the date the Arbitration Notice is given, to prepare and submit a proposal for the resolution of the dispute to the tribunal, including a description of how such Disputing Member arrived at its proposal and the arguments therefor, as it deems appropriate.  Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall deliver a copy of its proposal, including any such supplemental information, to the other Disputing Member at the same time it delivers the proposal to the tribunal.

(f)                                      Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have five (5) Business Days after the receipt of the other Disputing Member’s proposal to revise its respective proposal and submit a final proposal to the tribunal, including supporting arguments for its own and against the other Disputing Member’s proposal.

(g)                                    Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall present oral arguments supporting its final proposal to the tribunal at a proceeding held five (5) Business Days after the deadline for submission of final proposals to the tribunal.  Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have three (3) hours to make its oral presentation to the tribunal.

(h)                                    The tribunal shall, within ten (10) Business Days after presentation of the oral arguments, render a decision that selects the Arbitration Invoking Party’s final proposal (with no modifications thereto) or the Arbitration Noticed Party’s final proposal (with no modifications thereto), and no other proposal.  The award rendered pursuant to the foregoing shall be final and binding on the Disputing Members, shall not be subject to appeal, and judgment thereon may be entered or enforcement thereof sought by either Disputing Member in any court of competent jurisdiction.

(i)                                        Each Disputing Member shall bear the costs of its appointed arbitrator and its own attorneys’ fees, and the costs of the third arbitrator incurred in accordance with the foregoing shall be shared equally by the Disputing Members.  Additional incidental costs of the Arbitration shall be paid for by the non-prevailing Disputing Member in the Arbitration.

(j)                                        Notwithstanding the foregoing, each Disputing Member may at any time in a Dispute apply to the Court of Chancery for a decree of dissolution of the Company pursuant to Section 18-802 of the Act.

ARTICLE 12
DISSOLUTION, WINDING-UP AND TERMINATION

12.01            Dissolution.

(a)                                     The Company shall dissolve and its affairs shall be wound up (i) on the date all Series of the Company are terminated and wound up or (ii) upon entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)                                    A Series shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i)                                                                                  decision to terminate the Series by Supermajority Interest;

(ii)                                                                              entry of a decree of judicial dissolution of the Series under Section 18-215(m) of the Act;

(iii)                                                                          the Disposition or abandonment of all or substantially all of the Series’ business and assets;

(iv)                                                                          an event that makes it unlawful for the business of the Series to be carried on;

(v)                                                                              with respect to Series A, by 10 Business Days’ written notice of termination given by USG or EQT if the initial Construction Budget, the Project Schedule and the Initial Operating Budget have not been approved by USG and EQT by the [***] Day following the delivery thereof to USG; provided, however, that, if the initial Construction Budget, Project Schedule and the Initial Operating Budget are approved within 10 Business Days following delivery of such notice of termination, then such written notice of termination shall be null and void, and this Agreement shall continue in full force and effect.

(c)                                     The termination and winding up of a Series shall not, in it of itself, cause a dissolution of the Company or the termination of any other Series; provided, however, that the Company shall dissolve and its affairs shall be wound up on the date all Series of the Company are terminated and wound up.  The termination of a single Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Act.

12.02            Winding-Up and Termination.  (a)  On the termination of a Series, the Management Committee shall designate a Member or other Person to serve as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Series and make final distributions as provided herein and in the Act.  The costs of winding-up shall be borne as a Series expense.  Until final distribution, the liquidator shall continue to operate the Series properties with all of the power and authority of the Members.  The steps to be accomplished by the liquidator are as follows:

(i)                                                                                  as promptly as possible after termination and again after final winding-up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Series’ assets, liabilities, and operations through the last Day of the month in which the termination occurs or the final winding-up is completed, as applicable;

(ii)                                                                              the liquidator shall discharge from Series funds all of the Indebtedness of the Series and other debts, liabilities and obligations of the Series (including all expenses incurred in winding-up and any loans described in Section 4.02) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(iii)                                                                          all remaining assets of the Series shall be distributed to the Members as follows:

(A)                          the liquidator may sell any or all Series property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members with respect to the Series in accordance with the provisions of Article 5;

(B)                           with respect to all Series property that has not been sold, the fair market value of that property shall be determined and the Capital

Accounts of the Members with respect to the Series shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts with respect to the Series previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(C)                           Series property (including cash) shall be distributed among the Members in accordance with Section 5.01; and those distributions shall be made by the end of the taxable year of the Series during which the liquidation of the Series occurs (or, if later, [***] Days after the date of the liquidation).

(b)                                    The distribution of cash or property to a Member with respect to a Series in accordance with the provisions of this Section 12.02 constitutes a complete return to the Member of its Capital Contributions with respect to the Series and a complete distribution to the Member of its Membership Interest with respect to the Series and all the Series property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act.  To the extent that a Member returns funds to the Company or any Series, it has no claim against any other Member for those funds.  Except as otherwise provided by applicable laws, upon termination of a Series, each Member associated with such Series shall look solely to the assets of such Series for the return of its Capital Contributions made with respect to such Series, and if the assets of such Series remaining after payment of or due provision for the debts and liabilities of the Company with respect to such Series are insufficient to return such Capital Contributions, such Members shall have no recourse against any other Series, the Company or any other Member, except as otherwise provided by law.

(c)                                     No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination.  Upon such termination, any books and records of the Company that there is a reasonable basis for believing will ever be needed again shall be furnished to the Operator, who shall keep such books and records (subject to review by any Person that was a Member at the time of dissolution) for a period at least three (3) years.  At such time as the Operator no longer agrees to keep such books and records, it shall offer the Persons who were Members at the time of dissolution the opportunity to take over such custody, shall deliver such books and records to such Persons if they elect to take over such custody, and may destroy such books and records if they do not so elect.  Any such custody by such Persons shall be on such terms as they may agree upon among themselves.

12.03            Deficit Capital Accounts.  No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in any Member’s Capital Account with respect to any Series.

12.04            Certificate of Cancellation.  On completion of the distribution of the Company’s assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to the Act, and take such other actions as may be necessary to terminate the existence of the Company.  Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 13
GENERAL PROVISIONS

13.01            Offset; Costs and Expenses.  (a)  Whenever a Series is to pay any sum to any Member, any amounts that Member owes the Series may be deducted from that sum before payment.

(b)                                    Series A shall reimburse the Founding Members for all out-of-pocket costs and expenses incurred by the Founding Members prior to the Effective Date in connection with the drafting, review and negotiation of this Agreement and the COM Agreement and for any out-of-pocket costs or expenses incurred by a Member in connection with the formation of the Company.

13.02            Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail, or by facsimile or other electronic transmission, including electronic mail.  A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day.  All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument described in Section 3.03(b)(iv)(A)(2) or Section 3.04, or such other address as that Member may specify by notice to the other Members.  Any notice, request or consent to the Company must be given to all of the Members.  Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.03            Entire Agreement; Superseding Effect.  This Agreement, the COM Agreement, and [***] constitute the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby and supersede all provisions and concepts contained in all prior agreements.

13.04            Effect of Waiver or Consent.  Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company.  Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.05            Amendment or Restatement.  This Agreement and the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by Supermajority Interest; provided, however, that any amendment or restatement that is materially adverse to any Member in a manner that is disproportionate to such Member’s interest (as compared to the interest of other Members) shall (a) if the affected Member is a Founding Member, require the written consent or approval of such Founding Member; or (b) if the affected Member is not a Founding Member, require the written consent or approval of a majority of all Members similarly adversely affected.

13.06            Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

13.07            Governing Law; Severability.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control.  If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.  If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

13.08            Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 13.08 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.

13.09            Waiver of Certain Rights.  Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

13.10            Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

13.11            Fair Market Value Determination.

(a)                                     [***]

(b)                                    [***]

(c)                                     [***]

13.12            Other Agreements.  Notwithstanding any other provision of this Agreement, it is hereby acknowledged and agreed that the Company has the power and authority, without further act, approval, or vote of the Management Committee, to [***].

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBERS:

MVP HOLDCO, LLC

By:	/s/ Randall L. Crawford
Name:	Randall L. Crawford
Title:	President

US MARCELLUS GAS INFRASTRUCTURE, LLC

By:	/s/ Lawrence A. Wall, Jr.
Name:	Lawrence A. Wall, Jr.
Title:	President

COMPANY:

MOUNTAIN VALLEY PIPELINE, LLC

By:	MVP Holdco, LLC,
its Member

By:	/s/ Randall L. Crawford
Name:	Randall L. Crawford
Title:	President

By:	US Marcellus Gas Infrastructure, LLC,
its Member

By:	/s/ Lawrence A. Wall, Jr.
Name:	Lawrence A. Wall, Jr.
Title:	President

[Signature page to Amended and Restated LLC Agreement of Mountain Valley Pipeline, LLC]

EXHIBIT A

MEMBERS

Name, Address, Fax and E-mail	Series A Sharing Ratio	Parent	Representative and Alternate Representatives
MVP HOLDCO, LLC EQT Plaza 625 Liberty Avenue Pittsburgh, Pennsylvania 15222 Fax: (412) 553-7781 Attention: Blue Jenkins [***] David Gray [***] Sean McGinty [***]	[***]%	[***]	[***] [***]
US MARCELLUS GAS INFRASTRUCTURE, LLC 601 Travis Street Suite 1900 Houston, Texas 77002 Fax: 713.751.0375 Attention: Lawrence A. Wall, Jr. [***] Karina Amelang [***]	[***]%	[***]	[***] [***]

EXHIBIT B

FORM OF LIMITED LIABILITY COMPANY AGREEMENT

LIMITED LIABILITY COMPANY AGREEMENT

OF

[•], LLC

A Delaware Limited Liability Company

[•], 2014

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

1.01	Definitions	1
1.02	Interpretation	16

ARTICLE 2 ORGANIZATION		16

2.01	Formation	16
2.02	Name	16
2.03	Registered Office; Registered Agent; Principal Office in the United States; Other Offices	16
2.04	Purposes	16
2.05	No State Law Partnership	17
2.06	Foreign Qualification	17
2.07	Term	17
2.08	Title to Property	17

ARTICLE 3 MEMBERSHIP INTERESTS; DISPOSITIONS OF INTERESTS		17

3.01	Capital Structure	17
3.02	Representations, Warranties and Covenants	18
3.03	Dispositions and Encumbrances of Membership Interests	19
3.04	Creation of Additional Membership Interests	27
3.05	Access to Information	27
3.06	Confidential Information	28
3.07	Liability to Third Parties	30
3.08	Use of Members’ Names and Trademarks	30

ARTICLE 4 CAPITAL CONTRIBUTIONS/LOANS		30

4.01	Capital Contributions	30
4.02	Loans	33
4.03	No Other Contribution or Loan Obligations	34
4.04	Return of Contributions	34
4.05	Capital Accounts	34
4.06	Failure to Make a Capital Contribution or Loan	35
4.07	Credit Assurance	37

ARTICLE 5 DISTRIBUTIONS AND ALLOCATIONS		38

5.01	Distributions	38
5.02	[Intentionally omitted.]	38
5.03	[Intentionally omitted.]	38
5.04	Allocations for Maintaining Capital Accounts	38
5.05	Allocations for Tax Purposes	40

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5.06	Varying Interests	40
5.07	Amounts Withheld	41

ARTICLE 6 MANAGEMENT		41

6.01	Generally	41
6.02	Management Committee	41
6.03	Construction, Operation and Management Agreement	47
6.04	No Duties; Disclaimer of Duties	47
6.05	Business Opportunities	48
6.06	Insurance Coverage	49
6.07	Indemnification	49
6.08	Limitation on Liability	50
6.09	Delivery of Operating Budget	50

ARTICLE 7 DEVELOPMENT OF FACILITIES		51

7.01	Development of Facilities	51
7.02	Employee Matters	52
7.03	General Regulatory Matters	52

ARTICLE 8 TAXES		52

8.01	Tax Returns	52
8.02	Tax Elections	53
8.03	Tax Matters Member	53

ARTICLE 9 BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS		54

9.01	Maintenance of Books	54
9.02	Reports	54
9.03	Bank Accounts	56

ARTICLE 10 WITHDRAWAL		57

10.01	Right of Withdrawal	57
10.02	Deemed Withdrawal	57
10.03	Effect of Withdrawal	57

ARTICLE 11 DISPUTE RESOLUTION		59

11.01	Disputes	59
11.02	Negotiation to Resolve Disputes	59
11.03	Courts	59
11.04	Specific Performance	60
11.05	Arbitration	60

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ARTICLE 12 DISSOLUTION, WINDING-UP AND TERMINATION		62

12.01	Dissolution	62
12.02	Winding-Up and Termination	62
12.03	Deficit Capital Accounts	64
12.04	Certificate of Cancellation	64

ARTICLE 13 GENERAL PROVISIONS		64

13.01	Offset; Costs and Expenses	64
13.02	Notices	64
13.03	Entire Agreement; Superseding Effect	64
13.04	Effect of Waiver or Consent	64
13.05	Amendment or Restatement	65
13.06	Binding Effect	65
13.07	Governing Law; Severability	65
13.08	Further Assurances	65
13.09	Waiver of Certain Rights	66
13.10	Counterparts	66
13.11	Fair Market Value Determination	66

EXHIBIT:

A – Members

iii

LIMITED LIABILITY COMPANY AGREEMENT
OF
[•], LLC

This LIMITED LIABILITY COMPANY AGREEMENT OF [•], LLC (this “Agreement”), dated as of [•], 2014 (the “Effective Date”), is adopted, executed and agreed to by [EQT Entity], LLC, a Delaware limited liability company (“EQT”), [USG Entity], LLC, a Delaware limited liability company (“USG”), and [•], LLC, a Delaware limited liability company (the “Company”) and each Person from time to time admitted to the Company as a Member in accordance with the terms hereof.

RECITALS

WHEREAS, on [•], 20[•], the Company was formed as a limited liability company in accordance with the Act (as hereinafter defined) for the purpose of developing, constructing, owning, and operating the Facilities (as defined herein) [and [•]]; and

WHEREAS, the Members (as hereinafter defined) desire to make certain provisions regarding the affairs of the Company and the conduct of its business and the rights and obligations of the Members on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

ARTICLE 1
DEFINITIONS

1.01                    Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

708(b) Members – has the meaning set forth in Section 3.03(b)(viii).

AAA – has the meaning set forth in Section 11.05(a).

Act – means the Delaware Limited Liability Company Act.

Additional Contribution/Loan – has the meaning set forth in Section 4.06(a)(ii).

Additional Contribution/Loan Members – has the meaning set forth in Section 4.06(a)(ii).

Adjusted Capital Account – means the Capital Account maintained for each Member as provided in Section 4.05, (a) increased by (i) an amount equal to such Member’s allocable share of Minimum Gain as computed in accordance with the applicable Treasury Regulations, and (ii) the amount that such Member is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), if any, and (b) reduced by the adjustments provided for in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Affiliate – means, (i) with respect to any Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent; provided that, with respect to any Member, an Affiliate shall include (y) a limited partnership or a Person Controlled by a limited partnership if such Member’s Parent has the power to appoint the general partner of such limited partnership, or such general partner is otherwise is Controlled by such Member’s Parent, or (z) a limited liability company or a Person controlled by a limited liability company if such Member’s Parent has the power to appoint the managing member or manager (or, if more than one manager, a majority of managers) of the limited liability company, or such managing member or manager(s) are Controlled by such Member’s Parent; provided, further, that, for purposes of this Agreement, the Company shall not be an Affiliate of any Member; and (ii) specifically with respect to EQT, (a) EQT Corporation, a Pennsylvania corporation, and those Persons referred to in clause (i) hereof with respect to EQT Corporation and (b) EQM and those Persons referred to in clause (i) hereof with respect to EQM.

Affiliate’s Outside Activities – has the meaning set forth in Section 6.05(a).

Agreement – has the meaning set forth in the Preamble.

Alternate Representative – has the meaning set forth in Section 6.02(a)(i).

Appraiser – has the meaning set forth in Section 13.11(c).

Approved Precedent Agreement – means each Precedent Agreement approved by the Management Committee pursuant to Section 6.02(i)(S).

Arbitration – has the meaning set forth in Section 11.05(a).

Arbitration Invoking Party – has the meaning set forth in Section 11.05(b).

Arbitration Notice – has the meaning set forth in Section 11.05(b).

Arbitration Noticed Party – has the meaning set forth in Section 11.05(b).

Assignee – means any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(b)(iii).  Subject to the Preferential Rights set forth in Section 3.03(b)(ii), the Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding-up of such Member.  The Assignee of a Bankrupt Member is (a) the Person or Persons (if any) to whom such Bankrupt Member’s Membership Interest is assigned by order of the bankruptcy court or other Governmental Authority having jurisdiction over such Bankruptcy, or

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(b) in the event of a general assignment for the benefit of creditors, the creditor to which such Membership Interest is assigned.

Assumed Tax Rate – means, for any period, the effective maximum combined marginal U.S. federal, state, and local income tax rate applicable to ordinary income of an individual resident of New York, New York, after giving effect to any U.S. federal income tax deduction for state and local income taxes.

Authorizations – means licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having valid jurisdiction.

Available Cash – means, with respect to any Quarter ending prior to the dissolution or liquidation of the Company, and without duplication:

(a)        the sum of all cash and cash equivalents of the Company on hand at the end of such Quarter, less

(b)        the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Management Committee (i) to provide for the proper conduct of the business of the Company (including reserves for future maintenance capital expenditures and for anticipated future credit needs of the Company) subsequent to such Quarter or (ii) to comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which a liquidation or dissolution of the Company occurs and any subsequent Quarter shall be deemed to equal zero.

Bankruptcy or Bankrupt – means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 Days have expired without the appointment’s having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

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Breaching Member – means a Member that, as of any date, (a) has committed a failure or breach of the type described in the definition of “Default,” (b) has received a written notice with respect to such failure or breach of the type described in such definition of “Default,” and (c) has not cured such failure or breach as of such date, but as to which the applicable cure period set forth in such definition of “Default” has not then expired.

Business Day – means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.

[***]

Capital Account – means the account maintained by the Company for each Member in accordance with Section 4.05.

Capital Budget – means (a) the Construction Budget, (b) the capital budget associated with the Facilities covered by any Approved Precedent Agreement, and (c) the annual capital budget for the Company that is approved (or deemed approved) pursuant to Section 6.02(i)(GG).  Each Capital Budget shall cover all items that are classified as capital items under Required Accounting Practices.

Capital Call – has the meaning set forth in Section 4.01(a)(iv).

Capital Contribution – means, with respect to a Member, the amount of money and the net agreed fair market value of any property (other than money) contributed to the Company by the Member.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

Certified Public Accountants – means a firm of independent public accountants selected from time to time by the Management Committee.

Change of Control – means:

(a)        with respect to any Member, an event (such as a Disposition of voting securities or other equity interests or substantially all the assets of such Member) that causes such Member to cease to be Controlled by such Member’s then Parent; provided that the term “Change of Control” shall not include any of the following events:

(A)       with respect to a Founding Member, an event that causes such Member’s then Parent to be Controlled by another Person;

(B)       a Disposition of the Membership Interests held by, or the equity or assets of, such Member to an Affiliate of such Member or such Member’s then Parent, or any other event, including any corporate reorganization, merger, combination or similar transaction, that results in such Member being Controlled by an Affiliate of such Member’s then Parent, including, in each case, a Disposition to a limited partnership whose general partner is Controlled by an Affiliate of such Member or its then Parent;

4

(C)       in the case of a Member that is a publicly traded partnership or is Controlled by a publicly traded partnership, any Disposition of units or issuance of new units representing limited partner interests by such publicly traded partnership, whether to an Affiliate or an unrelated party and whether or not such units or interests are listed on a national securities exchange or quotation service so long as the general partner of such publicly traded partnership is Controlled by an Affiliate of such Member or its Parent; and

(D)       [***];

(b)        prior to and following the In-Service Date, with respect to the Operator, an event (such as a Disposition of voting securities or other equity interests of substantially all the assets of the Operator) that causes, directly or indirectly, the Operator to be Controlled by another Person, subject to Section 3.03(b)(vi)(D).  With respect to the Operator, “Change of Control” shall not include an event (i) that causes the Operator to be Controlled by an Affiliate of the Operator or an Affiliate of the Operator’s then Parent or (ii) that causes the Parent of the Operator to be Controlled by another Person so long as with respect to clause (ii) above the Management Committee determines [***] that, after giving effect to such event, the Operator has the experience, safety record, creditworthiness, and financial wherewithal generally acceptable within the midstream natural gas industry and is and will be able to perform its obligations under the COM Agreement; and

(c)        Notwithstanding the foregoing, and for the avoidance of doubt, any event that (i) constitutes a Change of Control under clause (a) of this definition of Change of Control or (ii) is expressly excluded from this definition of Change of Control pursuant to clauses (a)(A), (a)(B), (a)(C) or (a)(D) above shall not be deemed a Disposition for purposes of Section 3.03 of this Agreement, other than for purposes of Section 3.03(b)(iv); provided, however, that Dispositions or issuances described in clause (a)(C) shall not be deemed a Disposition for purposes of Section 3.03(b)(iv).

Change Exercise Notice – has the meaning set forth in Section 3.03(b)(vi)(A).

Change Purchasing Member – has the meaning set forth in Section 3.03(b)(vi)(A).

Change Unexercised Portion – has the meaning set forth in Section 3.03(b)(vi)(A).

Changing Member – has the meaning set forth in Section 3.03(b)(vi)(A).

Claim – means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorney’s fees,

5

disbursements and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.

Code – means the Internal Revenue Code of 1986, as amended.

COM Agreement – has the meaning set forth in Section 6.03.

COM Approval Matters – means all matters requiring the approval of the Company or providing for the exercise of rights by the Company, including, without limitation, those set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.6, 4.2, 4.4, 5.1, 5.2, 7.1(b), 7.2, 8.2, and 8.3, Article 9, Sections 13.2 and 13.4, Article 15, Article 17, Section 18.6 and 18.9, Exhibit A, and Exhibit B of the COM Agreement.

Comment Deadline – has the meaning set forth in Section 6.09.

Company – has the meaning set forth in the Preamble.

Confidential Information – means all information and data (including all copies thereof) that is furnished or submitted by any of the Members, their Affiliates, or Operator, whether oral, written, or electronic, to the other Members, their Affiliates, or Operator in connection with the Facilities and the resulting information and data obtained from those studies, including market evaluations, market proposals, service designs and pricing, pipeline system design and routing, cost estimating, rate studies, identification of permits, strategic plans, legal documents, environmental studies and requirements, public and governmental relations planning, identification of regulatory issues and development of related strategies, legal analysis and documentation, financial planning, gas reserves and deliverability data, studies of the natural gas supplies for the Facilities, and other studies and activities to determine the potential viability of the Facilities and their design characteristics, and identification of key issues.  Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:

(a)        is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement;

(b)        as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction;

(c)        has been independently acquired or developed by a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement; or

(d)       is received from a third-party source on a non-confidential basis, provided that such third-party source is not subject to an obligation of confidentiality and would not reasonably have been expected to know that the information was to be kept confidential from the applicable party.

Construction Budget – has the meaning set forth in Section 4.01(a)(i).

6

Contributing/Loan Member – has the meaning set forth in Section 4.06(a).

Control, Controls or Controlled – means the possession, directly or indirectly, through one or more intermediaries, of the following:

(a)        (i) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, general partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a statutory trust, 50% or more of the beneficial interest therein; (iv) in the case of a limited partnership (A) the right to 50% or more of the distributions therefrom (including liquidating distributions), (B) where the general partner of such limited partnership is a corporation, ownership of 50% or more of the outstanding voting securities of such corporate general partner, (C) where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to 50% or more of the distributions (including liquidating distributions) from such general partner entity, or (D) where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause, or (v) in the case of any other entity, 50% or more of the economic or beneficial interest therein; or

(b)        in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise predominant control over the management of the entity.

Control Notice – has the meaning set forth in Section 3.03(b)(vi)(A).

Covered Person – has the meaning set forth in Section 6.07(a).

Credit Assurance – has the meaning set forth in Section 4.07(a).

Day – means a calendar day, provided that if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the next occurring Business Day.

Deadlock – has the meaning set forth in Section 11.01.

December Deadline – has the meaning set forth in Section 6.09.

Deemed Membership Disposition – means, with respect to any Membership Interest that is owned by a Person, the primary assets of which comprise such Membership Interest and assets that are directly related thereto, a Disposition of all of the voting securities or other equity interests of such Person.

Default – means, with respect to any Member:

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(a)        the failure of such Member to contribute, within [***] Days of the date required pursuant to Section 4.06, all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement; or

(b)        the failure of a Member to comply in any material respect with any of its other agreements, covenants or obligations under this Agreement, or the failure of any representation or warranty made by a Member in this Agreement to have been true and correct in all material respects at the time it was made;

in the case of each of clause (a) and (b) above if such breach is not cured by the applicable Member within [***] Days of its receiving written notice of such breach from any other Member (or, if a breach of clause (b) is not capable of being cured within such [***]-Day period, if such Member fails to promptly commence substantial efforts to cure such breach or to prosecute such curative efforts to completion with continuity and diligence).  The Management Committee may, but shall have no obligation to, extend the foregoing [***]-Day and [***]-Day periods, as determined in its Sole Discretion.

Default Rate – means a rate per annum equal to the lesser of (a) a varying rate per annum equal to the sum of (i) the prime rate as published in The Wall Street Journal, with adjustments in that varying rate to be made on the same date as any change in that rate is so published, plus (ii) [***]% per annum, and (b) the maximum rate permitted by Law.

Delaware Certificate – means the Certificate of Formation of the Company that was filed with the Office of the Secretary of State of Delaware on [                    ], 2014.

Delaware Courts – has the meaning set forth in Section 11.03.

Demand Event – has the meaning set forth in Section 4.07(b).

Dispose, Disposing, or Disposition – means, with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law (and, with respect to a Membership Interest, any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), including the following:  (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof) or (ii) a distribution of such asset by such entity to its shareholders, partners, members, or other equity owners, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

Disposing Member – has the meaning set forth in Section 3.03(b)(ii)(A).

Disposition Notice – has the meaning set forth in Section 3.03(b)(ii)(A).

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Dispute – has the meaning set forth in Section 11.01.

Disputing Member – has the meaning set forth in Section 11.01.

Dissolution Event – has the meaning set forth in Section 12.01(b).

Economic Risk of Loss – has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

Effective Date – has the meaning set forth in the Preamble.

Encumber, Encumbering, or Encumbrance – means the creation of a security interest, lien, pledge, mortgage or other encumbrance, other than a Permitted Encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

EQM – means EQT Midstream Partners, LP, a Delaware limited partnership.

EQT – has the meaning set forth in the Preamble.

Facilities – means [•].

Fair Market Value – means (i) the fair market cash value of the Membership Interest of the Changing Member as determined pursuant to the terms of Section 13.11(b) or (c), as applicable, or (ii) the fair market cash value of the consideration to be paid to the Disposing Member pursuant to the proposed Disposition as determined pursuant to the terms of Section 13.11(a) or (c), as applicable.

FERC – means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers of such commission.

FERC Application – means the document pursuant to which application for a certificate(s) of public convenience and necessity is made under Section 7 of the NGA to the FERC by the Company for authority to construct, own, acquire, and operate, and provide service on the Facilities.

FERC Certificate – means the certificate(s) of public convenience and necessity issued by the FERC pursuant to the FERC Application.

FERC Response Date – means the date that is 30 Days following the date upon which the FERC has issued the FERC Certificate.

Financing Commitment – means the definitive agreements between one or more financial institutions or other Persons and the Company or the Financing Entity pursuant to which such financial institutions or other Persons agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Company or the Financing Entity, the proceeds of which shall be used to finance all or a portion of the Facilities or to repay loans made by the Members pursuant to Section 4.02.

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Financing Entity – means a corporation, limited liability company, trust, or other entity that may be organized for the purpose of issuing securities, the proceeds from which are to be advanced directly or indirectly to the Company to finance all or a portion of the Facilities.

FMV Notice – has the meaning set forth in Section 13.11(c).

Founding Members – means EQT, USG and any of their respective Affiliates that are Members (and any limited partnership or master limited partnership to which such Members’ Membership Interests have been assigned pursuant to Section 3.03(e) or Section 3.03(f) of this Agreement); provided, however, that a Member shall automatically cease to constitute a Founding Member or have any of the rights applicable to Founding Members as set forth in this Agreement from and after the time that (i) with respect to EQT and any of its applicable Affiliates, EQT and such Affiliates shall collectively own Membership Interests having an aggregate Sharing Ratio of less than [***] percent ([***]%) and (ii) with respect to USG and any of its applicable Affiliates, USG and such Affiliates shall collectively own Membership Interests having an aggregate Sharing Ratio of less than [***] percent ([***]%).

FPL – has the meaning set forth in Section 6.05(f).

GAAP – means United States generally accepted accounting principles.

Gas Transportation Service Agreements – means the gas transportation service agreements by and between the Company or its designee and the Shippers for the transportation of natural gas through the Facilities.

General Buy-out Right – has the meaning set forth in Section 3.03(b)(vi)(A).

Governmental Authority (or Governmental) – means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; including the FERC, any court or other judicial body; and any officer, official or other representative of any of the foregoing.

including – means including, without limitation.

Indebtedness – means any amount (absolute or contingent) payable by the Company as debtor, borrower, issuer, guarantor or otherwise, pursuant to (a) an agreement or instrument involving or evidencing money borrowed, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase; (b) indebtedness of a third party guaranteed by or secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on assets owned or acquired by the Company, whether or not the indebtedness secured thereby has been assumed; (c) purchase-money indebtedness and capital lease obligations; (d) an interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement; or (e) a letter of credit issued for the account of the Company.

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Independent Accounting Firm – has the meaning set forth in Section 3.03(b)(viii).

Initial Operating Budget – has the meaning set forth in Section 4.01(a)(i).

Initial Release – has the meaning set forth in Section 4.01(b)(i).

Investment Grade – means, with respect to any Person, having debt rated as investment grade by at least two of the three nationally-recognized ratings agencies, being at least [***] for Moody’s Investor Services and at least [***] for each of Standard & Poor’s and Fitch Ratings.

In-Service Date – means the date of the placing of the Facilities in service.  On, or as promptly as practicable after, such date, the Operator shall notify the Members of its occurrence.

Law – means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

Letter of Credit – means an irrevocable, unconditional, transferable standby letter of credit in form and substance satisfactory to the Management Committee for the benefit of the Company, issued by a United States bank or a foreign bank with a United States branch, with United States based assets of at least $10,000,000,000 and a rating of [***] or better from Standard & Poor’s Ratings Service or a rating of [***] from Moody’s Investor Service.

Management Committee – has the meaning set forth in Section 6.02.

Material Contracts – means any of the following contracts, agreements, letter agreements or other instruments to which the Company is or becomes a party after the Effective Date: engineering, procurement and construction contracts, contracts for the construction of the Facilities, contracts for the procurement of pipe, compression and associated equipment and any other contracts that require expenditures by the Company in excess of [***] Dollars ($[***]) in the aggregate or provide for revenue to the Company in excess of [***] Dollars ($[***]), in each case, subject to the approval of the Management Committee pursuant to Section 6.02(i)(D).

Matured Financing Obligation – means the Company’s debt for borrowed money (including any related interest, costs, fees, hedge unwind costs or other repayment obligations) that has become due (including by acceleration or any full or partial mandatory prepayment thereof) under any Financing Commitment.

Member – means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

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Member Nonrecourse Debt – has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

Member Nonrecourse Debt Minimum Gain – has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

Member Nonrecourse Deductions – has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

Membership Interests – has the meaning set forth in Section 3.01(a).

Minimum Gain – means (a) with respect to Nonrecourse Liabilities, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) all Company properties that are subject to the Nonrecourse Liabilities in full satisfaction of the Nonrecourse Liabilities, computed in accordance with Treasury Regulations Section 1.704-2(d), or (b) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) the Company property that is subject to such Member Nonrecourse Debt in full satisfaction of such Member Nonrecourse Debt, computed in accordance with Treasury Regulations Section 1.704-2(i).

Necessary Regulatory Approvals – means all Authorizations as may be required (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities) in connection with (a) the formation of the Company and the construction, acquisition and operation of the Facilities; and (b) the transportation of the natural gas to be transported under the applicable Gas Transportation Service Agreements through the Facilities including the FERC Certificate.

New Member – means a Person, other than EQT or USG, admitted after the Effective Date pursuant to the terms and conditions of this Agreement.

NGA – means the Natural Gas Act of 1938, as amended.

Non-Contributing/Loan Member – has the meaning set forth in Section 4.06(a).

Non-Changing Founding Member – has the meaning set forth in Section 3.03(b)(vi)(C).

Non-Disposing Founding Member – has the meaning set forth in Section 3.03(b)(ii)(A).

Nonrecourse Deductions – has the meaning assigned that term in Treasury Regulation Sections 1.704-2(b) and 1.704-2(c).

Nonrecourse Liabilities – means nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the economic risk of loss, as determined under Treasury Regulations Section 1.704-2(b)(3) and 1.752-1(a)(2).

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Non-Termination Member – has the meaning set forth in Section 3.03(b)(viii).

Operator – means [•], and any successor operator appointed following a termination of the COM Agreement.

Operating Budget – means the Initial Operating Budget and each subsequent annual operating budget for the Company that is approved (or deemed approved) pursuant to Section 6.02(i)(GG).  The Operating Budget shall cover all items that are classified as non-capital items under Required Accounting Practices.

[***]

Operator Preferential Right – has the meaning set forth in Section 3.03(b)(ii)(D).

Outstanding Capital Contributions – means, with respect to any Member as of the time of any determination, the excess, if any, of (i) the aggregate Capital Contributions previously made by such Member, over (ii) the aggregate distributions previously made by the Company to such Member pursuant to Article 5.

Parent – means (i) with respect to a Member, the Person that directly or indirectly Controls such Member as set forth in Exhibit A, which shall be promptly updated by a Member upon any change to the identity of such Member’s Parent, or (ii) with respect to the Operator, the Person that ultimately Controls the Operator.

Parent Decision Makers – means the chief executive officer of the Parent of each of USG and EQT or another senior executive officer designated in writing by the chief executive officer of the Parent of each of USG and EQT (a copy of which writing to be delivered promptly to the other Founding Member(s)).

Performance Assurances – has the meaning set forth in Section 4.01(b)(i).

Permitted Encumbrance – means (i) liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (ii) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements and rights-of-way, on, over or in respect of any properties that do not materially impair the use of the assets of, or the operation of the business of, the Company; and (iii) rights reserved to or vested in any municipality or governmental, statutory, or public authority to control or regulate any properties in any manner, and all applicable Laws of any Governmental Authority.

Person – has the meaning assigned that term in Section 18-101(11) of the Act and also includes a Governmental Authority and any other entity.

Precedent Agreement – means any agreement between the Company and a prospective shipper of natural gas through the Facilities that involves the commitment by such

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shipper to pay demand charges in return for a firm transportation obligation on the part of the Company, in each case subject to the satisfaction of one or more conditions precedent.

Preferential Exercise Notice – has the meaning set forth in Section 3.03(b)(ii)(A).

Preferential Purchasing Member – has the meaning set forth in Section 3.03(b)(ii)(A).

Preferential Right – has the meaning set forth in Section 3.03(b)(ii)(A).

[***]

[***]

Project Schedule – has the meaning set forth in Section 4.01(a)(i).

Qualified Guarantor – means, with respect to a Member, such Member’s Parent or a subsidiary of such Member’s Parent, in each case, so long as such Person is Investment Grade.

Quarter – unless the context requires otherwise, means a fiscal quarter of the Company.

Related Party Matter – means (a) any occurrence or circumstance where (i) the Company, on the one hand, and a Member or an Affiliate of such Member, on the other hand, propose to enter into, terminate, or amend a contract or arrangement with each other, including, without limitation, a Gas Transportation Service Agreement, a Precedent Agreement, the COM Agreement, or any other contract or arrangement, or (ii) any Member believes that a dispute has arisen between the Company and an Affiliate of any Member under a Gas Transportation Service Agreement, a Precedent Agreement, the COM Agreement, or any other contract or arrangement, or (iii) a matter with respect to enforcement under any such Gas Transportation Service Agreement, Precedent Agreement, COM Agreement, or other contract or arrangement is involved; (b) making any determination as to the suitability of a Qualified Guarantor of a Member (other than a Founding Member, which is addressed in the definition of “Qualified Guarantor”) or substitution of a successor Qualified Guarantor of such Member; (c) the appointment of any successor Operator or Shipper that is an Affiliate of a Member; (d) any decision by the Company to exercise any of the owner performance rights under Section 4.4 of the COM Agreement while an Affiliate of EQT or USG is the Operator; or (e) making any determination, not to be unreasonably withheld, with respect to the suitability of the Operator pursuant to clause (b) of the definition of Change of Control.

Representative – has the meaning set forth in Section 6.02(a)(i).

Representative Budget Comments – has the meaning set forth in Section 6.09.

Required Accounting Practices – means the accounting rules and regulations, if any, at the time prescribed by the Governmental Authorities under the jurisdiction of which the Company is at the time operating and, to the extent of matters not covered by such rules and

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regulations, generally accepted accounting principles as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Company.

Rules – has the meaning set forth in Section 11.05(a).

Selection Notice – has the meaning set forth in Section 11.05(c).

Sharing Ratio – means, subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A with respect to the Company, and (b) in the case of Membership Interests issued pursuant to Section 3.04, the Sharing Ratio established pursuant thereto; provided that the total of all Sharing Ratios shall always equal 100%.

Shippers – means any Person that (a) has entered into a Gas Transportation Service Agreement with the Company or its designee (or, if applicable, a Precedent Agreement relating thereto) to provide transportation of natural gas through the Facilities and (b) meets the criteria for creditworthiness determined by the Management Committee.

Sole Discretion – has the meaning set forth in Section 6.02(f)(ii).

Subject Contract – has the meaning set forth in Section 4.07(a).

Supermajority Interest – means the approval of the Representatives of the Founding Members representing greater than [***]% of the aggregate Sharing Ratios of the Founding Members.

Tax Matters Member – has the meaning set forth in Section 8.03(a).

Term – has the meaning set forth in Section 2.07.

Termination Member – has the meaning set forth in Section 3.03(b)(viii).

Total Event Demand Amount – has the meaning set forth in Section 4.07(b).

Treasury Regulations – means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

USG – has the meaning set forth in the Preamble.

Withdrawal, or Withdrawn – means or refers to the withdrawal, resignation, or retirement of a Member from the Company as a Member.  Such terms shall not include any Dispositions of Membership Interests (which are governed by Sections 3.03(a) and (b)), even

15

though the Member making a Disposition may cease to be a Member as a result of such Disposition.

Withdrawn Member – has the meaning set forth in Section 10.03.

Other terms defined herein have the meanings so given them.

1.02                    Interpretation.  Unless the context requires otherwise:  (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined, (g) the conjunction “or” shall be understood in its inclusive sense (and/or); and (h) the words “hereby”, “herein”, “hereunder”, “hereof” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears.

ARTICLE 2
ORGANIZATION

2.01                    Formation.  The Company has been organized as a Delaware limited liability company by the filing of the Delaware Certificate and execution of the Initial Agreement as of [•], 20[•].

2.02                    Name.  The name of the Company is [•], LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Management Committee may select.

2.03                    Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate in the manner provided by Law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Delaware Certificate or such other Person or Persons as the Management Committee may designate in the manner provided by Law.  The principal office of the Company in the United States shall be at such place as the Management Committee may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Management Committee shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware.  The Company may have such other offices as the Management Committee may designate.

2.04                    Purposes.  The purposes of the Company are to plan, design, construct, acquire,

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own, finance, maintain, and operate the Facilities [and [•]].

2.05                    No State Law Partnership.  The Members intend that the Company shall be a limited liability company and, except as provided in Article 8 with respect to U.S. federal income tax treatment (and other tax treatment therewith), the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venture of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.

2.06                    Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Management Committee, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Management Committee, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.07.                Term.  The period of existence of the Company (the “Term”) commenced on [•], 20[•], and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with Section 12.04.

2.08                    Title to Property.  All assets, property and rights of the Company shall be owned or leased by the Company as an entity and, except with respect to assets, property or rights of the Company leased or licensed to the Company by a Member (subject to the terms hereof), no Member shall have any ownership interest in such assets, property or rights in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes.  The Company shall hold all assets, property and rights of the Company in the name of the Company and not in the name of any Member.

ARTICLE 3
MEMBERSHIP INTERESTS; DISPOSITIONS OF INTERESTS

3.01                    Capital Structure.  The capital structure of the Company shall consist of one class of limited liability company interests called “Membership Interests,” which shall consist of, with respect to any Member, (a) that Member’s status as a Member; (b) that Member’s share of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, the Company; (c) any [***] to which that Member is entitled pursuant to Section 4.06(b); (d) all other rights, benefits, and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including that Member’s rights to vote, consent, and approve amendments to this Agreement pursuant to Section 13.05; (e) with respect to the Founding Members only, such Founding Members’ rights to participate in the management of the Company through the Management Committee; and (f) all obligations, duties, and liabilities imposed on that Member (under the Act or this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions to the extent set forth in Article 4.  As of the Effective Date, EQT and USG are the Members of the Company with the

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Sharing Ratios set forth on Exhibit A hereto.

3.02                    Representations, Warranties and Covenants.

(a)                               Each Member hereby represents, warrants, and covenants to the Company and to each other Member that the following statements are true and correct as of the Effective Date:

(i)                                                                                  that such Member is duly incorporated, organized, or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, that such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and that such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, officers, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken;

(ii)                                                                              that such Member has duly executed and delivered this Agreement and the other documents that this Agreement contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member enforceable against it in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(iii)                                                                          that such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (A) conflict with, or result in a breach, default or violation of, (1) the organizational documents of such Member, (2) any contract or agreement to which that Member is a party or is otherwise subject, or (3) any Law, order, judgment, decree, writ, injunction, or arbitral award to which such Member is subject; or (B) other than the FERC Application and the Necessary Regulatory Approvals that the Members have agreed to obtain pursuant to Article 7, require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.

(b)                              The Company hereby represents and warrants, and the Company covenants, to each Member that the following statements are true and correct as of the Effective Date:

(i)                                                                                  (x) the Company is duly formed and is validly existing, and in good standing under the Act; (y) the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance of the Membership Interests to each Member), and all necessary actions by the Company’s managers, members or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by the Company have been duly taken;

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(ii)                                                                              the issuance of the Membership Interests to each Member, as contemplated hereby, has been duly authorized by all requisite limited liability company action on the part of the Company and its members, managers or other applicable Persons, and such Membership Interests are validly issued and, subject only to the terms of Article 4, fully paid and nonassessable and, subject to the restrictions in Article 3, are being issued free and clear of any preemptive rights under the Act or other applicable law, the organizational documents of the Company, and any other contract to which the Company or its members, managers or other Person is bound or by which their property is subject;

(iii)                                                                          no other Person has any right to acquire any Membership Interest or other equity interest in the Company or take part in the management of the Company; and

(iv)                                                                          the Company has not entered into any contract, agreement, or other arrangement with any Person with respect to the Company, the Facilities, the Membership Interests, or voting rights with respect to the Company.

3.03                    Dispositions and Encumbrances of Membership Interests.

(a)                               General Restriction.  A Member may not Dispose of or Encumber all or any portion of its Membership Interest except in strict accordance with this Section 3.03.  References in this Section 3.03 to Dispositions or Encumbrances of a “Membership Interest” shall also refer to Dispositions or Encumbrances of a portion of a Membership Interest.  Any attempted Disposition or Encumbrance of a Membership Interest, other than in strict accordance with this Section 3.03, shall be, and is hereby declared, null and void ab initio.  The rights and obligations constituting a Membership Interest may not be separated, divided, or split from the other attributes of a Membership Interest except as contemplated by the express provisions of this Agreement.  The Members agree that the provisions of this Section 3.03 may be enforced by specific performance pursuant to Section 11.04.

(b)                              Dispositions of Membership Interests.

(i)                                                                                  General Restriction.  Subject to Sections 3.03(e) and (f), no Member may Dispose of its Membership Interest without the prior written consent of each of EQT and USG, which consent may be withheld by each in its Sole Discretion; provided, however, that no such consent shall be required (A) with respect to a Founding Member, where such Disposition would not cause the Company to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes, and (B) with respect to any Member (other than a Founding Member), where such Disposition (x) when added to all Dispositions by such Member during the immediately preceding twelve (12) months, is less than 50% of such Member’s Sharing Ratio as of the beginning of such period of twelve (12) months, (y) would not cause any adverse tax consequences to the Company or any Member, and (z) would not cause the Company to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes.  Subject to receiving the consent required in the foregoing sentence, if necessary, a Member may Dispose of its Membership Interest only by complying with all of the following requirements: (I) such Member must offer the Founding Members the right to acquire such Membership Interest in accordance with Section 3.03(b)(ii), unless (1) the proposed Assignee is an Affiliate of the Disposing Member or the Founding

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Members consent to the Disposition to such Assignee, which consent may be granted or withheld in the Sole Discretion of each Founding Member or (2) the Disposition is made by EQT or USG in accordance with Section 3.03(e) or (f); (II) such Member must comply with the requirements of Section 3.03(b)(iv) and, if the Assignee is to be admitted as a Member, Section 3.03(b)(iii); and (III) unless the proposed Assignee is an Affiliate of the Disposing Member, the Disposition must comply with the following minimum size requirements: (1) if such Member’s Sharing Ratio is less than [***]%, the Disposition must include all of the Member’s Membership Interest, and (2) if such Member’s Sharing Ratio is [***]% or more, but such Member does not propose to dispose of all of its Membership Interest, the Disposition must be of a Membership Interest having a Sharing Ratio of at least [***]%.

(ii)                                                                              Preferential Purchase Rights.

(A)                          Preferential Purchase Rights.  Subject to Section 3.03(b)(ii)(B), if a Member desires to consummate a bona fide transaction that will result in the Disposition of all or a portion of its Membership Interest (whether or not the proposed Disposition is to another Member), then such Member (the “Disposing Member”) shall promptly give notice thereof (the “Disposition Notice”) to the Company and each Founding Member; provided that this Section 3.03(b)(ii) shall not apply to a Disposition to an Affiliate of the Disposing Member or a Disposition in accordance with Section 3.03(e) or Section 3.03(f).  The Disposition Notice shall set forth all relevant information with respect to the proposed Disposition, including the name and address of the prospective acquirer, the precise Membership Interest that is the subject of the Disposition, the price to be paid for such Membership Interest, and any other terms and conditions of the proposed Disposition.  If any Member is a Disposing Member but either or both of EQT and/or USG and their respective Affiliates are not the Disposing Member (such of EQT and/or USG and their respective Affiliates as is not a Disposing Member being referred to herein as the “Non-Disposing Founding Member(s)”), such Non-Disposing Founding Member(s) shall have the right (the “Preferential Right”) to acquire, for the same purchase price, and on the same material terms and conditions, as are set forth in the Disposition Notice, some or all of the Membership Interest specified in the Disposition Notice; provided that, if the purchase price to be paid to the Disposing Member pursuant to the proposed Disposition is not entirely in cash, the purchase price for the Non-Disposing Founding Member(s) exercising the Preferential Right shall be [***].  The Non-Disposing Founding Member(s) shall have [***] Days following receipt of the Disposition Notice (or if the price to be paid pursuant to such offer is not in cash, then [***] Days following [***]) in which to notify the other Members (including the Disposing Member) whether such Non-Disposing Founding Member(s) desires to exercise its Preferential Right.  A notice in which a Non-Disposing Founding Member exercises such Preferential Right is referred to herein as a “Preferential Exercise Notice” and as deliverer of a Preferential Exercise Notice, such Non-Disposing Founding Member is referred to herein as a “Preferential

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Purchasing Member.”  The Preferential Purchasing Member(s) shall indicate in a Preferential Exercise Notice whether the Preferential Purchasing Member(s) elects to purchase all of the Disposing Member’s Membership Interest as set forth in the Disposition Notice or any portion thereof. In the event that more than one of EQT or USG (or their respective Affiliates) is a Preferential Purchasing Member, then each Preferential Purchasing Member shall indicate in a Preferential Exercise Notice whether it elects to purchase only its pro rata share of the Membership Interest offered in the Disposition Notice (based on its Sharing Ratio) or whether such Preferential Purchasing Member elects to purchase a greater portion of such Membership Interest (up to the full amount thereof).  If the Preferential Purchasing Member(s) elects to exercise the Preferential Right to purchase the entire Membership Interest offered in the Disposition Notice (subject to proration based on the Preferential Purchasing Members’ respective Sharing Ratios in the event that Preferential Purchasing Members elected to purchase a greater number of Membership Interests than the amount offered), the Disposing Member and the Preferential Purchasing Member(s) shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(ii)(C).  In the event that the Preferential Purchasing Member(s) elect to purchase less than the entire Membership Interest specified in the Disposition Notice, then the Disposing Member shall have the right to Dispose of the remaining amount of the unexercised portion of the Membership Interest in accordance with Section 3.03(b)(ii)(C).

(B)                           Preferential Purchase Right Resulting from Disposition of Membership Interests Held by the Operator.  Notwithstanding the foregoing, for so long as the Operator is an Affiliate of a Member, if the Disposing Member is the Operator and the Assignee of such Disposing Member’s Membership Interests is not an Affiliate of such Member (including, for the avoidance of doubt, in the event the Operator is an Affiliate of EQT or EQM, where the Assignee is not an Affiliate of either EQT or EQM), then such Disposing Member shall promptly deliver the Disposition Notice to the Non-Disposing Founding Members that are not Affiliates of the Operator, and such Non-Disposing Founding Members and their Affiliates shall have the right (the “Operator Preferential Right”) to acquire a portion of the Membership Interests of the Disposing Member for the same purchase price and on the same material terms and conditions as are set forth in the Disposition Notice; provided that, if the purchase price to be paid to the Disposing Member pursuant to the proposed Disposition is not entirely in cash, the purchase price shall be [***].  The Non-Disposing Founding Members and their Affiliates shall have [***] Days following receipt of the Disposition Notice (or if the price to be paid pursuant to such offer is not in cash, then [***] Days following [***]) in which to notify the Disposing Member whether they desire to exercise the Operator Preferential Right.  To the extent a Non-Disposing Founding Members or any of its Affiliates exercises its Operator Preferential Right,

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such Non-Disposing Founding Member (or its Affiliate) will be deemed a Preferential Purchasing Member.  If the Non-Disposing Founding Member or any of its Affiliates elects to exercise the Operator Preferential Right to purchase the entire Membership Interest offered in the Disposition Notice, then the Disposing Member and the Non-Disposing Founding Member (or its Affiliate) shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(ii)(C). In the event that the Non-Disposing Founding Member (or its Affiliate) elects to purchase less than the entire Membership Interest specified in the Disposition Notice, then the Disposing Member shall have the right to Dispose of the remaining amount of the unexercised portion of the Membership Interest in accordance with Section 3.03(b)(ii)(C).

(C)                           Closing.  If the Preferential Rights are exercised in accordance with Section 3.03(b)(ii)(A) or 3.03(b)(ii)(B), as applicable, the closing of the purchase of the Membership Interest shall occur at the principal place of business of the Company no later than the [***] Day after the expiration of the [***]-Day period referred to in Section 3.03(b)(ii)(A) or Section 3.03(b)(ii)(B), as applicable (or, if later, the fifth Business Day after the receipt of all applicable Authorizations to the purchase), unless the Disposing Member and the Preferential Purchasing Member(s) agree upon a different place or date.  At the closing, (1) the Disposing Member shall execute and deliver to the Preferential Purchasing Member(s) (aa) an assignment of the Membership Interest, in form and substance reasonably acceptable to the Preferential Purchasing Member(s) containing a general warranty of title as to such Membership Interest (including that such Membership Interest is free and clear of all Encumbrances, other than those permitted under Section 3.03(c)(ii)) and (bb) any other instruments reasonably requested by the Preferential Purchasing Member(s) to give effect to the purchase; and (2) the Preferential Purchasing Member(s) shall deliver to the Disposing Member in immediately-available funds the purchase price provided for in Section 3.03(b)(ii)(A) or Section 3.03(b)(ii)(B), as applicable.  The Sharing Ratios and Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the purchase.

(D)                          Waiver of Preferential Right.  If no Non-Disposing Founding Member delivers a First Preferential Exercise Notice or Second First Preferential Exercise Notice, or if the Preferential Rights are not exercised in full pursuant to Section 3.03(b)(ii)(A) or 3.03(b)(ii)(B), the Disposing Member shall have the right, subject to compliance with the provisions of Sections 3.03(a) and (b), to Dispose of the portion of the Membership Interest described in the Disposition Notice that is not purchased pursuant to the Preferential Rights to the proposed Assignee strictly in accordance with the terms of the Disposition Notice for a period of [***] Days after the expiration of the [***]-Day period referred to in such Section 3.03(b)(ii)(A) or 3.03(b)(ii)(B) (or, if later, the fifth Business

22

Day after the receipt of all applicable Authorizations to the purchase).  If, however, the Disposing Member fails so to Dispose of the Membership Interest within such [***]-Day period (or, if applicable, such fifth Business Day period), the proposed Disposition shall again become subject to the Preferential Rights.

(E)                            Transfer of Operator Rights.  In connection with a Disposition of Membership Interests where the rights provided for in this Section 3.03(b)(ii) are not exercised or where such rights are waived pursuant to Section 3.03(b)(ii)(D), the Member with the right to appoint the Operator (which Member shall initially be EQT) may transfer such right to appoint the Operator to the assignee of such Membership Interests; provided, however, that, except with respect to transfers to an Affiliate, any successor Operator appointed by the transferee of such right to appoint the Operator and the Parent of such Operator must have the experience, safety record, creditworthiness, and financial wherewithal generally acceptable within the midstream natural gas industry.

(iii)                                                                    Admission of Assignee as a Member.  An Assignee has the right to be admitted to the Company as a Member, with the Membership Interest and attendant Sharing Ratio) so transferred to such Assignee, only upon consent of the Management Committee and only if such Disposition is effected in strict compliance with Sections 3.03(a) and (b) or is effected in accordance with Section 3.03(e) or Section 3.03(f).

(iv)                                                                          Requirements Applicable to All Dispositions and Admissions.  In addition to the requirements set forth in Sections 3.03(b)(i), 3.03(b)(ii) and 3.03(b)(iii), any Disposition of a Membership Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided the Management Committee, in its sole and absolute discretion, may waive any of the following requirements:

(A)              Disposition Documents.  The following documents must be delivered to the Management Committee and must be satisfactory, in form and substance, to the Management Committee in its sole and absolute discretion:

(1)                  Disposition Instrument.  A copy of the instrument pursuant to which the Disposition is effected.

(2)                  Ratification of this Agreement.  An instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(b)(iv)(A)(1): (aa) the notice address of the Assignee; (bb) if applicable, the Parent of the Assignee; (cc) the Sharing Ratios after the Disposition of the Disposing Member and its Assignee (which together must total the Sharing Ratio of the Disposing Member before the Disposition); (dd) the Assignee’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are

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true and correct with respect to it; and (ee) representations and warranties by the Disposing Member and its Assignee (1) that the Disposition and admission is being made in accordance with all applicable Laws, (2) that the matter set forth in Section 3.03(b)(iv)(A)(3) is true and correct, and (3) that the Disposition and admission do not violate any Financing Commitment or any other agreement to which the Company is a party.

(3)                  Securities Law Opinion.  Unless the Membership Interest subject to the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities Law, a favorable opinion of the Disposing Member’s legal counsel, or, if so elected by the Management Committee, the Company’s legal counsel or other legal counsel acceptable to the Management Committee, to the effect that the Disposition and admission is being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws; provided that no such opinion shall be required in the case of a Disposition by a Member to an Affiliate or a Disposition made in accordance with Section 3.03(e) or Section 3.03(f).

(4)                  Tax Opinion.  A favorable opinion of the Disposing Member’s legal counsel, or, if so elected by the Management Committee, the Company’s legal counsel or other legal counsel acceptable to the Management Committee, to the effect that the Disposition would not cause the Company to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes (unless the provision of such tax opinion is waived in advance by the Management Committee); provided that no such opinion shall be required in the case of a Disposition by a Member to an Affiliate or a Disposition made in accordance with Section 3.03(e) or Section 3.03(f).

(B)               Payment of Expenses.  The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, including the legal fees incurred in connection with the legal opinions referred to in Section 3.03(b)(iv)(A)(3) and (4), on or before the 10th Day after the receipt by that Person of the Company’s invoice for the amount due.  The Company will provide such invoice as soon as practicable after the amount due is determined but in no event later than [***] Days thereafter.  If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Rate.

(C)               No Release.  No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

(D)              Indebtedness of Company.  Any Disposition of all or any portion of the Membership Interest of a Member shall also include the Disposition of a proportionate share of the Indebtedness owed by the Company to the Disposing Member.  As long as this Agreement shall remain in effect, all evidences of

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Indebtedness of the Company owed to any of the Members shall bear an appropriate legend to indicate that it is held subject to, and may be Disposed only in accordance with, the terms and conditions of this Agreement, and that such Disposition may be made only in conjunction with the Disposition of a proportionate part of such Member’s Membership Interest.

(v)                                                                              Deemed Membership Disposition.  A Deemed Membership Disposition shall be deemed to be a Disposition of a Membership Interest and must comply with the requirements set forth in Sections 3.03(a) and (b).

(vi)                                                                          Change of Control.

(A)                          General Buy-out Right.  Subject to Section 3.03(b)(vi)(B), in the event of a Change of Control, then the Member with respect to which the Change of Control has occurred (the “Changing Member”) shall promptly (and in all events within [***] Business Days after entrance into a definitive agreement providing for a Change of Control) give notice thereof (the “Control Notice”) to the Company and each Founding Member.  If the Control Notice is not given by the Changing Member as provided above and any other Member becomes aware of such Change of Control, such other Member shall have the right to give the Control Notice to the Changing Member, the Company and the other Members.  Each of the Founding Members (excluding the Changing Member and its Affiliates) shall have the right (the “General Buy-out Right”) to acquire the Membership Interest of the Changing Member for [***].  Each of the Founding Members (excluding the Changing Member and its Affiliates) shall have the right (but not the obligation) to acquire all or any portion of the Membership Interest of the Changing Member that is equal to [***].  Each of EQT and USG and their respective Affiliates (other than the Changing Member) shall have [***] Days following the determination of [***] of such Membership Interest in which to notify each other Member and the Changing Member whether it desires to exercise its General Buy-out Right.  A notice in which EQT and/or USG or their respective Affiliates exercises such General Buy-out Right is referred to herein as a “Change Exercise Notice,” and a Member that delivers a Change Exercise Notice is referred to herein as a “Change Purchasing Member.”  If, at the end of such [***]-Day period, there remains a portion of the Membership Interest for which such General Buy-out Right has not been exercised (a “Change Unexercised Portion”), then the Change Purchasing Members shall have an additional [***]-Day period in which to elect to purchase the remaining Change Unexercised Portion. The Changing Member and the Change Purchasing Members shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(vi)(C).  A Member that fails to exercise a right during any applicable period set forth in this Section 3.03(b)(vi)(A) shall be deemed to have waived such right for the subject Change of Control, but not any right for future Changes of Control.  If none of the Founding Members exercises the General Buy-out

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Right, the Change of Control shall be effective and the successor in interest to the Changing Member shall be admitted as a Member upon compliance with Section 3.03(b)(iv).

(B)                           Change of Control of Member That Is the Operator.  Notwithstanding the foregoing, [***].

(C)                           Closing.  If the [***].

(D)                          Definitions.  As used in this Section 3.03(b)(vi), [***].

(vii)                                                                      [Intentionally omitted.]

(viii)                                                                  [***]

(c)                               Encumbrances of Membership Interest.  A Member may not Encumber its Membership Interest, except by complying with one of the two following paragraphs:

(i)                                                                                  (A) such Member must receive the consent of [***] of the non-Encumbering Founding Members (calculated without reference to the Sharing Ratio of the Encumbering Founding Member), which consent (as contemplated by Section 6.02(f)(ii)) may be granted or withheld in the Sole Discretion of each such other Member; and (B) the instrument creating such Encumbrance must provide that any foreclosure of such Encumbrance (or Disposition in lieu of such foreclosure) must comply with the requirements of Sections 3.03(a) and (b); or

(ii)                                                                              such Encumbrance is required by the terms of a Financing Commitment.

(d)                             [Intentionally omitted.]

(e)                               EQT [***] and Related Assignment Rights.  Notwithstanding anything in this Agreement to the contrary, EQT shall have the right from time to time to sell or assign (i) to [***], or (ii) to any [***] other Person Controlled by EQT or its then Parent all or any part of the Membership Interest then held by EQT or its Affiliates (provided that, in either case, if such sale or assignment occurs prior to the In-Service Date, then, at the time of such sale or assignment, such Assignee provides the Company with replacement Performance Assurances, if applicable, meeting the requirements of Section 4.01(b)), and any such Assignee may further sell or assign such Membership Interest to any such Person, directly or indirectly through multiple sales or assignment among Affiliates, in each case, without any consent from USG or its Affiliates and without triggering any rights or restrictions under or the provisions of Section 3.03(b)(ii) or during the period commencing on the Effective Date through the twelve-month anniversary of the In-Service Date, Section 3.03(b)(viii).  EQT shall promptly provide to the Company and USG copies of the assignment instrument and the ratification instrument associated with each such sale or assignment, and the Members shall amend Exhibit A to reflect the Sharing Ratios set forth in such ratification instrument.

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(f)                                USG [***] and Related Assignment Rights.  Notwithstanding anything in this Agreement to the contrary, USG shall have the right from time to time to sell or assign to any [***] other Person Controlled by USG or its then Parent all or any part of the Membership Interest then held by USG or its Affiliates (provided that, in either case, if such sale or assignment occurs prior to the In-Service Date, then, at the time of such sale or assignment, such Assignee provides the Company with replacement Performance Assurances, if applicable, meeting the requirements of Section 4.01(b)), and any such Assignee may further sell or assign such Membership Interest to any such Person, directly or indirectly through multiple sales or assignments among Affiliates, in each case, without any consent from EQT or its Affiliates and without triggering any rights or restrictions under or the provisions of Section 3.03(b)(ii) or during the period commencing on the Effective Date through the twelve-month anniversary of the In-Service Date, Section 3.03(b)(viii).  USG shall promptly provide to the Company and EQT copies of the assignment instrument and the ratification instrument associated with each such sale or assignment, and the Members shall amend Exhibit A to reflect the Sharing Ratios set forth in such ratification instrument.

3.04                    Creation of Additional Membership Interests.  Additional Membership Interests may be created and issued to existing Members or to other Persons ([***]), and such other Persons may be admitted to the Company as Members, with the consent of [***], on such terms and conditions as [***] may determine at the time of admission.  The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes of Members having different rights, powers and duties.  Any such admission is effective only after the New Member has executed and delivered to the Members an instrument containing the notice address of the New Member, the Assignee’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it.  The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or admissions of Assignees in connection therewith, such matters being governed by Sections 3.03(a) and (b).

3.05                    Access to Information.  (a)  Each Founding Member of the Company shall be entitled to receive any information that it may request concerning the Company; provided that this Section 3.05 shall not obligate the Company, the Management Committee, or the Operator to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database), except as otherwise provided in Section 9.02.  Each Founding Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Company and to audit, examine, and make copies of the books of account and other records of the Company and to have access to the employees of the Operator to discuss the Company’s businesses and financial affairs.  Such right may be exercised through any agent or employee of such Founding Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated.  The Founding Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Founding Member’s behalf.  The Founding Members and the Operator agree to reasonably cooperate, and to cause their respective independent public accountants, engineers, attorneys or other consultants to reasonably cooperate, in connection with any such request.  Confidential Information obtained pursuant to this Section 3.05(a) shall be subject to the provisions of Section 3.06.

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(b)                              Each New Member shall be entitled to receive only the information and reports set forth in Section 9.02.  Confidential Information received pursuant to this Section 3.05(b) shall be subject to the provisions of Section 3.06.

3.06                    Confidential Information.  (a)  Except as permitted by Section 3.06(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates, and (ii) each Member shall use the Confidential Information only in connection with the Facilities and the Company.

(b)                              Notwithstanding Section 3.06(a), but subject to the other provisions of this Section 3.06, a Member may make the following disclosures and uses of Confidential Information:

(i)                                                                                  disclosures to another Member or to the Operator in connection with the Company;

(ii)                                                                              disclosures and uses that are approved in advance by the Management Committee;

(iii)                                                                       disclosures that may be required from time to time to obtain requisite Authorizations or financing for the Facilities, if such disclosures are approved in advance by the Management Committee;

(iv)                                                                          disclosures to an Affiliate of such Member, including the directors, officers, members, managers, employees, agents and advisors of such Affiliate, if such Affiliate has agreed to abide by the terms of this Section 3.06; provided, however, that in no event shall [***];

(v)                                                                              disclosures to a Person that is not a Member or an Affiliate of a Member, if such Person has been retained by the Company, a Member, or the Operator to provide services in connection with the Company and has agreed to abide by the terms of this Section 3.06;

(vi)                                                                          disclosures to a bona fide potential direct or indirect purchaser of such Member’s Membership Interest, if such potential purchaser has executed a confidentiality agreement in form and substance acceptable to the Management Committee;

(vii)                                                                      disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (iii) any state securities Laws, or (iv) any national securities exchange or automated quotation system; and

(viii)                                                                  disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law or that a Member makes to a Governmental Authority or regulatory authority pursuant to a regulatory request,

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examination, or audit; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A)                          provide the Management Committee with prompt notice of such requirements so that one or more of the Members may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 3.06(b)(viii);

(B)                           consult with the Management Committee on the advisability of taking steps to resist or narrow such disclosure; and

(C)                           cooperate with the Management Committee and with the other Members in any attempt one or more of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, in the opinion of such Member’s counsel, such Member is legally required to disclose, and (2) to exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(c)                               Each Member shall take such precautionary measures as may be required to ensure (and such Member shall be responsible for) compliance with this Section 3.06 by any of its Affiliates, and its and their directors, officers, employees and agents, and other Persons to which it may disclose Confidential Information in accordance with this Section 3.06.

(d)                             Promptly after any Withdrawal or Disposition by any Member of all of its Membership Interests pursuant to Sections 3.03 or 10.02, a Withdrawn Member or Disposing Member, as applicable, shall promptly destroy (and provide a certificate of destruction to the Company with respect to), or return to the Company, all Confidential Information in its possession.  Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 3.06, a Withdrawn Member or Disposing Member may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) explaining such Member’s corporate decisions with respect to the Facilities; (ii) preparing such Member’s tax returns and defending audits, investigations and proceedings relating thereto; or (iii) in compliance with such Member’s document retention policy; provided that the Withdrawn Member or Disposing Member must notify the Management Committee in advance of such retention and specify in such notice the stated period of such retention.

(e)                               The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 3.06, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm.  Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 3.06 and to specific performance of their rights

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hereunder, as well as to any other remedies available at law or in equity, pursuant to Sections 11.03 and 11.04.

(f)                                The obligations of the Members under this Section 3.06 (including the obligations of any Withdrawn Member) shall terminate on the [***] anniversary of the end of the Term.

3.07                    Liability to Third Parties.  No Member or its Affiliates shall be liable for the debts, obligations or liabilities of the Company.

3.08                    Use of Members’ Names and Trademarks.  The Company, the Members and their Affiliates shall not use the name or trademark of any Member or its Affiliates in connection with public announcements regarding the Company, or marketing or financing activities of the Company, without the prior written consent of such Member or Affiliate.

ARTICLE 4
CAPITAL CONTRIBUTIONS/LOANS

4.01                    Capital Contributions.  (a) (i) Promptly following the Effective Date, but in any event no later than 120 Days thereafter, EQT shall provide to USG (A) a capital budget covering the design, engineering, procurement, construction and installation of the Facilities through the In-Service Date (the “Construction Budget”); (B) a schedule (the “Project Schedule”) containing milestones and including details to support all major development, engineering, procurement, construction, commissioning and testing activities of the Facilities during the period prior to the In-Service Date; and (C) an operating budget covering the [***] period following the In-Service Date (the “Initial Operating Budget”).  If such Construction Budget, Project Schedule and Initial Operating Budget are not approved by a Supermajority Interest by the [***] Day following the delivery thereof to USG, the Company may be dissolved pursuant to Section 12.01(b)(v).

(ii)                                                                              As to the Construction Budget, the Initial Operating Budget and any Capital Budget associated with the Facilities covered by any Approved Precedent Agreement approved by the Management Committee in accordance with Section 6.02(i)(S) or 6.02(i)(GG), no further approval of [***] shall be required for the Capital Contributions required to fund such budget or project as set forth therein, subject to Section  6.02(i)(S) or 6.02(i)(GG); rather, subject to and in accordance with the COM Agreement, the Operator shall issue written notices to the Company for such Capital Contribution and, subject to Sections 6.02(i)(I) and (K), loans from Members, at such times and in such amounts necessary to fund the costs associated with such budget or project.

(iii)                                                                          In connection with each individual Capital Call required under the Construction Budget, the Initial Operating Budget, each subsequent Operating Budget, and any Capital Budget associated with the Facilities covered by any Approved Precedent Agreement, by the affirmative vote of [***] of the Management Committee, will determine what portion (if any) of such funding will be made pursuant to Capital Contributions and what portion (if any) of such funding will be made by loans by the Members to the Company.  Upon receipt of each notice issued by the Operator pursuant to Section 4.01(a)(ii), the Company shall issue written requests

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to each Member, consistent with the determination made pursuant to the preceding sentence, for the making of the Capital Contributions and/or loans required in connection with such notice.

(iv)                                                                          The Management Committee shall issue or cause to be issued a written request to each Member for the making of Capital Contributions at such times and in such amounts as the Management Committee shall approve or as determined pursuant to Section 4.01(a)(iii) (such written request referred to herein as a “Capital Call”).  Capital Contributions shall be made by the Members in accordance with their respective Sharing Ratio.  Such Capital Contributions shall be made in cash, unless a Supermajority Interest elects to request non-cash Capital Contributions. All amounts timely received by the Company pursuant to this Section 4.01 shall be credited to the respective Member’s Capital Account as of such specified date.

(v)                                                                              Each Capital Call shall contain the following information:

(A)                          The total amount of Capital Contributions requested from all Members;

(B)                           The amount of Capital Contribution requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member;

(C)                           The purpose for which the funds are to be applied in such reasonable detail as the Management Committee shall direct; and

(D)                          The date on which payments of the Capital Contribution shall be made (which date shall not be less than 30 Days following the date the Capital Call is given, unless a sooner date is approved by the Management Committee) and the method of payment, provided that such date and method shall be the same for each of the Members.

(vi)                                                                          In the event the Management Committee fails to approve an Operating Budget within 30 Days of the submission of such Operating Budget to all of the Representatives on the Management Committee for approval, the Operator is authorized, subject to and in accordance with the COM Agreement, to issue a notice to the Company, pursuant to which the Company shall issue written requests to each Member for the making of Capital Contributions and/or loans required to fund the costs associated with such Operating Budget in an amount consistent with the Operating Budget most recently approved by the Management Committee and including costs that do not exceed, for any line item, [***] percent ([***]%) of the amount set forth for such line item in such most recently approved Operating Budget.

(b)                              Each Member agrees that it shall make payments of its respective Capital Contributions in accordance with Capital Calls issued pursuant to this Section 4.01.  Each Member shall deliver to the Company:

(i)                                                                                  within [***] Business Days following the Management Committee’s approval of the Construction Budget, but in no event later than October 31, 2014 (or, with respect to a New Member admitted after such time and prior to the In-Service Date, within 10 Business Days of such admission), and for the period up to the issuance of FERC’s

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initial release to the Company to commence construction pursuant to the FERC Certificate (the “Initial Release”), performance assurances (“Performance Assurances”) equal to such Member’s share of $[***] (calculated based on such Member’s Sharing Ratio); and

(ii)                                                                              within ten (10) Business Days of the date of the Initial Release (or, with respect to a New Member admitted after the Initial Release, within ten (10) Business Days of such admission) for the period following the Initial Release and up to the In-Service Date, Performance Assurances equal to [***] percent ([***]%) of such Member’s remaining obligations to make Capital Contributions to the Company pursuant to this Article 4 (calculated based on such Member’s Sharing Ratio multiplied by the remaining obligations under the Construction Budget and net of any security posted by such Member, or Member’s Affiliate, under any Approved Precedent Agreement).

The Company shall be entitled to draw from the Performance Assurances in the event a Member fails to make payments of its respective Capital Contributions in accordance with Capital Calls issued pursuant to this Section 4.01.  The Performance Assurances posted by a Member pursuant to this Section 4.01(b) shall be reduced (i) at the end of each Quarter, to reflect the [***] percent ([***]%) of such Member’s actual Capital Contributions made to the Company during such Quarter and (ii) in connection with a Disposition of all or a portion of such Member’s Membership Interest, to reflect the replacement Performance Assurances to be posted by the Assignee of such Membership Interest pursuant to this Section 4.01(b).  Notwithstanding anything to the contrary in this Section 4.01(b), at no time prior to the In-Service Date will a Member’s Performance Assurance obligation be less than such Member’s share of $[***] (calculated based on a Member’s Sharing Ratio).  Such Performance Assurances shall be permitted to be in the form of one or more of (A) a full and unconditional written guarantee from a Qualified Guarantor, (B) a Letter of Credit or (C) cash collateral (with the ability to substitute from time to time among (A), (B) or (C)).  For the avoidance of doubt, a Member’s obligation to post Performance Assurances pursuant to this Section 4.01(b) shall expire (and any obligations under any posted Performance Assurances shall terminate) on the In-Service Date.

(c)                               In addition to the authority granted the Management Committee in the other provisions of this Section 4.01 to issue Capital Calls, if within [***] Days prior to the date any Matured Financing Obligation is to become due (or within [***] Days after any notice of acceleration of any Matured Financing Obligation received prior to the maturity date thereof), (i) the Management Committee has not made a Capital Call for the payment of such amount that is (or is expected to be) a Matured Financing Obligation, and (ii) the Members have been unable to secure refinancing for such Matured Financing Obligation on reasonably acceptable terms after negotiating in good faith to do so with third-party lender(s), then at any time thereafter, (1) either EQT or USG may, on behalf of the Management Committee, issue a Capital Call for cash in the amount required for the payment of such Matured Financing Obligation, and each Member shall be obligated to pay such Capital Call as provided in this Section 4.01, but such payment shall be made within [***] Days after the date the Capital Call is given (and not the [***] Day period provided for in Section 4.01(a)(v)(D)); provided that any failure by a Member to make a Capital Contribution with respect to a Capital Call made pursuant to this Section 4.01(c)(1) shall not constitute a Default under or breach of this Agreement; and (2) in the event any Member fails to make a Capital Contribution with respect to a Capital Call made pursuant to Section 4.01(c)(1), on or prior to such [***] Day, then each Founding Member shall have the right, but not the

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obligation, to pay the portion of the Capital Contribution owed and unpaid to permit the Company to discharge such Matured Financing Obligation.  If any Founding Member elects to pay such Matured Financing Obligation pursuant to Section 4.01(c)(2), then such Founding Member will be deemed to be an Additional Contribution/Loan Member with respect to such payment, and its payment of the Matured Financing Obligation shall be treated, at the election of such Additional Contribution/Loan Member, as one of either: (A) a Capital Contribution or loan resulting in the Additional Contribution/Loan Members receiving [***] or (B) a permanent Capital Contribution that results in an adjustment of Membership Interests under Section 4.06(c).

4.02                    Loans.  (a)  If pursuant to Section 4.01(a)(iii) the Management Committee determines as to any individual Capital Call that all or a portion of such Capital Call shall be made by loans from the Members to the Company, then each Member shall make a loan to the Company at the time and in the amount and under such terms and conditions as the Management Committee shall approve by the affirmative vote of a Supermajority Interest.

(b)                              If the Management Committee determines that the Company needs funds other than as contemplated by Section 4.02(a), then, rather than calling for Capital Contributions, the Management Committee may issue or cause to be issued a written request to each Member for the making of loans to the Company at such times, in such amounts and under such terms and conditions as the Management Committee shall approve by the affirmative vote of a Supermajority Interest; provided that the Management Committee shall not call for loans rather than Capital Contributions if doing so would breach any Financing Commitment or other agreement of the Company.

(c)                               All amounts received from a Member after the date specified in Section 4.02(d)(iv) by the Company pursuant to this Section 4.02 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company and shall accrue from and after such specified date at the Default Rate.  Any such interest paid shall not be considered part of the principal of the loan.

(d)                             Each written request issued pursuant to Section 4.02(a) or 4.02(b) shall contain the following information:

(i)                                                                                  The total amount of loans requested from all Members;

(ii)                                                                              The amount of the loan requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member;

(iii)                                                                          The purpose for which the funds are to be applied in such reasonable detail as the Management Committee shall direct;

(iv)                                                                          The date on which the loans to the Company shall be made (which date shall not be less than [***] Days following the date the request is given, unless a sooner date is approved by the Management Committee) and the method of payment; provided that such date and method shall be the same for each of the Members; and

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(v)                                                                              All terms concerning the repayment of or otherwise relating to such loans; provided that such terms shall be the same for each of the Members and in the case of costs covered by the Construction Budget shall be consistent with Section 4.01(a)(iii).

(e)                               Each Member agrees that it shall make its respective loans in accordance with requests issued pursuant to this Section 4.02.

4.03                    No Other Contribution or Loan Obligations.  No Member shall be required or permitted to make any Capital Contributions or loans to the Company except pursuant to this Article 4.

4.04                    Return of Contributions.  Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  An unreturned Capital Contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

4.05                    Capital Accounts.  (a) A separate Capital Account shall be established and maintained for each Member with respect to such Member’s Membership Interest in the Company.  Each Member’s Capital Account shall be increased by (i) the amount of money contributed by that Member to the Company; (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (iii) allocations to that Member of income and gain (or items thereof), including items specifically allocated to such Member pursuant to Section 5.04(b) and income and gain exempt from tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i); and (iv) the amount of any liabilities assumed by such Member and shall be decreased by (v) the amount of money distributed to that Member by the Company; (vi) the fair market value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (vii) allocations to that Member of expenditures of the Company described (or treated as described) in Section 705(a)(2)(B) of the Code; (viii) allocations of loss and deduction (or items thereof), including items specifically allocated to such Member pursuant to Section 5.04(b) and loss and deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding items described in (vi) above and loss or deduction described in Treasury Regulation Section 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii); and (ix) the amount of any liabilities of such Member assumed by the Company.  The Members’ Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(g).  Thus, in the discretion of the Management Committee, the Members’ Capital Accounts shall be increased or decreased to reflect a revaluation of the property based on the fair market value of the property on the date of adjustment (as determined pursuant to Section

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4.05(b)), immediately prior to (A) the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for a Membership Interest or an increased Sharing Ratio, (B) the distribution of more than a de minimis amount of money or other property by the Company to a Member as consideration for a Membership Interest, or (C) the liquidation of the Company.  A Member who has more than one Membership Interest shall have a single Capital Account that reflects all such Membership Interests, regardless of the class of Membership Interests owned by such Member and regardless of the time or manner in which such Membership Interests were acquired.  Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).  The Capital Accounts shall not be deemed to be, nor have the same meaning as, the capital account of the Company under the NGA.

(b)                              Whenever the fair market value of property is required to be determined pursuant to the second and third sentences of Section 4.05(a), the Operator shall propose such a fair market value in a notice to the other Members.  If any other Member disagrees with such determination, such Member shall notify the other Members of such disagreement within [***] Business Days of receiving such notice.  If such Dispute is not resolved within [***] Business Days after such notice, any Member may submit such Dispute for binding appraisal in accordance with Section 13.11(c) by delivering a FMV Notice to the other Members.

This Section 4.05 is intended to comply with the capital account maintenance provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and will be applied and interpreted in accordance with such Treasury Regulations.

4.06                    Failure to Make a Capital Contribution or Loan.

(a)                               General. If any Member fails to make a Capital Contribution as requested by the Management Committee (or on behalf of the Management Committee pursuant to Section 4.01(c)) in a Capital Call validly and timely issued pursuant to Section 4.01 or a loan when required pursuant to Section 4.02(a) or 4.02(b) (each such Member being a “Non-Contributing/Loan Member”), and if such failure continues for more than [***] Days after the date on which it is due, the Members that have contributed their Capital Contribution or made their loan, as applicable (each, a “Contributing/Loan Member”) may (without limitation as to other remedies that may be available, and in particular such other remedies shall include the right to specifically enforce the obligation of the Non-Contributing/Loan Member to make the required Capital Contribution or loan) thereafter elect to:

(i)                                                                                  treat the Non-Contributing/Loan Member’s failure to contribute as a Default by giving notice thereof to the Non-Contributing/Loan Member, in which event the provisions of this Agreement regarding the commission of a Default by a Member shall apply (but if the Capital Call is for the payment of a Matured Financing Obligation, the Default shall be immediate on the giving of such notice and the [***]-Day cure period contemplated in the definition of Default shall not apply); or

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(ii)                                                                              pay the portion of the Capital Contribution owed and unpaid by, or make the loan required from, the Non-Contributing/Loan Member (the “Additional Contribution/Loan”) in which event the Contributing/Loan Members that elect to fund the Non-Contributing/Loan Members’ share (the “Additional Contribution/Loan Members”) may treat the contribution or loan, as applicable as one of: (1) a Capital Contribution or loan, as applicable, resulting in the Additional Contribution/Loan Members receiving [***] under Section 4.06(b), or (2) a permanent Capital Contribution that results in an adjustment of Membership Interests under Section 4.06(c), as determined by the Additional Contribution/Loan Members as set forth below.

No Contributing/Loan Member shall be obligated to make either election under clause (i) or clause (ii) above. The decision of the Contributing/Loan Members to elect (i) or (ii) above shall be made by the determination of the Contributing/Loan Members holding the Supermajority Interest of all Contributing/Loan Members, but clause (ii) above may not be elected unless at such time of determination there is one or more Additional Contribution/Loan Members. The decision of the Additional Contribution/Loan Members to elect clause (ii)(1) or clause (ii)(2) above shall be made by the determination of the Additional Contribution/Loan Members holding the Supermajority Interest of all Additional Contribution/Loan Members. Unless and until such election is made, payment of the Additional Contribution/Loan shall be treated as a Priority Interest under Section 4.06(a)(ii)(1). [***].

(b)                              [***]

(i)                                                                                  [***]

(ii)                                                                              [***] shall not alter the Sharing Ratios of the Members, nor shall the [***] alter any distributions to the Contributing/Loan Members (in their capacity as Contributing/Loan Members, as opposed to their capacity as Additional Contribution/Loan Members) in accordance with their respective Sharing Ratios. Notwithstanding any provision in this Agreement to the contrary, a Member may not Dispose of all or a portion of [***] except to a Person to whom it Disposes all or the applicable pro rata portion of its Membership Interest after compliance with the requirements of this Agreement in connection therewith.

(iii)                                                                          For so long as any Additional Contribution/Loan Member holds [***], neither any Non-Contributing/Loan Member nor its Representative (except for a Non-Contributing/Loan Member that has paid to the Additional Contribution/Loan Member(s) all of the amount of the Additional Contribution/Loan attributable to such Non-Contributing/Loan Member in accordance with Section 4.06(b)(i)) shall have the right to vote its Membership Interest (or Sharing Ratio) under this Agreement with respect to any decision regarding distributions from the Company, and any distribution to which such Non-Contributing/Loan Member is entitled shall be paid to [***].

(iv)                                                                          No Member that is a Non-Contributing/Loan Member may Dispose of its Membership Interest unless, at the closing of such Disposition, either the Non-Contributing/Loan Member or the proposed Assignee pays [***].  No Assignee shall be admitted to the Company as a Member until compliance with this Section 4.06(b)(iv) has occurred.

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(c)                               Permanent Contribution.  If the Additional Contribution/Loan Members elect under Section 4.06(a)(ii) to have the Additional Contribution/Loan treated as a permanent Capital Contribution, then the Sharing Ratios of each Member will be automatically adjusted to equal each Member’s total Capital Contributions when expressed as a percentage of all Members’ Capital Contributions (after giving effect to the Capital Contribution made by the Additional Contribution/Loan Members).

(d)                             Further Assurance. In connection with this Section 4.06, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Section 4.06.

(e)                               Deemed Non-Contributing/Loan Member.  Notwithstanding anything to the contrary, for purposes of this Agreement the term “Non-Contributing/Loan Member” shall include any Member who (i) fails to vote (through such Member’s Representatives) in favor of a proposed Capital Call under Section 4.01 or a proposed loan pursuant to Section 4.02 and (ii) fails to fund such Capital Call or loan, in each case, to the extent necessary to cover the amount of any Matured Financing Obligation that is to become due within [***] Days or that has become due (by acceleration or otherwise).

4.07                    Credit Assurance.

(a)                               Unless otherwise agreed to by [***], if the Company is required to provide a guaranty, letter of credit or other credit support (each a “Credit Assurance”) to a counterparty under any contract or agreement (including an Approved Precedent Agreement) approved by the Management Committee of the Company prior to the In-Service Date (each a “Subject Contract”), then each Member agrees to provide or cause to be provided (on behalf of the Company and within [***] Business Days of the Company’s request) to such counterparty the required form of Credit Assurance in an amount equal to the product of (i) the total dollar amount of the obligations for which the Company is required to provide such Credit Assurance, and (ii) such Member’s Sharing Ratio.  As to any New Member admitted prior to the In-Service Date in accordance with the terms of this Agreement, if at the time of admittance any Credit Assurance has been provided by the Company, then such New Member shall provide (on behalf of the Company and within [***] Business Days of the Company’s request) to the applicable counterparty such Credit Assurance in the same form and in an amount equal to the product of (i) the total dollar amount of obligations for which the Company is required to provide such Credit Assurance, and (ii) such New Member’s Sharing Ratio. Any Credit Assurances posted by EQT and USG shall be reduced to reflect the New Member’s Credit Assurances and in accordance with such Member’s Sharing Ratio.

(b)                              If a breach, default or other event occurs under a Subject Contract and the counterparty thereunder makes a demand or draw on one or more Credit Assurances for such breach, default or other event (an “Demand Event”), then a determination will be made as to the total dollar amount demanded or drawn by such counterparty for such Demand Event (“Total Event Demand Amount”). [***].

(c)                               If any [***], then such Member [***].

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ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS

5.01                    Distributions.  Within [***] Days following the end of each Quarter following the In-Service Date, the Management Committee shall determine the amount of Available Cash with respect to such Quarter, and an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 18-607 of the Act, be distributed in accordance with this Article 5  to the Members (other than a Breaching Member) in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are made); provided, however, that, if the Management Committee fails timely to determine the amount of Available Cash with respect to any Quarter following the In-Service Date, an amount equal to [***]% of the Available Cash determined with respect to the immediately preceding Quarter shall, subject to Section 18-607 of the Act, be distributed in accordance with this Article 5 to the Members (other than a Breaching Member) in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are made).

5.02                    [Intentionally omitted.]

5.03                    [Intentionally omitted.]

5.04                    Allocations for Maintaining Capital Accounts.  (a) For purposes of maintaining the Capital Accounts pursuant to Section 4.05, except as provided in Sections 5.04(b) and (c), each item of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with their respective Sharing Ratios.

(b)                        With respect to each period during which [***] with respect to an Additional Contribution/Loan treated as a Capital Contribution is outstanding, each Additional Contribution/Loan Member shall be allocated items of income and gain in an amount equal to the return that has accrued (whether or not paid) with respect to such Capital Contribution pursuant to Section 4.06(b)(i), and items of income and gain that would otherwise be allocable to the Non-Contributing/Loan Member(s) shall be correspondingly reduced.

(c)                         Notwithstanding the foregoing provisions of Section 5.04, the following special allocations will be made:

(i)                                                                            [Intentionally omitted.]

(ii)                                                                        Nonrecourse Deductions shall be allocated to the Members in proportion to their Sharing Ratios.

(iii)                                                                    Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 5.04(c)(iii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

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(iv)                                                                    Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for an allocation period (or if there was a net decrease in Minimum Gain for a prior allocation period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.04(c)(iv), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 5.04(c)(iv) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(v)                                                                        Notwithstanding any provision hereof to the contrary except Section 5.04(c)(iv) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for an allocation period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior allocation period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.04(c)(v)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 5.04(c)(v) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(vi)                                                                    Notwithstanding any provision hereof to the contrary except Section 5.04(c)(ii) and Section 5.04(c)(iii), no losses or other items of expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit Adjusted Capital Account balance (or increase any existing deficit Adjusted Capital Account balance) at the end of the allocation period. All losses and other items of expense in excess of the limitation set forth in this Section 5.04(c)(vi) shall be allocated to the Members who do not have a deficit Adjusted Capital Account balance in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such losses and other items of expense do not cause any such Member to have a deficit Adjusted Capital Account balance.

(vii)                                                                If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) resulting in or increasing an Adjusted Capital Account deficit for such Member, items of income and gain will be specially allocated to such Member in any amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Adjusted Capital Account deficit of the Member as quickly as possible; provided, however, that an allocation pursuant to this Section 5.04(c)(vii) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(c)(vii) were not in this Agreement.  The items of income or gain to be allocated will be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). This subsection (vii) is intended to qualify and be construed as a “qualifying income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Treasury Regulations.

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5.05                    Allocations for Tax Purposes.   (a)  Except as provided in Section 5.05(b) and Section 5.05(c) or as otherwise required by the Code or Treasury Regulations, solely for federal income tax purposes, items of taxable income, gain, loss and deduction of the Company for each fiscal year or other relevant period shall be allocated among the Members in the same manner as each correlative item of “book” income, gain, loss and deduction is allocated to the Capital Accounts of the Members pursuant to Section 5.04 and each tax credit shall be allocated to the Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to Section 5.04.

(b)                              Income, gain, loss, and deduction with respect to property contributed to the Company by a Member or revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using the remedial allocation method permitted by Treasury Regulation Section 1.704-3(d).

(c)                               Pursuant to Treasury Regulations Section 1.1245-1(e), to the extent the Company recognizes gain as a result of a sale, exchange or other disposition of Company assets which is taxable as recapture income under Sections 1245 or 1250 of the Code or unrecaptured Section 1250 gain under Section 1(h) of the Code, such recapture income shall be allocated among the Members in the same proportion as the depreciation and amortization giving rise to such recapture income was allocable among the Members.  In no event, however, shall any Member be allocated recapture income hereunder in excess of the amount of gain allocated to the Member under this Agreement.  Any recapture income that is not allocated to a Member due to the gain limitation described in the previous sentence shall be allocated among those Members whose shares of total gain on the sale, exchange or other disposition of the property exceed their share of depreciation and amortization attributable to Company assets, in proportion to their relative shares of the total allocable gain.

(d)                             Allocations pursuant to this Section 5.05 are solely for federal (and, where applicable, state and local) tax purposes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of income, gain, loss and other deduction described in Section 5.04 or distributions pursuant to any provision of this Agreement.

(e)                               The Members are aware of the income and other tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of items of income, gain, loss, credit and deduction.

5.06                    Varying Interests.  All items of income, gain, loss, deduction or credit shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last Day of the period for which the allocation or distribution is to be made.  Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Sharing Ratio, the Members agree that their allocable shares of such items for the taxable year shall be determined based on any method determined by the Management Committee to be permissible under Code Section 706 and the related Treasury Regulations to take account of the Members’ varying Sharing Ratios.

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5.07                    Amounts Withheld.  The Company is authorized to withhold from payments and distributions to the Members and to pay over to any federal, state or local Governmental Authority any amounts required to be so withheld pursuant to the Code or any provisions of any applicable Law and shall allocate such amounts to the Members with respect to which such amounts were withheld.  All amounts withheld pursuant to the Code or any provisions of any applicable Law with respect to any payment, distribution or allocation shall be treated for all purposes under this Agreement as amounts paid or distributed pursuant to this Article 5 to the Members with respect to which such amount was withheld.  All taxes paid on behalf of such Member pursuant to this Section 5.07 in excess of any distributions otherwise payable to such Member shall, at the option of the Company, (i) be promptly paid to the Company by such Member or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member.  Whenever the Company selects option (ii) of the preceding sentence, such Member shall for all purposes of this Agreement be treated as having received a distribution under 5.01 of the amount of the tax payment.  To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability for taxes (and related interest, penalties or additions to tax) with respect to income attributable to or distributions or other payments to such Member.

ARTICLE 6
MANAGEMENT

6.01                    Generally.  Except as provided in Section 6.05(a), the management of the Company is fully vested in the Founding Members.  To facilitate the orderly and efficient management of the Company, the Founding Members shall act (a) collectively as a “committee of the whole” pursuant to Section 6.02, and (b) through the delegation of certain duties and authority to the Operator.  Subject to the express provisions of this Agreement, each Member agrees that it will not exercise its authority under the Act to bind or commit the Company to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company.

6.02                    Management Committee.  The Founding Members shall act collectively through meetings as a “committee of the whole,” which is hereby named the “Management Committee.”  Decisions or actions taken by the Management Committee in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, Representative, and employee of the Company.  The Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

(a)                               Representatives.

(i)                                                                                  Designation.  To facilitate the orderly and efficient conduct of Management Committee meetings, each Founding Member (together with its Affiliates who are also Founding Members, if any) shall notify the other Founding Member(s), from time to time, of the identity of (A) one of its senior officers, who will represent it at such meetings (a “Representative”), and (B) at least one, but not more than two, additional senior officers, who will represent it at any meeting that the Founding Member’s Representative is unable to attend

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(each an “Alternate Representative”).  (The term “Representative” shall also refer to any Alternate Representative that is actually performing the duties of the applicable Representative.)  [***].  The initial Representative and Alternate Representatives of each Founding Member are set forth in Exhibit A.  A Founding Member may designate a different Representative or Alternate Representatives for any meeting of the Management Committee by notifying the other Founding Member(s) at least [***] Business Days prior to the scheduled date for such meeting; provided that, if giving such advance notice is not feasible, then such new Representative or Alternate Representatives shall present written evidence of his or her authority at the commencement of such meeting.

(ii)                                                                              Authority.  Each Representative shall have the full authority to act on behalf of the Founding Member that designated such Representative; the action of a Representative at a meeting (or through a written consent) of the Management Committee shall bind the Founding Member that designated such Representative; and the other Members shall be entitled to rely upon such action without further inquiry or investigation as to the actual authority (or lack thereof) of such Representative.  In addition, the act of an Alternate Representative shall be deemed the act of the Representative for which such Alternate Representative is acting, without the need to produce evidence of the absence or unavailability of such Representative.

(iii)                                                                          DISCLAIMER OF DUTIES; INDEMNIFICATION.  EACH REPRESENTATIVE SHALL REPRESENT, AND OWE DUTIES TO, ONLY THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE (THE NATURE AND EXTENT OF SUCH DUTIES BEING AN INTERNAL AFFAIR OF SUCH MEMBER), AND SHALL NOT OWE ANY DUTIES (INCLUDING FIDUCIARY DUTIES) TO THE COMPANY, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY AFFILIATE, OFFICER, OR EMPLOYEE OF THE COMPANY, ANY OTHER MEMBER, OR ANY OTHER PERSON.  THE PROVISIONS OF SECTIONS 6.02(f)(ii) AND 6.04 SHALL ALSO INURE TO THE BENEFIT OF EACH MEMBER’S REPRESENTATIVE.  THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS EACH REPRESENTATIVE FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER), OTHER THAN THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE, THAT ARISE OUT OF, RELATE TO, OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE COMPANY OR SUCH REPRESENTATIVE’S SERVICE ON THE MANAGEMENT COMMITTEE.

(iv)                                                                          Attendance.  Each Founding Member shall use all reasonable efforts to cause its Representative or Alternate Representative to attend each meeting of the Management Committee, unless its Representative is unable to do so because of a “force majeure” event or other event beyond his reasonable control, in which event such Founding Member shall use all reasonable efforts to cause its Representative or Alternate Representative to participate in the meeting by telephone pursuant to Section 6.02(h).

(b)                              Secretary.  The Management Committee may designate a Secretary of the Management Committee, who need not be a Representative or an employee of a Member or any Affiliate thereof.

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(c)                               Procedures.  The Secretary, or if no Secretary has been appointed, a person designated in writing by the Representatives, of the Management Committee shall maintain written minutes of each meeting held by the Management Committee. The Management Committee may adopt whatever rules and procedures relating to its activities as it may deem appropriate, provided that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement.

(d)                             Time and Place of Meetings.  The Management Committee shall meet quarterly, subject to more or less frequent meetings upon approval of the Management Committee.  Notice of, and an agenda for, all Management Committee meetings shall be provided by the Representatives to all Members at least five Days prior to the date of each meeting, together with proposed minutes of the previous Management Committee meeting (if such minutes have not been previously ratified).  Among other items, the agenda will provide for a discussion of (i) the results of operations, including explanations of significant variances in revenues, expenses and cash flow activities and (ii) amounts due for contractual obligations that will impact Available Cash.  Special meetings of the Management Committee may be called at such times, and in such manner, as any Founding Member reasonably deems necessary.  Any Founding Member calling for any such special meeting shall notify the Representatives, who in turn shall notify all Founding Members of the date and agenda for such meeting at least five Days prior to the date of such meeting.  Such five-Day period may be shortened by the Management Committee, acting through Supermajority Interest.  All meetings of the Management Committee shall be held at a location agreed upon by the Representatives.  Attendance of a Representative of a Founding Member at a meeting of the Management Committee shall constitute a waiver of notice of such meeting, except where such Representative attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(e)                               Quorum.  The presence of Representative(s) of Founding Members representing Supermajority Interest shall constitute a quorum for the transaction of business at any meeting of the Management Committee.

(f)                                Voting.

(i)                                                                                  Voting by Sharing Ratios.  Subject to Sections 6.02(j), 6.05(a), and 6.05(e), each Representative shall be entitled to vote on all matters submitted to a vote of the Management Committee in accordance with the respective Sharing Ratio of the Founding Member that designated such Representative.

(ii)                                                                              DISCLAIMER OF DUTIES.  WITH RESPECT TO ANY VOTE, CONSENT OR APPROVAL AT ANY MEETING OF THE MANAGEMENT COMMITTEE OR OTHERWISE UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN SECTION 6.02(j) AND SECTION 6.05(e) OF THIS AGREEMENT, EACH REPRESENTATIVE MAY GRANT OR WITHHOLD SUCH VOTE, CONSENT OR APPROVAL (A) IN ITS SOLE AND ABSOLUTE DISCRETION, (B) WITH OR WITHOUT CAUSE, (C) SUBJECT TO SUCH CONDITIONS AS IT SHALL DEEM APPROPRIATE, AND (D) WITHOUT TAKING INTO ACCOUNT THE INTERESTS OF, AND WITHOUT INCURRING LIABILITY TO, THE COMPANY, ANY OTHER MEMBER

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OR REPRESENTATIVE, OR ANY AFFILIATE, OFFICER, OR EMPLOYEE OF THE COMPANY OR ANY OTHER MEMBER (COLLECTIVELY, “SOLE DISCRETION”).  THE PROVISIONS OF THIS SECTION 6.02(f)(ii) SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF A MEMBER OR ITS REPRESENTATIVE.

(iii)                                                                          Exclusion of Certain Members and Their Sharing Ratios.  With respect to any vote, consent or approval, any Breaching Member or Withdrawn Member (and any Representative of such Breaching Member or Withdrawn Member) shall be excluded from such decision (as contemplated by Section 10.03(b)), and the Sharing Ratio of such Breaching Member or Withdrawn Member shall be disregarded in calculating the voting thresholds in Section 6.02(f)(i).  In addition, if any other provision of this Agreement provides that a Supermajority Interest is to be calculated without reference to the Sharing Ratio of a particular Founding Member, then the applicable voting threshold shall be deemed adjusted accordingly.

(g)                              Action by Written Consent.  Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Representatives that could have taken the action at a meeting of the Management Committee.

(h)                              Meetings by Telephone.  Representatives may participate in and hold such meeting by means of conference telephone, videoconference or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a Representative participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(i)                                  Matters Requiring Approval of the Management Committee.  Notwithstanding any other provision of this Agreement, but subject to Section 6.05(e), none of the following actions may be taken by, or on behalf of, the Company without first obtaining the approval of a Supermajority Interest of the Management Committee:

(A)                          conducting any activity or business that, in the reasonable judgment of the Operator acting in good faith, may generate income for federal income tax purposes that may not be “qualifying income” (as such term is defined pursuant to Section 7704 of the Code) in excess of [***]% of the gross income of the Company;

(B)                           any material tax elections or any material decisions relating to material tax returns, in each case, as determined in the reasonable judgment of the Operator acting in good faith;

(C)                           considering at a meeting of the Management Committee a material matter not on the agenda for that meeting;

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(D)                          entering into, amending in any material respect, or terminating any Material Contract, or taking any action that results in a material default under any Material Contract;

(E)                            approving any material loans made by the Company or the provision of any material financial guarantees by the Company, except to the extent such material loans or material financial guarantees have been specifically included in and approved as part of the Construction Budget, the Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Management Committee;

(F)                             placing or permitting any liens or other encumbrances (other than Permitted Encumbrances) to exist on the assets of the Company;

(G)                          [***]

(H)                          [***]

(I)                                [***]

(J)                                [***]

(K)                          [***]

(L)                            except as otherwise provided in Section 4.01(a)(ii) making a Capital Call or otherwise requiring any Member to make any Capital Contribution, except to the extent such Capital Call or Capital Contribution has been specifically included in and approved as part of the Construction Budget, the Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Management Committee;

(M)                        [***]

(N)                          selecting a different name for the Company, or making any change to the principal nature of the business of the Company;

(O)                          [***]

(P)                             [***]

(Q)                          approving accounting procedures for the Company in accordance with GAAP, or voluntarily changing or terminating the appointment of the Company’s accountants;

(R)                           [***]

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(S)                             [***]

(T)                             [***]

(U)                          [***]

(V)                          on the occurrence of a Dissolution Event, the designation of a Member or other Person to serve as liquidator pursuant to Section 12.02;

(W)                       the commencement, conduct or settlement of any suit, action or proceeding or arbitration, each involving in excess of $[***];

(X)                          the formation of any subcommittee of the Management Committee pursuant to Section 6.02(k);

(Y)                          dissolution of the Company pursuant to Section 12.01;

(Z)                            causing or permitting the Company to become Bankrupt (but this provision shall not be construed to require any Member to ensure the profitability or solvency of the Company);

(AA)              the Disposition or abandonment of all or substantially all of the Company’s assets, or of the Company’s material assets other than any Disposition(s) in the ordinary course of business;

(BB)                causing or permitting the Company to merge, consolidate or convert into any other entity;

(CC)                [***]

(DD)              approving the FERC Application pursuant to Section 7.01(a);

(EE)                  making any decision required pursuant to Sections 7.01(b), (c) or (d);

(FF)                    [***]

(GG)              [***]

(HH)              [***]

(j)                                  Reasonableness.  In any matter proposed to the Management Committee pursuant to [***].

(k)                              Subcommittees.  The Management Committee may create such subcommittees, and delegate to such subcommittees such authority and responsibility, and rescind any such delegations, as it may deem appropriate.

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(l)                                  Officers.  The Management Committee may designate one or more Persons to be officers of the Company.  Any officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Management Committee may delegate to them and shall serve at the pleasure of the Management Committee and report to the Management Committee.

6.03                    Construction, Operation and Management Agreement.  The Company shall enter into a Construction, Operation and Management Agreement with Operator (the “COM Agreement”) in such form as shall be approved by the Founding Members.

6.04                    No Duties; Disclaimer of Duties.  Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that

(a)                               to the fullest extent permitted by applicable Law, no Member, in its capacity as Member, nor any of such Member’s or any of its Affiliates’ respective employees, agents, directors, managers or officers shall have any fiduciary duty to the Company, any other Member or Representative or any other Person in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing;

(b)                              to the fullest extent permitted by applicable Law, no Representative, in such Person’s capacity as a Representative, shall have any fiduciary duty to the Company, any Member (other than the Member that designated such Representative), any other Representative, or any other Person in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and

(c)                               the provisions of this Section 6.04 will apply for the benefit of each Member, and no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of each Member to act and direct its Representative to vote in the manner determined by the Member that designated such Representative in its Sole Discretion.

To the maximum extent permitted by applicable Law, each Member hereby releases and forever discharges each other Member and such other Member’s Representative from all liabilities that such other Member or its Representative might owe, under the Act or otherwise, to the Company, the releasing Member, or such releasing Member’s Representative on the ground that any decision of that other Member or such other Member’s Representative to grant or withhold any vote, consent or approval constituted the breach or violation of any standard of care, any fiduciary duty or other legal restriction or theory of liability applicable to such other Member or its Representative; provided, however, that nothing herein shall eliminate any Member’s liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.  Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.04 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse of the Company, any Member or any other Person may have against any Member, Representative or employee of the Company for a breach of contract claim relating to any binding agreement.

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6.05     Business Opportunities.

(a)        During the Term, except as otherwise provided in Section 6.05(f), any project involving the planning, design, construction, acquisition, ownership, maintenance, or operation of the Facilities may be conducted only by the Company and not by any Member or any Affiliate of a Member.

(b)        A Member and each Affiliate of a Member may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, any other Member or any Affiliate of another Member the right to participate therein.  Subject to Section 6.02(i)(HH), the Company may transact business with any Member or Affiliate thereof.  Without limiting the generality of the foregoing, the Members recognize and agree that their respective Affiliates currently engage in certain activities involving natural gas and electricity marketing and trading (including futures, options, swaps, exchanges of future positions for physical deliveries and commodity trading), gathering, processing, storage, transportation and distribution, electric generation, development and ownership, as well as other commercial activities related to natural gas and that these and other activities by Members’ Affiliates may be based on natural gas that is shipped through the Facilities or otherwise made possible or facilitated by reason of the Company’s activities (herein referred to as “Affiliate’s Outside Activities”).  No Affiliate of a Member shall be restricted in its right to conduct, individually or jointly with others, for its own account any Affiliate’s Outside Activities, and no Member or its Affiliates shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such Affiliate’s Outside Activities with, the Company, any other Member or any Affiliate of any other Member, by reason of such Affiliate’s Outside Activities.  The provisions of this Section 6.05(b) and Sections 6.02(a)(iii), 6.02(f)(ii), 6.04, 6.05(d), 6.05(e), and 6.07(a) constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

(c)        Subject to Section 6.05(a), each Member:

(i)                     renounces in advance each and every interest or expectancy it or any of its Affiliates might be considered to have under the Act, at common law or in equity by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member or its Affiliates now or in the future engages, which is presented to the Company, to any other Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of the Company or of any other Member or any of its Affiliates; and

(ii)                    waives and consents to [***].

(d)       Subject to Section 6.05(a), the Company:

(i)                     renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which

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any Member or any of its Affiliates now or in the future engages, which is presented to such Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of such Member or any of its Affiliates; and

(ii)                    waives and consents to [***].

(e)        Notwithstanding any other provision in this Agreement, with respect to a Related Party Matter, the Representative of the Founding Member who is, or whose Affiliate is, involved in such Related Party Matter [***].

(f)        [***]

6.06     Insurance Coverage.

(a)        Operator Insurance.  Pursuant to the COM Agreement, the Operator is required to carry and maintain or cause to be carried and maintained certain liability insurance coverages.

(b)        Owner Insurance.  The Management Committee shall determine the type limits, deductibles and other terms applicable to the insurance coverages to be maintained by the Company, and the Company shall engage an insurance broker to provide recommendations and to procure such insurance coverages on behalf of the Company.

(c)        Claim for Property Loss or Damage.  In the event of actual loss or damage to the Company’s property or any incident reasonably anticipated to give rise to a claim for loss or damage to the Company’s property, the Company shall promptly provide written notice to the Members of such loss, damage or incident.  The Company shall take all actions necessary to provide proper and timely notification to its insurers of such loss, damage or incident.  The Company shall be responsible for the preparation, submittal and negotiation of all insurance claims related to any loss, damage or incident involving the Company’s property.  The Members each agree to use all reasonable efforts to cooperate with each other and the Company in the preparation, submittal and negotiation of all such claims by the Company, including, but not limited to, the assignment of adjusters and the provision and exchange of information related to any loss, damage or incident involving the Company’s property.

(d)       Directors’ and Officers’ Liability.  Each Member shall carry and maintain Directors’ and Officers’ Liability insurance covering its own respective persons who are serving as officers, directors, Representatives or Management Committee members. Each Member shall also be responsible for insuring its respective Membership Interest for securities claims against the Company.

6.07     Indemnification.

(a)        Subject to Section 6.07(b), to the fullest extent permitted by the Act, the Company shall indemnify and hold harmless each Representative and each Member and the managers, officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives and agents of such Member, as well as each officer, employee, representative,

49

and agent of the Company (individually, a “Covered Person”) from and against any and all Claims in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he or it is a Covered Person or which relates to or arises out of the Company or its property, business or affairs.  A Covered Person shall not be entitled to indemnification under this Section 6.07(a) with respect to [***].

(b)        Notwithstanding the obligations of the Company pursuant to Section 6.07(a) and subject to Section 6.08, each Member shall indemnify, protect, defend, release and hold harmless the Company and each other Member, its Representative, its Affiliates, and its and their respective directors, officers, trustees, employees and agents from and against [***].

6.08     Limitation on Liability.  EXCEPT IN CONNECTION WITH INDEMNIFICATION OBLIGATIONS ARISING FROM AN ACTION OR PROCEEDING BROUGHT BY A THIRD PARTY FOR AMOUNTS PAID OR OWING TO SUCH THIRD PARTY, EACH MEMBER AGREES THAT NO MEMBER SHALL BE LIABLE UNDER THIS AGREEMENT FOR EXEMPLARY, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES WHICH IN ANY WAY ARISE OUT OF, RELATE TO, OR ARE A CONSEQUENCE OF, ITS PERFORMANCE OR NONPERFORMANCE HEREUNDER, OR THE PROVISION OF OR FAILURE TO PROVIDE ANY SERVICE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF FUTURE PROFITS, BUSINESS INTERRUPTIONS, AND LOSS OF CUSTOMERS, WHETHER SUCH DAMAGES ARE ASSERTED IN AN ACTION BROUGHT IN CONTRACT, IN TORT OR PURSUANT TO SOME OTHER THEORY, AND WHETHER THE POSSIBILITY OF SUCH DAMAGES WAS MADE KNOWN OR WAS FORESEEABLE.

6.09     Delivery of Operating Budget.  On or prior to [***] of each year, the Operator shall deliver a draft annual Operating Budget for the following year to each of the Representatives, which Representatives will have [***] Days to provide comments (the “Comment Deadline”) on such draft annual Operating Budget (such comments, the “Representative Budget Comments”).  The Operator shall make a good faith effort to respond to, and incorporate into such draft annual Operating Budget, the Representative Budget Comments and shall deliver to each of the Representatives the final annual Operating Budget for the following year on or before [***] (the “December Deadline”) of each year; provided, however, that, if the board of directors of the Operator has not convened to approve the annual Operating Budget by [***] of a given year, then the December Deadline shall be extended to [***] of such year; provided, further, that, if the meeting of the board of directors of the Operator to approve the annual Operating Budget is scheduled prior to the Comment Deadline, the Operator shall promptly notify the Representatives in writing of the date and time of such meeting (but no less than [***] Business Days in advance of such meeting), and the Representatives shall use reasonable efforts to provide the Representative Budget Comments in advance of such meeting.  The Operator and the Representatives shall work together in good faith to cause the Operating Budget to be approved by [***] of such year.

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ARTICLE 7
DEVELOPMENT OF FACILITIES

7.01     Development of Facilities.

(a)        FERC Application.  Pursuant to the terms of the COM Agreement, USG, EQT, and the Operator shall jointly prepare and submit to the Management Committee the proposed FERC Application related to the Facilities; and, following the approval of the FERC Application by the Management Committee, USG, EQT, and the Operator shall, on behalf of the Company, file the FERC Application with the FERC.

(b)        Approval of FERC Certificate.  No later than [***] Days prior to the FERC Response Date, the Management Committee shall vote on whether the FERC Certificate for the Facilities is issued on terms and conditions which are not materially different from those requested in the FERC Application for the Facilities and whether the Company shall (i) accept the FERC Certificate for the Facilities without seeking rehearing; (ii) accept the FERC Certificate and seek rehearing of the order issuing the FERC Certificate; (iii) file for rehearing before committing to accept or reject the FERC Certificate; or (iv) reject the FERC Certificate.  The Management Committee shall be deemed to have approved the FERC Certificate for the Facilities if the Management Committee determines that such certificate is issued on terms and conditions which are not materially different from those requested in the FERC Application for the Facilities.  In such event the Management Committee shall accept the FERC Certificate prior to the FERC Response Date with or without seeking rehearing of the order issuing the FERC Certificate for the Facilities.  In such event, subject to the terms of this Agreement, each Member shall be firmly committed to the construction of the Facilities and the construction of the Facilities shall not be subject to any conditions precedent, including but not limited to Management Committee approval of any financial commitment for obtaining funds to finance the Facilities or the Management Committee approval to construct the Facilities.

(c)        If the Management Committee finds that the FERC Certificate for the Facilities is issued on terms and conditions which are materially different from those requested in the FERC Application and EQT and USG vote to accept the order issuing the FERC Certificate with or without seeking rehearing, then the Management Committee and the Company shall accept the FERC Certificate prior to the FERC Response Dates, and in such event, and subject to the terms of this Agreement, each Member shall be firmly committed to the construction of the Facilities and the construction of the Facilities shall not be subject to any conditions precedent as provided in Section 7.01(b).

(d)       If the Management Committee finds that the FERC Certificate for the Facilities is issued on terms and conditions which are materially different from those requested in the FERC Application for the Facilities and one or more of the Members (including either USG or EQT) vote to accept the order issuing the FERC Certificate with or without seeking rehearing and one or more of the Members vote to reject the order issuing the FERC Certificate for the Facilities with or without seeking rehearing (or did not vote), then the Members that voted to accept the FERC Certificate shall be free to proceed with the construction of the Facilities under this Agreement (but only if one of EQT or USG so elects to proceed), such vote being deemed the requisite vote of the Management Committee, and the Member or Members that voted to

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reject the FERC Certificate shall be deemed to have Withdrawn from the Company.  Subject to the terms of this Agreement, those Members that elect to proceed with the construction of the Facilities shall be firmly committed to the construction of the Facilities and the construction of the Facilities shall not be subject to any conditions precedent as provided in Section 7.01(b).  In the event no Member votes to accept the order issuing the FERC Certificate for the Facilities, then such vote shall be a Dissolution Event and the Company shall dissolve and its offices shall be wound up pursuant to Article 12.

7.02     Employee Matters.  To facilitate placing the Facilities in service, a Founding Member that is not, or does not have an Affiliate that is, the Operator shall have the right to have one (1) employee located in the Operator’s primary place of business with respect to the Facilities and any construction or engineering site until the In-Service Date for such Facilities, and such employee shall have access to all construction and engineering offices related to the Facilities and shall be permitted to review, examine, and copy the books, records, plans, reports, forecasts, studies, budgets, and other information related to such Facilities.

7.03     General Regulatory Matters.

(a)        The Members acknowledge that either the Company will be a “natural gas company” as defined in Section 2(6) of the NGA or the assets of the Company will be operated by a “natural gas company” as defined in Section 2(6) of the NGA in accordance with the certificate of authority granted by the FERC.

(b)        Each Member shall (i) cooperate fully with the Company, the Management Committee, USG, EQT, and the Operator in securing the Necessary Regulatory Approvals, including supporting all FERC Applications, and in connection with any reports prescribed by the FERC and any other Governmental Authority having jurisdiction over the Company; (ii) join in any eminent domain takings by the Company, to the extent, if any, required by Law; and (iii) without limiting or modifying Section 6.04 or 6.05, devote such efforts as shall be reasonable and necessary to develop and promote the Facilities for the benefit of the Company, taking into account such Member’s Sharing Ratio, resources, and expertise.

ARTICLE 8
TAXES

8.01     Tax Returns.  Operator shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company; provided that so long as USG is a Founding Member to which a material tax return relates, USG shall have the right to review and comment on such material return at least 25 Days prior to the relevant due date for such return (which return may be provided to USG in draft form) and that the Operator shall include any such timely received comments as are reasonable, subject to applicable Law and to any ethical obligations of a return preparer. Each Member shall furnish to Operator all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.  The Company shall bear the costs of the preparation and filing of its returns.

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8.02     Tax Elections.  The Company shall make the following elections on the appropriate tax returns:

(a)        to adopt the calendar year as the Company’s fiscal and taxable year;

(b)        to adopt the accrual method of accounting;

(c)        to make the election described in Code Section 754 with respect to the first taxable year of the Company;

(d)       to elect to deduct or amortize the organizational expenses of the Company in accordance with Section 709(b) of the Code and to depreciate property pursuant to the most rapid depreciation or cost recovery method available; and

(e)        any other election the Management Committee may deem appropriate or that the Operator is permitted to make without Management Committee approval in accordance with Section 6.02(i)(B).

Notwithstanding the foregoing, however, neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or elect for the Company to be treated as an association taxable as a corporation or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

8.03     Tax Matters Member.  (a)  EQT shall serve as the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”).  The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a “notice partner” within the meaning of Section 6223 of the Code.  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive from a taxing authority in that capacity.  In the event that EQT ceases to be the Tax Matters Member (or any successor Tax Matters Member ceases to be a Member), the Management Committee shall appoint a successor Tax Matters Member.

(b)        The Tax Matters Member shall provide any Member, upon reasonable request, access to accounting and tax information and schedules obtained by the Tax Matters Member solely in its capacity as Tax Matters Member as shall be necessary for the preparation by such Member of its income tax returns and such Member’s tax information reporting requirements.

(c)        The Tax Matters Member shall take no action in its capacity as Tax Matters Member without the authorization of the Management Committee, other than such action as may be required by Law.  Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings and in complying with Section 8.03(b), shall be paid by the Company.

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(d)       The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Management Committee.  The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member.  Any Member that enters into a settlement agreement with respect to any partnership item (as described in Code Section 6231(a)(3)) with respect to the Company shall notify the other Members of such settlement agreement and its terms within [***] Days from the date of the settlement.

(e)        No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members no later than [***] Days prior to filing such request.  If the Management Committee consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members.  If such consent is not obtained within [***] Days from such notice, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.  Any Member intending to file a petition under Code Sections 6226, 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(f)        If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

ARTICLE 9
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.01     Maintenance of Books.  (a)  The Operator shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Management Committee complete and accurate books and records of the Company, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 9.02, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of its Members and the Management Committee, and any other books and records that are required to be maintained by applicable Law.

(b)        The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with Required Accounting Practices, and (iii) unless the Management Committee decides otherwise, audited by the Certified Public Accountants at the end of each calendar year.

9.02     Reports.  (a)  With respect to each calendar year, the Operator shall prepare and deliver to each Member:

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(i)                     Within 75 Days after the end of such calendar year, a statement of operations and a statement of cash flows for such year, a balance sheet as of the end of such year, and an audited report thereon of the Certified Public Accountants; provided that, upon the written request of one or more Members at least [***] Days prior to the applicable calendar year end, which request shall be a standing request effective for subsequent calendar years unless and until revoked by the requesting Member, the Operator shall prepare and deliver to the requesting Member(s) within 25 Days after the end of each such calendar year the foregoing information except for the audited report, which the Operator shall use reasonable efforts to prepare and deliver to the requesting Member(s) no later than 14 Days prior to any regulatory, contractual or filing deadlines of such Member for which the Operator has been notified by such Member.

(ii)                    Within 75 Days after the end of such calendar year, such federal, state and local income tax returns and such other accounting and tax information and schedules as shall be necessary for tax reporting purposes by each Member with respect to such year.

(b)        Upon the written request of one or more Founding Members at least [***] Days prior to the applicable calendar year end, the Operator shall use reasonable efforts to prepare and deliver to the requesting Founding Member(s) the following information within [***] Days after the end of such calendar year:

(i)                     A discussion and analysis of the results of operations including detailed explanations of significant variances in revenues, expenses and cash flow activities appearing in the audited financial statements, as compared to the same periods in the prior calendar year, and relevant operational statistics, including volumetric data;

(ii)                    A schedule of amounts due by year for contractual obligations that will impact Available Cash including notes payable, capital leases, operating leases, and purchase obligations; and

(iii)                   A three-year forward-looking forecast that includes a balance sheet, profit and loss statement, and a statement of cash flows.  Such forecast shall include information pertaining to the underlying assumptions used in its preparation including volumetric, revenue per-unit and capital expenditure assumptions.  Such forecast also shall be updated within 45 Days after execution by the Company of a material Gas Transportation Service Agreement if the timing and amount of revenues or expenses resulting from such agreement are materially different than estimates included in the forward-looking forecast.

The reasonable incremental cost to the Operator of preparing the above reports shall be reimbursed to the Operator by the Founding Member requesting such reports and, in the case of two or more Founding Members requesting such reports, equally by such Founding Members.  Such cost shall be determined in accordance with the Accounting Procedure set forth in the COM Agreement.

(c)        Within 25 Days after the end of each calendar month, the Operator shall cause to be prepared and delivered to each Member with an appropriate certification of the Person authorized to prepare the same (provided that the Management Committee may change

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the financial statements required by this Section 9.02(c) to a quarterly basis or may make such other change therein as it may deem appropriate):

(i)                     A statement of operations for such month (including sufficient information to permit the Members to calculate their tax accruals) and for the portion of the calendar year then ended as compared with the same periods for the prior calendar year and with the budgeted results for the current periods;

(ii)                    A balance sheet as of the end of such month and the portion of the calendar year then ended; and

(iii)                   For quarter month end, a statement of cash flows for the portion of the calendar year then ended as compared to the same period for the prior calendar year.

(d)       In addition to its obligations under subsections (a), (b), and (c) of this Section 9.02, but subject to Section 3.06, the Operator shall timely prepare and deliver to any Member, upon request, all of such additional financial statements, notes thereto and additional financial information as may be required in order for each Member or an Affiliate of such Member to comply with any reporting requirements under (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) any national securities exchange or automated quotation system.  The reasonable incremental cost to Operator of preparing and delivering such additional financial statements, notes thereto and additional financial information, including any required incremental audit fees and expenses, shall be reimbursed to the Operator by the Member requesting such reports and, in the case of two or more Members requesting such additional information, equally by such Members.  Such cost shall be determined in accordance with the Accounting Procedure set forth in the COM Agreement.

(e)        Operator shall also cause to be prepared and delivered to each Founding Member such other reports, forecasts, studies, budgets and other information as such Founding Member may reasonably request from time to time.

(f)        For purposes of clarification and not limitation, any audit or examination by a Member pursuant to Section 3.6 of the COM Agreement may, at the option of such Member, include audit or examination of the books, records and other support for the costs incurred pursuant to subsections (b) and (e) of this Section 9.02.

9.03     Bank Accounts.  Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Management Committee and shall not be commingled with the Operator’s funds.  All withdrawals from any such depository shall be made only as authorized by the Management Committee and shall be made only by check, wire transfer, debit memorandum or other written instruction.  The Management Committee may authorize the Operator to designate and maintain accounts in any such banks or other depositories in accordance with Exhibit A to the COM Agreement.

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ARTICLE 10
WITHDRAWAL

10.01   Right of Withdrawal.  (a) Prior to the In-Service Date, no Member shall have the right to withdraw from the Company and (b) following the In-Service Date, each Member shall have the right to withdraw from the Company [***] Days following delivery of written notice to the Management Committee.

10.02   Deemed Withdrawal.  A Member is deemed to have Withdrawn from the Company upon the occurrence of any of the following events:

(a)                               the Member is deemed, pursuant to Section 7.01(d) to have Withdrawn from the Company;

(b)                              there occurs an event that makes it unlawful for the Member to continue to be a Member;

(c)                               the Member becomes Bankrupt;

(d)                             the Member dissolves and commences liquidation or winding-up; or

(e)                               the Member commits a Default.

10.03   Effect of Withdrawal.  A Member that is deemed to have Withdrawn pursuant to Section 10.01 or Section 10.02 (a “Withdrawn Member”), must comply with the following requirements in connection with its Withdrawal:

(a)        The Withdrawn Member ceases to be a Member immediately upon the occurrence of the applicable Withdrawal event.

(b)        The Withdrawn Member shall not be entitled to receive any distributions from the Company except as set forth in Section 10.03(e), and neither it nor its Representative shall be entitled to exercise any voting or consent rights, or to appoint any Representative or Alternate Representative to the Management Committee (and the Representative (and the Alternate Representative) appointed by such Member shall be deemed to have resigned) or to receive any further information (or access to information) from the Company.  The Sharing Ratio of such Member shall not be taken into account in calculating the Sharing Ratios of the Members for any purposes.  This Section 10.03(b) shall also apply to a Breaching Member; but if a Breaching Member cures its breach during the applicable cure period, then any distributions that were withheld from such Member shall be paid to it, without interest.

(c)        The Withdrawn Member must pay to the Company all amounts owed to it by such Withdrawn Member.

(d)       The Withdrawn Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrue prior to the Withdrawal.

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(e)        In the event of a Withdrawal under Section 10.01 or a deemed Withdrawal under Section 10.02(b) or (c), the Withdrawn Member shall be entitled to receive a portion of each distribution that is made by the Company from and after the In-Service Date, equal to the product of the Withdrawn Member’s Sharing Ratio as of the date of its Withdrawal multiplied by the aggregate amount of such distribution; provided that the Withdrawn Member’s rights under this Section 10.03(e) shall automatically terminate at such time as the Withdrawn Member has received an aggregate amount under this Section 10.03(e) equal to the sum of (i) lesser of (A) the Withdrawn Member’s Outstanding Capital Contribution, and (B) the Fair Market Value of the Withdrawn Member’s Membership Interest, each determined as of the date of the Withdrawal, plus (ii) any Indebtedness of the Company owed to such Member at the time of Withdrawal.  From the date of the Withdrawal to the date of such payment, the amount owing to the Withdrawn Member pursuant to the preceding sentence shall be recorded as a contingent obligation of the Company until such payment is made.  The rights of a Withdrawn Member under this Section 10.03(e) shall (A) be subordinate to the rights of any other creditor of the Company, (B) not include any right on the part of the Withdrawn Member to receive any interest or other amounts with respect thereto (except as may otherwise be provided in the evidence of any Indebtedness of the Company owed to such Withdrawn Member); (C) not require the Company to make any distribution (the Withdrawn Member’s rights under this Section 10.03(e) being limiting to receiving a portion of such distributions as the Management Committee may, in its Sole Discretion, decide to cause the Company to make); (D) not require any Member to make a Capital Contribution or a loan to permit the Company to make a distribution or otherwise to pay the Withdrawn Member; and (E) be treated as a liability of the Company for purposes of Section 12.02.

(f)        Except as set forth in Section 10.03(e), a Withdrawn Member shall not be entitled to receive any return of its Capital Contributions or other payment from the Company in respect of its Membership Interest.  Any Performance Assurances or Credit Assurances provided by the Withdrawn Member and outstanding as of the date of Withdrawal shall continue as to the liabilities accrued prior to the date of Withdrawal for which such Performance Assurances were provided under Section 4.01(b) or such Credit Assurances were provided under Section 4.07; provided that, in the event a Member is Withdrawn pursuant to Section 10.02(e), such Member shall pay over and forfeit any remaining Performance Assurances as liquidated damages and not as a penalty.

(g)        The Sharing Ratio of the Withdrawn Member shall be allocated among the remaining Members in the proportion that each Member’s Sharing Ratio bears to the total Sharing Ratio of all remaining Members, or in such other proportion as the remaining Members may unanimously agree.

(h)        A deemed Withdrawal under Section 7.01(d) shall carry no connotation or implication that the Withdrawn Member has breached this Agreement or otherwise acted contrary to the intent of this Agreement, it being understood that (i) each Member is completely free to cast its vote as it wishes at the Management Committee meetings described in such Section and (ii) the concept of “deemed Withdrawal” in such Section is merely a convenient technique for permitting the continued development of the Facilities by the Members that desire to continue such development.

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ARTICLE 11
DISPUTE RESOLUTION

11.01   Disputes.  This Article 11 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement; (b) any deadlock among the Representatives on any matter requiring approval of the Management Committee (including any dispute over whether the Representatives of any Founding Member (or its Affiliates) are reasonably withholding their consent in connection with a determination by the Management Committee, but only with respect to those matters specifically identified in Section 6.02(j) and Section 6.05(e)) other than the matters covered by Sections 6.02(i)(G) or 6.02(i)(BB) (a “Deadlock”); and (c) the applicability of this Article 11 to a particular dispute.  Notwithstanding the foregoing, this Section 11.01 shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be resolved by a vote of the Management Committee; provided that, if a vote, approval, consent, determination or other decision must, under the terms of this Agreement, be made (or withheld) in accordance with a standard other than Sole Discretion (such as a reasonableness standard), then the issue of whether such standard has been satisfied may be a dispute to which this Article 11 applies (including Section 11.03); and provided, further, that any Deadlock shall be resolved solely as provided in Sections 11.02 and 11.05 hereof.  Any dispute to which this Article 11 applies is referred to herein as a “Dispute.”  With respect to a particular Dispute, each Member that is a party to such Dispute is referred to herein as a “Disputing Member.”  The provisions of this Article 11 shall be the exclusive method of resolving Disputes.

11.02   Negotiation to Resolve Disputes.  If a Dispute arises, the Disputing Members shall attempt to resolve such Dispute through the following procedure:

(a)        first, the designated Representative of each of the Disputing Members shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

(b)        second, if the Dispute is still unresolved after ten (10) Business Days following the commencement of the negotiations described in Section 11.02(a), then the Parent Decision Makers shall meet in person within five (5) Business Days after the expiration of the aforementioned period of ten (10) Business Days, and such Parent Decision Makers shall attempt in good faith to resolve the Dispute as promptly as practicable.

11.03   Courts.  If a Dispute (other than a Deadlock) is still unresolved following ten (10) Business Days after a written request or demand for negotiations described in Section 11.02(b), then any of such Disputing Members may submit such Dispute only to the Court of Chancery of the State of Delaware or, in the event that such court does not have jurisdiction over the subject matter of such Dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”), and each of the Members irrevocably submits to the exclusive jurisdiction of the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 13.02.  Each of the Members hereby irrevocably

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and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or clam in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH MEMBER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

11.04   Specific Performance.  The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Member’s or the Company’s right to specific performance and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that no Member nor the Company shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.04 and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.05            Arbitration.

(a)        If a Deadlock is still unresolved pursuant to the procedures set forth in Section 11.02, then the Deadlock shall be settled by arbitration conducted in the English language in New York, New York, administered by and in accordance with the terms of this Agreement and the Commercial Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) (the “Arbitration”).

(b)        Any Disputing Member (the “Arbitration Invoking Party”) may, by notice (the “Arbitration Notice”) to any other Disputing Member (the “Arbitration Noticed Party”), submit the Dispute to Arbitration in accordance with the provisions of this Section 11.05(b).  Any Disputing Member may initiate Arbitration by filing with the AAA a notice of intent to arbitrate within the mediation period.

(c)        Any such Arbitration proceeding shall be before a tribunal of three (3) arbitrators, one (1) designated by the Arbitration Invoking Party, one (1) designated by the Arbitration Noticed Party, and one (1) designated by the two (2) arbitrators so designated.  The Arbitration Invoking Party and the Arbitration Noticed Party shall each name their arbitrator by notice (the “Selection Notice”) given within five (5) Business Days after the date of the Arbitration Notice, and the two (2) arbitrators so appointed shall agree upon the third member of the tribunal within five (5) Business Days after the date of the Selection Notice.  Any member of the tribunal not appointed within the period required, whether by one of the Disputing Members or by the two (2) arbitrators chosen by the Disputing Members, shall be appointed by the AAA.

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The arbitrators shall have no affiliation with, financial or other interest in, or prior employment with either Disputing Member or their Affiliates and shall be experienced and well-regarded oil and gas attorneys knowledgeable in the field of the dispute.

(d)       In any Arbitration in which the Deadlock involves a dispute over whether the Representatives of any Founding Members are reasonably withholding their consent in connection with a determination by the Management Committee with respect to any matter identified in Section 6.02(j) or Section 6.05(e), the arbitrators shall first determine whether the Representatives of such Founding Member are reasonably withholding their consent in the matter(s) in question and, if such Representatives are determined to have acted reasonably, the arbitrators shall then immediately proceed to resolve the Deadlock among the Representatives on the matter(s) requiring approval of the Management Committee.

(e)        Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have twenty (20) Business Days, commencing on the date the Arbitration Notice is given, to prepare and submit a proposal for the resolution of the dispute to the tribunal, including a description of how such Disputing Member arrived at its proposal and the arguments therefor, as it deems appropriate.  Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall deliver a copy of its proposal, including any such supplemental information, to the other Disputing Member at the same time it delivers the proposal to the tribunal.

(f)        Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have five (5) Business Days after the receipt of the other Disputing Member’s proposal to revise its respective proposal and submit a final proposal to the tribunal, including supporting arguments for its own and against the other Disputing Member’s proposal.

(g)        Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall present oral arguments supporting its final proposal to the tribunal at a proceeding held five (5) Business Days after the deadline for submission of final proposals to the tribunal.  Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have three (3) hours to make its oral presentation to the tribunal.

(h)        The tribunal shall, within ten (10) Business Days after presentation of the oral arguments, render a decision that selects the Arbitration Invoking Party’s final proposal (with no modifications thereto) or the Arbitration Noticed Party’s final proposal (with no modifications thereto), and no other proposal.  The award rendered pursuant to the foregoing shall be final and binding on the Disputing Members, shall not be subject to appeal, and judgment thereon may be entered or enforcement thereof sought by either Disputing Member in any court of competent jurisdiction.

(i)         Each Disputing Member shall bear the costs of its appointed arbitrator and its own attorneys’ fees, and the costs of the third arbitrator incurred in accordance with the foregoing shall be shared equally by the Disputing Members.  Additional incidental costs of the Arbitration shall be paid for by the non-prevailing Disputing Member in the Arbitration.

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(j)         Notwithstanding the foregoing, each Disputing Member may at any time in a Dispute apply to the Court of Chancery for a decree of dissolution of the Company pursuant to Section 18-802 of the Act.

ARTICLE 12
DISSOLUTION, WINDING-UP AND TERMINATION

12.01   Dissolution.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(a)                               decision to dissolve the Company by Supermajority Interest;

(b)                              entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

(c)                               the Disposition or abandonment of all or substantially all of the Company’s business and assets;

(d)                             an event that makes it unlawful for the business of the Company to be carried on;

(e)                               by 10 Business Days’ written notice of termination given by USG or EQT if the initial Construction Budget, the Project Schedule and the Initial Operating Budget have not been approved by USG and EQT by the [***] Day following the delivery thereof to USG; provided, however, that, if the initial Construction Budget, Project Schedule and the Initial Operating Budget are approved within 10 Business Days following delivery of such notice of termination, then such written notice of termination shall be null and void, and this Agreement shall continue in full force and effect.

12.02   Winding-Up and Termination.  (a)  On the occurrence of a Dissolution Event, the Management Committee shall designate a Member or other Person to serve as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of winding-up shall be borne as a Company expense.  Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members.  The steps to be accomplished by the liquidator are as follows:

(i)                     as promptly as possible after dissolution and again after final winding-up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last Day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;

(ii)                    the liquidator shall discharge from Company funds all of the Indebtedness of the Company and other debts, liabilities and obligations of the Company (including all expenses incurred in winding-up and any loans described in Section 4.02) or otherwise make adequate provision for payment and discharge thereof (including the

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establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(iii)                   all remaining assets of the Company shall be distributed to the Members as follows:

(A)       the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 5;

(B)       with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(C)       Company property (including cash) shall be distributed among the Members in accordance with Section 5.01; and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, [***] Days after the date of the liquidation).

(b)        The distribution of cash or property to a Member in accordance with the provisions of this Section 12.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

(c)        No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination.  Upon such termination, any books and records of the Company that there is a reasonable basis for believing will ever be needed again shall be furnished to the Operator, who shall keep such books and records (subject to review by any Person that was a Member at the time of dissolution) for a period at least three (3) years.  At such time as the Operator no longer agrees to keep such books and records, it shall offer the Persons who were Members at the time of dissolution the opportunity to take over such custody, shall deliver such books and records to such Persons if they elect to take over such custody, and may destroy such books and records if they do not so elect.  Any such custody by such Persons shall be on such terms as they may agree upon among themselves.

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12.03   Deficit Capital Accounts.  No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in any Member’s Capital Account.

12.04   Certificate of Cancellation.  On completion of the distribution of the Company’s assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to the Act, and take such other actions as may be necessary to terminate the existence of the Company.  Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 13
GENERAL PROVISIONS

13.01   Offset; Costs and Expenses.  (a)  Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

(b)        The Company shall reimburse the Founding Members for all out-of-pocket costs and expenses incurred by the Founding Members prior to the Effective Date in connection with the drafting, review and negotiation of this Agreement and the COM Agreement and for any out-of-pocket costs or expenses incurred by a Member in connection with the formation of the Company.

13.02   Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail, or by facsimile or other electronic transmission, including electronic mail.  A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day.  All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument described in Section 3.03(b)(iv)(A)(2) or Section 3.04, or such other address as that Member may specify by notice to the other Members.  Any notice, request or consent to the Company must be given to all of the Members.  Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.03   Entire Agreement; Superseding Effect.  This Agreement and the COM Agreement constitute the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby and supersede all provisions and concepts contained in all prior agreements.

13.04   Effect of Waiver or Consent.  Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the

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performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company.  Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.05   Amendment or Restatement.  This Agreement and the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by Supermajority Interest; provided, however, that any amendment or restatement that is materially adverse to any Member in a manner that is disproportionate to such Member’s interest (as compared to the interest of other Members) shall (a) if the affected Member is a Founding Member, require the written consent or approval of such Founding Member; or (b) if the affected Member is not a Founding Member, require the written consent or approval of a majority of all Members similarly adversely affected.

13.06   Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

13.07   Governing Law; Severability.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control.  If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.  If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

13.08   Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 13.08 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.

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13.09   Waiver of Certain Rights.  Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

13.10   Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

13.11   Fair Market Value Determination.

(a)        [***]

(b)        [***]

(c)        [***]

[Remainder of page intentionally left blank.  Signature page follows.]

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IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBERS:

[EQT], LLC

By:
Name:
Title:

[USG], LLC

By:
Name:
Title:

COMPANY:

[•], LLC

By:
Name:
Title:

[Signature page to LLC Agreement of [•], LLC]

EXHIBIT A

MEMBERS

Name, Address, Fax and E-mail	Sharing Ratio	Parent	Representative and Alternate Representatives
[EQT] EQT Plaza 625 Liberty Avenue Pittsburgh, Pennsylvania 15222	[•]%	[•]	[•] – Representative [•] – Alternate Representative
[USG] 601 Travis Street Suite 1900 Houston, Texas 77002 Fax: 713.751.0375	[•]%	[•]	[•] – Representative [•] – Alternate Representative